As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-268994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

Form S-1

on

FORM F-1

Registration Statement

Under

The Securities Act of 1933

EUDA HEALTH HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	8000	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

+65 6268 6821

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wei Wen Kelvin Chen

Chief Executive Officer

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

+65 6268 6821

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra T. Wright, Esq.

Jane K. P. Tam, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

EUDA Health Holdings Limited is filing this Registration Statement on Form F-1 (this “Registration Statement”) to amend the S-1 Registration Statement filed on December 23, 2022. The registrant has determined that it qualifies as a “foreign private issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, and has filed a Form 6-K on July 3, 2023 disclosing its status as a foreign private issuer.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 4, 2023

PRELIMINARY PROSPECTUS

EUDA Health Holdings Limited

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

+65 6268 6821

21,319,589 Ordinary Shares

4,458,625 Ordinary Shares Issuable Upon the Exercise of Warrants

Ordinary Shares Issuable upon Conversion of $2,413,125 principal amount of Convertible Notes

292,250 Warrants to Purchase Ordinary Shares

This prospectus relates to the issuance of (i) up to 4,312,500 ordinary shares, no par value per share, of EUDA Health Holdings Limited (formerly known as 8i Acquisition 2 Corp.) (“our,” “we,” “us,” the “Company” or “EUDA”) that are issuable upon the exercise of 8,625,000 warrants (the “Public Warrants”) issued at the time of our initial public offering, and (ii) up to 146,125 ordinary shares issuable upon the exercise of 292,250 warrants (the “Private Warrants,” together with the Public Warrants, the “Warrants”) issued as part of the 292,250 private units at $10.00 per unit in a private placement to Mr. Meng Dong (James) Tan, our former Chief Executive Officer and Chairman of the board at the time of our initial public offering. These securities issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

This prospectus also relates to the resale from time to time by the selling shareholders named in this prospectus (the “Selling Shareholders”) of up to (i) 21,319,589 ordinary shares, and (ii) ordinary shares issuable upon conversion of $2,413,125 principal amount of convertible notes. These securities (the “Resale Securities”) consist of:

●	1,437,500 ordinary shares issued in private placements on January 21, 2021 and February 5, 2021 to 8i Holding Limited, which were subsequently sold to 8i Holdings 2 Pte Ltd (the “Sponsor”), for an aggregate purchase price of $25,000, and of which 15,000 ordinary shares were subsequently transferred by the Sponsor to our former board members on June 14, 2021 for nominal consideration;
●	718,750 ordinary shares which were purchased on October 25, 2021 by the Sponsor in a private placement for an aggregate purchase price of $12,500;
●	14,260,000 ordinary shares valued at $10.00 per share issued to various parties as purchase price consideration at the closing of the Company’s acquisition of all the issued and outstanding shares of EUDA Health Limited (“EHL”);
●	1,467,300 ordinary shares valued at $1.00 per share issued to (i) Mr. Meng Dong (James) Tan, our former Chief Executive Officer and Chairman of the board at the time of our initial public offering, and his affiliate and (ii) an existing shareholder and his affiliate, pursuant to certain settlement agreements in May 2023 in full satisfaction of certain debt obligations the Company owed to each of them;
●	578,439 ordinary shares valued at $1.47 per share issued to our current Chief Executive Officer, Dr. Kelvin Chen pursuant to certain settlement agreement in May 2023 and Supplemental Agreement in June 2023 in full satisfaction of certain debt obligations the Company owed to him;
●	790,000 ordinary shares sold at $1.00 per share to certain accredited investors in a private placement between May and June 2023;
●	1,600,000 ordinary shares issued to two accredited investors pursuant to certain amendments to Forward Purchase Agreements in June 2023 in full satisfaction of any fees or other obligations the Company may have under the original Forward Purchase Agreements;
●	an indeterminate number of ordinary shares (the “Convertible Note Shares”) issuable upon the conversion of convertible notes in an aggregate principal amount of $2,413,125 (the “Convertible Notes”) that were issued in a private placement at the closing of the Company’s acquisition of all the issued and outstanding shares of EHL;
●	321,475 ordinary shares (and 146,125 shares issuable upon exercise of the 292,250 Private Warrants) issued in a private placement to Mr. Meng Dong (James) Tan, our former Chief Executive Officer and Chairman of the board at the time of our initial public offering, for an aggregate purchase price of $2,922,500.

The ordinary shares, the Private Warrants and the Convertible Notes were issued in reliance upon the exemption from registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the Resale Securities, including the Convertible Note Shares issuable upon the conversion of the Convertible Notes and Warrant Shares issuable upon the exercise of the Warrants, to allow the selling shareholders named herein to, from time to time, offer and sell or otherwise dispose of the Resale Securities covered by this prospectus. For a description of the transactions pursuant to which this resale registration statement relates, please see the section titled “Selling Shareholders.”

Every two Warrants entitle the registered holder to purchase one ordinary share, and a Warrant holder may exercise its Warrants only for a whole number of shares. Each two Warrants have an exercise price of $11.50 per full share, subject to adjustment as described herein, which exercise price exceeds the market price of our ordinary shares of $0.56 per share based on the closing price on the Nasdaq Stock Market LLC (“Nasdaq”) on August 1, 2023. Because the exercise price of the warrants may be adjusted based on the price of our ordinary shares, the cash proceeds received upon the exercise of the Warrants are dependent on the price of our ordinary shares. For more information regarding potential adjustments to the exercise price of the Warrants, please see the section titled “Description of Securities – Warrants” beginning on page 48 of this prospectus. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise, and the warrants are unlikely to have any positive effect on our liquidity.

Our registration of the Resale Securities covered by this prospectus does not mean that the selling shareholders will offer or sell any of such securities. The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Resale Securities covered by this prospectus, as such Resale Securities become eligible for resale, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may also resell the Resale Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the possible methods of sale that may be used by the selling shareholders, you should refer to the section of this prospectus titled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the Resale Securities by the selling shareholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash.

Any ordinary shares subject to resale hereunder will have been issued by us and acquired by the selling shareholders prior to any resale of such shares pursuant to this prospectus.

Due to the significant number of our ordinary shares that were redeemed in connection with the Business Combination (as defined herein), the number of ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may exceed our public float; thus the resale of our ordinary shares pursuant to this prospectus could cause a significant decline on the trading price of our ordinary shares, even though not all of the Resale Securities held by the selling shareholders are eligible for immediate resale due to certain lock-up agreements. For instance, Watermark Developments Limited, a holder of approximately 39.2% of our outstanding ordinary shares, is subject to a lock-up agreement which limits its ability to sell our ordinary shares for eighteen months from the closing of the Business Combination.

We will bear all costs, expenses and fees in connection with the registration of the Resale Securities. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our ordinary shares.

Our ordinary shares and warrants are listed on Nasdaq under the symbols “EUDA” and “EUDAW,” respectively. The last reported sale price of our ordinary shares and warrants on August 1, 2023 was $0.56 per share and $0.06 per warrant, respectively.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our ordinary shares involves significant risks. You should carefully consider the Risk Factors section beginning on page 10 of this prospectus, and the risk factors included in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference before you make your decision to invest in our ordinary shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2023.

3

INTRODUCTORY NOTE

On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp.) (“our,” “we,” “us,” the “Company” or “EUDA”), consummated the previously announced business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a British Virgin Islands business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EHL”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA and described in the section titled “Proposal 1 —The Business Combination Proposal” beginning on page 87 of the definitive proxy statement dated October 13, 2022 (as amended on November 7, 2022 and November 9, 2022, the “Proxy Statement”) and filed by 8i with the Securities and Exchange Commission (the “SEC”), a business combination between 8i and EHL was effected by the purchase by 8i of all of the issued and outstanding shares of EHL from the Seller (the “Share Purchase”), resulting in EHL becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i has changed its name to “EUDA Health Holdings Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to in this prospectus as the “Business Combination.”

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Our Business,” “EUDA Health Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “8i Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

●	the ability to recognize the anticipated benefits of our recent Business Combination, which may be affected by, among other things, the factors listed below;
●	the ability to protect our patents and other intellectual property;
●	the ability to maintain the listing of our ordinary shares on Nasdaq;
●	the ability to raise additional capital to fund our operations;
●	the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;
●	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;
●	the ability to grow and manage growth profitably, and retain key employees;
●	limited liquidity and trading of the Company’s securities;
●	geopolitical risk and changes in applicable laws or regulations;
●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
●	risks relating to the uncertainty of the projected financial information with respect to the Company;
●	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones;
●	risks relating to the shift in customer’s needs and demands;
●	risk that the COVID-19 global pandemic, and Southeast Asian countries’ responses to addressing the pandemic may have an adverse effect on the Company’s business operations, as well as our and their financial condition and results of operations; and
●	litigation and regulatory enforcement risks, including the diversion of management’s time and attention and the additional costs and demands on the Company’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the Company’s management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

5

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included throughout this prospectus. Before making an investment decision with respect to our ordinary shares, you should carefully read and consider this entire prospectus, including the information in the sections titled “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Our Business,” “EUDA Health Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “8i Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus. References in this section to the “Company,” “our,” “us,” “we” or “EUDA” generally refer to EUDA Health Holdings Limited and its consolidated subsidiaries, including but not limited to, EUDA Health Limited.

Our Business

Headquartered in Singapore and established in 2019, EUDA aims to be a leading next-generation Southeast Asian healthcare-technology provider, integrating a full continuum of healthcare services with healthcare data analytics to drive high-quality and efficient care for our patients. The proprietary platform, EUDA, is our core holistic, connected platform, through which we also offer a mobile application platform for our users.

For more information about us, see the section entitled “Our Business” and “EUDA Health Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination

On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp.) (“our,” “we,” “us,” the “Company” or “EUDA”), consummated the previously announced business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a British Virgin Islands business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EHL”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA and described in the section titled “Proposal 1 —The Business Combination Proposal” beginning on page 87 of the definitive proxy statement dated October 13, 2022 (as amended on November 7, 2022 and November 9, 2022, the “Proxy Statement”) and filed by 8i with the Securities and Exchange Commission (the “SEC”), a business combination between 8i and EHL was effected by the purchase by 8i of all of the issued and outstanding shares of EHL from the Seller (the “Share Purchase”), resulting in EHL becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i has changed its name to “EUDA Health Holdings Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to in this prospectus as the “Business Combination.”

Securities in this Offering

Our ordinary shares and warrants are listed on Nasdaq under the symbols “EUDA” and “EUDAW,” respectively. The last reported sale price of our ordinary shares and warrants on August 1, 2023 was $0.56 per share and $0.06 per warrant, respectively.

Due to the significant number of our ordinary shares that were redeemed in connection with the Business Combination, the number of ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may exceed our public float; thus the resale of our ordinary shares pursuant to this prospectus could cause a significant decline on the trading price of our ordinary shares, even though not all of the Resale Securities held by the selling shareholders are eligible for immediate resale due to certain lock-up agreements. For instance, Watermark Developments Limited, a holder of approximately 39.2% of our outstanding ordinary shares, is subject to a lock-up agreement which limits its ability to sell our ordinary shares for eighteen months from the closing of the Business Combination.

Although the selling shareholders may experience a positive rate of return based on the trading price at the time they sell their ordinary shares, the public shareholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public shareholders purchased their ordinary shares and the trading price. Given the substantial number of ordinary shares being registered for potential resale by the selling shareholders pursuant to this prospectus, the sale of ordinary shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of shares intend to sell shares, may increase the volatility of the market price of the Company’s ordinary shares and may cause a significant decline on the trading prices of the Company’s securities.

Every two Warrants entitle the registered holder to purchase one ordinary share and a Warrant holder may exercise its Warrants only for a whole number of shares. Each two Warrants have an exercise price of $11.50 per full share, subject to adjustment as described herein, which exercise price exceeds the market price of our ordinary shares of $0.56 per share based on the closing price on Nasdaq on August 1, 2023. Because the exercise price of the warrants may be adjusted based on the price of our ordinary shares, the cash proceeds received upon the exercise of the Warrants are dependent on the price of our ordinary shares. For more information regarding potential adjustments to the exercise price of the Warrants, please see the section titled “Description of Securities – Warrants” beginning on page 48 of this prospectus. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise.

6

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (4) the last day of the fiscal year in which we are deemed to be a large accelerated filer, as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with that term in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factors Summary

An investment in our ordinary shares involves risks. You should consider all the information contained in this prospectus before making an investment decision. Although not all of the Resale Securities are eligible for immediate resale due to certain lock-up agreements, the resale of any number of shares held by the selling shareholders could have a material negative effect on the share price of our ordinary shares. In particular, you should carefully consider this risk, the risks highlighted below, and the Risk Factors section beginning on page 10 of this prospectus. Such risks include, but are not limited to, the following:

Risks Related to this Offering

●	Due to the significant number of our ordinary shares that were redeemed in connection with the Business Combination, the number of ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may exceed our public float; thus the resale of our ordinary shares pursuant to this prospectus could cause a significant decline on the trading price of our ordinary shares, even though not all of the Resale Securities held by the selling shareholders are eligible for immediate resale due to certain lock-up agreements.
●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern.”
●	We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.
●	Because EUDA is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

Risks Related to the Company’s Securities

●	The Company is currently not in compliance with certain Nasdaq continued listing requirements; and if we are unable to regain compliance with any of these continued listing requirements, our securities will be subject to delisting.
●	The market price of the Company’s ordinary shares is likely to be highly volatile, which could subject us to securities class action litigation, and you may lose some or all of your investment.
●	Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
●	The Warrants may never be in-the-money and may expire worthless.

Risks Related to Operating as a Public Company

●	Our management team has limited skills and experience related to managing a public company. Loss of any senior management or other key employees could adversely affect its business, financial condition, and results of operations.
●	We have incurred, and may incur, significantly increased costs and has continued to devote substantial management time as a result of operating as a public company.

7

General Risk Factors

Business and Operational

●	The digital health industry is relatively young, is currently in its early growth stages and is still evolving, and if it develops towards a mature stage more slowly than we expect, if it encounters a pessimistic outlook or if our services are not competitive, the growth of our business will be adversely affected.
●	Our short operating history and the rapidly evolving nature of the industry make it difficult to assess our success and predict the risks and challenges we may encounter.
●	We rely on our corporate clients for a significant portion of our revenue, the loss of which would have a material adverse effect on our business, financial condition, and results of operations.
●	There is foreign exchange (FX) risk in our business as we operate in multiple countries and exchange rates fluctuate, and that may cause FX related losses or translation losses for us.
●	Our growth depends on the success of our strategic relationships with third parties and partners.
●	We rely on technology services provided by third parties or our own systems for providing services to clients and members, and any failure or interruption in these services could expose us to litigation and negatively impact our relationships with clients, brand and business.
●	We currently do not hold any issued patents. The failure to protect our intellectual property and intellectual property rights will adversely impact our business and financial performance.
●	Our operations are dependent on our relationships with professional entities, which provide physician, healthcare, and consultation services, and our business would be adversely affected if those relationships were disrupted or discontinued.
●	In the event that we fail to adequately expand our direct sales force, it may impede our growth and have adverse material impact on operational and financial performance.
●	We may seek to expand our business through acquisitions, strategic partnerships, joint ventures and other growth initiatives, and any resulting failures to these endeavours could have a material adverse effect on our business.
●	Our marketing efforts depend significantly on our ability to receive positive references from existing clients.
●	Our proprietary software and platform may not operate properly or in accordance with clients’ expectations, which could damage our reputation, give rise to legal claims or divert resources from other purposes, any of which could harm our business, financial condition and results of operations.
●	Our sales and implementation cycle can be long and unpredictable and requires considerable time and expenses, which may cause our results of operations to fluctuate.
●	Future sales and business to clients based in different countries or our international operations may expose us to risks inherent in international sales that, if realized, could adversely affect our business.
●	We rely on third-party platforms such as the Apple App Store and Google Play App Store to distribute our platform and offerings.

Legal (Compliance/Security)

●	We could incur significant costs as a result of any claim or lawsuit of infringement of another party’s intellectual property rights.
●	If our arrangements and agreements with our partners or our customers are found to violate laws and regulations relevant to the digital health industry, our business, financial condition and ability to operate in those jurisdictions could be adversely impacted.
●	The digital health industry faces evolving government regulations, and failure to comply with these changes may result in increased costs or adversely affect our results of operations.
●	If our security measures fail to ensure protection of clients’ data, services may be deemed insecure and as a result we could incur significant liabilities, reputational harm, and loss of sales and clients.

Management/Employees

●	Our failure to continuously attract and retain talent could adversely impact our business.
●	The failure of one or more of our key personnel to discharge their duties properly may impact our business and financial performance adversely.

Financial

●	We previously identified material weaknesses in the Company’s internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting, this could have a material adverse effect on our business.
●	We may be subjected to changes in accounting standards and certain interpretations, which if changed could have material adverse impact on investor confidence.
●	If we are unable to remediate material weaknesses in our financial reporting, this may cause investors to lose confidence in our reported financial information and could adversely affect our business and stock price.
●	We will require additional funding to support our continuing operations and growth of business, and such funding may not be available on acceptable terms, or at all, and that may adversely impact EUDA’s business, financial condition, results of operations and growth potential.
●	We may acquire other companies or technologies, which could divert management’s attention, result in dilution to shareholders and otherwise disrupt operations.
●	Our quarterly results may fluctuate significantly, which could adversely impact the value of ordinary shares and may impact adversely on how investors view our company.

Reputational

●	If we fail to maintain brand awareness economically, our business might suffer.
●	If we cannot implement our solution for clients or resolve any technical issues in a timely manner, we may lose clients and our reputation may be harmed.

Intellectual Property

●	We may be unable to establish, maintain, protect and enforce our intellectual property and proprietary rights or prevent third parties from making unauthorized use of our technology.
●	We may be unable to continue the use of our trademarks, trade names or domain names, or prevent third parties from acquiring and using trademarks, trade names and domain names that infringe on, are similar to, or otherwise decrease the value of EUDA’s brands, trademarks or service marks.

8

THE OFFERING

Issuance of Warrant Shares	We are registering the issuance of (i) up to 4,312,500 ordinary shares issuable upon the exercise of 8,625,000 Public Warrants, and (ii) up to 146,125 ordinary shares issuable upon the exercise of 292,250 Private warrants.

Securities to be offered by the selling shareholders	In addition, we are registering the resale from time to time by the selling shareholders of up to (i) 21,319,589 ordinary shares (including up to 146,125 Warrant Shares), (ii) an indeterminate number of Convertible Note Shares issuable upon conversion of $2,413,125 principal amount of the Convertible Notes, and (iii) 292,250 Warrants to purchase ordinary shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the Resale Securities by the selling shareholders; provided that with respect to the Warrant Shares, we will receive proceeds upon exercise of the Warrants to the extent such Warrants are exercised for cash. The cash proceeds associated with the exercise of the Warrants are dependent on the price of our ordinary shares. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise. We intend to use any such proceeds for general corporate purposes. See the section titled “Use of Proceeds” beginning on page 32 for additional information.

Shares outstanding prior to the offering	As of August 1, 2023, we had 24,627,509 ordinary shares issued and outstanding.

Shares outstanding after the offering	29,086,134 ordinary shares (assuming the exercise or conversion, as applicable, of the Warrants but excluding the issuance of an indeterminate number of Convertible Notes Shares issuable upon conversion of $2,413,125 principal amount of the Convertible Notes).

Plan of Distribution	The selling shareholders named in this prospectus, or each of their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Resale Securities from time to time, as such Resale Securities become eligible for resale, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may also resell the Resale Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See the section titled “Plan of Distribution” beginning on page 47 for additional information.

Risk Factors	See the section titled “Risk Factors” beginning on page 10 of this prospectus and other information appearing elsewhere in this prospectus or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Nasdaq Stock Market listing symbol	Our ordinary shares and warrants are currently listed on the Nasdaq Stock Market LLC under the symbols “EUDA” and “EUDAW,” respectively. The Convertible Notes will not be listed.

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RISK FACTORS

An investment in our ordinary shares involves risks. You should consider carefully the following information about these risks and uncertainties, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks or uncertainties. Although not all of the Resale Securities are eligible for immediate resale, the resale of any number of shares held by the selling shareholders could have a material negative effect on the share price of our ordinary shares. The value of our ordinary shares could decline as a result of any of these risks and you could lose all or part of your investment. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. References in this section to the “Company,” “our,” “us,” “we” or “EUDA” generally refer to EUDA Health Holdings Limited and its consolidated subsidiaries, including but not limited to, EUDA Health Limited. References to “8i” generally refer to 8i Acquisition 2 Corp. prior to the Business Combination.

Risks Related to this Offering

Due to the significant number of the Company’s ordinary shares that were redeemed in connection with the Business Combination, the number of ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may exceed the Company’s public float. As a result, the resale of the Company’s ordinary shares pursuant to this prospectus could cause a significant decline on the trading price of the Company’s ordinary shares, even though not all of the Resale Securities held by the selling shareholders are eligible for immediate resale due to certain lock-up agreements.

Due to the significant number of the Company’s ordinary shares that were redeemed in connection with the Business Combination, the number of ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may exceed the Company’s public float. As a result, the resale of the Company’s ordinary shares pursuant to this prospectus could cause a significant decline on the trading price of the Company’s ordinary shares, even though not all of the Resale Securities held by the selling shareholders are eligible for immediate resale. This impact may be heightened by the fact that certain of the selling shareholders purchased, or are able to purchase, ordinary shares at prices that are well below the current trading price of the Company’s ordinary shares.

The securities being offered for resale include:

●	1,437,500 ordinary shares issued in private placements on January 21, 2021 and February 5, 2021 to 8i Holding Limited, which were subsequently sold to 8i Holdings 2 Pte Ltd (the “Sponsor”) for an aggregate purchase price of $25,000, and of which 15,000 ordinary shares were subsequently transferred by the Sponsor to our former board members on June 14, 2021 for nominal consideration;
●	718,750 ordinary shares which were purchased on October 25, 2021 by the Sponsor in a private placement for an aggregate purchase price of $12,500;
●	14,260,000 ordinary shares valued at $10.00 per share issued to various parties as purchase price consideration at the closing of the Company’s acquisition of all the issued and outstanding shares of EUDA Health Limited (“EHL”);
●	1,467,300 ordinary shares issued to (i) Mr. Meng Dong (James) Tan, our former Chief Executive Officer and Chairman of the board at the time of our initial public offering, and his affiliate, (ii) an existing shareholder and his affiliate, and (iii) our current Chief Executive Officer pursuant to certain settlement agreements in May 2023 in full satisfaction of certain debt obligations the Company owed each of them;
●	578,439 ordinary shares valued at $1.47 per share issued to our current Chief Executive Officer, Dr. Kelvin Chen pursuant to certain settlement agreement in May 2023 and Supplemental Agreement in June 2023 in full satisfaction of certain debt obligations the Company owed to him
●	790,000 ordinary shares sold to certain accredited investors in a private placement between May and June 2023;
●	1,600,000 ordinary shares issued to two accredited investors pursuant to certain amendments to Forward Purchase Agreements in June 2023 in full satisfaction of any fees or other obligations the Company may have under the original Forward Purchase Agreements;
●	an indeterminate number of ordinary shares (the “Convertible Note Shares”) issuable upon the conversion of convertible note (the “Convertible Notes”) that were issued in a private placement in an aggregate principal amount of $2,413,125 at the closing of the Company’s acquisition of all the issued and outstanding shares of EHL;
●	321,475 ordinary shares (and 146,125 shares issuable upon exercise of the 292,250 Private Warrants) issued in a private placement to Mr. Meng Dong (James) Tan, our former Chief Executive Officer and Chairman of the board at the time of our initial public offering, for an aggregate purchase price of $2,922,500.

The Resale Securities (excluding the indeterminate number of Convertible Note Shares) currently represent approximately 86.6% of the total number of shares outstanding. For a description of the transactions pursuant to which this resale registration statement relates, please see the section titled “Selling Shareholders.” The selling shareholders will determine the timing, pricing and rate at which they sell such shares into the public market at the applicable time when such Resale Securities become eligible for resale. Although the current trading price of the Company’s ordinary shares is below $10.00 per share, which was the sales price for units in the initial public offering for 8i Acquisition 2 Corp., certain of the selling shareholders have an incentive to sell because they purchased ordinary shares and/or warrants at prices below the initial public offering price and/or below the recent trading prices of the Company’s securities. Additionally, although the selling shareholders may experience a positive rate of return based on the trading price at the time they sell their ordinary shares, the public shareholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public shareholders purchased their ordinary shares and the trading price. Given the substantial number of ordinary shares being registered for potential resale by the selling shareholders pursuant to this prospectus, the sale of ordinary shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of shares intend to sell shares, may increase the volatility of the market price of the Company’s ordinary shares, may prevent the trading price of the Company’s securities from exceeding the offering price of the initial public offering for 8i Acquisition 2 Corp. and may cause a significant decline on the trading prices of the Company’s securities.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern.”

As of December 31, 2022, the Company’s working capital deficit was approximately $4.1 million, and the Company had cash and restricted cash of approximately $0.8 million. The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2020. During fiscal year 2022, we missed our previously projected revenue target mainly due to loss of contracts, delayed receivables, competitive pressure, the relative immaturity of the digital health industry and the ongoing effects of the COVID-19 pandemic. The revenue shortfall poses risks to our business operations. Management continues to focus on managing relationships with suppliers, creditors, and other stakeholders to stabilize ongoing operations. A potential economic recession and uncertainty in financial markets have resulted in changes in market conditions and produced market volatility. The impact of inflation and rising interest rates may affect the financial performance of the customers we serve and greatly influence customer demand. These challenges have made it more difficult for us to pursue certain growth initiatives and investments, although we continue to seek growth in terms of new and additional corporate clients. We currently rely mainly on organic growth driven by an increase in corporate clients. If we are unable to retain the active customers while attracting new customers, maintaining and growing our business operations, it could result in a loss of future revenue and our liquidity and operating cash flow will continue to deteriorate. As a result, we have an ongoing need to raise additional cash from outside sources to fund our expansion plan and related operations. There is no assurance that the Company’s capital raising efforts will be successful. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. Further, the Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

Because EUDA is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

As a foreign private issuer, EUDA is exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, EUDA is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. EUDA is also permitted to follow corporate governance practices in accordance with the laws of the British Virgin Islands in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, EUDA’s corporate governance practices may differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

For instance, the statutory requirements of EUDA’s home country of British Virgin Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of EUDA, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management the company may decrease as a result. In addition, the Nasdaq Listing Rules require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. EUDA, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that EUDA’s home country’s rules do not. Following British Virgin Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

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Although as a Foreign Private Issuer, EUDA is exempt from certain corporate governance standards applicable to US domestic issuers, if EUDA cannot continue to satisfy the listing requirements and other rules of Nasdaq, EUDA’s securities may be delisted, which could negatively impact the price of its securities and your ability to sell them.

In order to maintain its listing on Nasdaq, EUDA is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. EUDA may not be able to continue to satisfy all applicable rules of Nasdaq. If EUDA is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If EUDA’s securities are delisted, EUDA could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to our securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

EUDA is an emerging growth company and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.

EUDA is an emerging growth company, as defined in the JOBS Act. For as long as EUDA continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The Company will remain an emerging growth company until the earlier of: (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (4) the last day of the fiscal year in which we are deemed to be a large accelerated filer, as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or (5) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Company’s periodic reports and proxy statements.

The Company cannot predict if investors will find its ordinary shares less attractive because the Company may rely on these exemptions. If some investors find the Company’s ordinary shares less attractive as a result, there may be a less active trading market for the ordinary shares and its market price may be more volatile.

The unaudited pro forma financial information included herein may not be indicative of what the Company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations and financial position would have been had the Business Combination been completed on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company.

Risks Related to the Company’s Securities

The Company is currently not in compliance with certain Nasdaq continued listing requirements; and if we are unable to regain compliance with any of these continued listing requirements, our securities will be subject to delisting.

On July 31, 2023, the Company received a notice (the “MVLS Notice”) from Nasdaq, stating that the Company’s listed securities failed to comply with the $35 million market value of listed securities (“Market Value of Listed Securities”) requirement for continued listing on the Nasdaq Capital Market in accordance with Nasdaq Listing Rule 5550(b)(2). The MVLS Notice has no immediate effect on the listing of the Company’s securities on Nasdaq and the Company has been provided a period of 180 calendar days from the date of the MVLS Notice, or until January 24, 2024, in which to regain compliance (the “MVLS Compliance Period”). In order to regain compliance with Nasdaq Listing Rule 5550(b)(2), the Market Value of Listed Securities of the Company must close at $35,000,000 or more for a minimum of ten consecutive business days during the MVLS Compliance Period.

The Company does not currently meet the other continued listing standards of the Nasdaq Capital Market. The MVLS Notice also noted that the Company currently does not meet (i) the requirement for a minimum of $2.5 million in stockholders’ equity under Listing Rules 5550(b)(1), or (ii) the requirement for a minimum net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years under Listing Rule 5550(b)(3). The Company intends to consider its available options to resolve the Company’s noncompliance. However, there can be no assurance that the Company will be able to regain compliance with any of these continued listing requirements.

In the event that the Company does not regain compliance with Nasdaq Listing Rule 5550(b)(2) within the MVLS Compliance Period, or regain compliance with Nasdaq Listing Rule 5550(b)(1) or Nasdaq Listing Rule 5550(b)(3), Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

The market price of the Company’s ordinary shares is likely to be highly volatile, which could subject us to securities class action litigation, and you may lose some or all of your investment.

The market price of Company’s ordinary shares is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the impact of COVID-19 pandemic on EUDA’s business;
●	the inability to obtain or maintain the listing of the Company’s ordinary shares on Nasdaq;
●	the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, EUDA’s ability to grow and manage growth profitably, and retain its key employees;
●	changes in applicable laws or regulations;
●	risks relating to the uncertainty of EUDA’s projected financial information; and
●	risks related to the organic and inorganic growth of EUDA’s business and the timing of expected business milestones.

In addition, the equity markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Company’s ordinary shares, regardless of the Company’s actual operating performance.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about the Company, or publish negative reports, the Company’s share price and trading volume could decline.

The trading market for the Company’s ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about the Company. The Company does not have any control over these analysts. If the Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Company downgrade its ordinary shares or change their opinion, the Company’s share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause the Company’s share price or trading volume to decline.

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Because the Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Company’s ordinary shares would be your sole source of gain on an investment in such shares for the foreseeable future.

The Company’s share price has fluctuated historically and may continue to fluctuate.

The Company’s share price can be volatile. Among the factors that may affect the volatility of the Company’s stock price are the following:

●	Speculation in the investment community or the press about, or actual changes in, the Company’s competitive position, organizational structure, executive team, operations, financial condition, financial reporting and results, expense discipline, strategic transactions, or progress on achieving expected benefits;
●	The announcement of new products, services, acquisitions, or dispositions by the Company or its competitors;
●	Increases or decreases in revenue or earnings, changes in earnings estimates by the investment community, and variations between estimated financial results and actual financial results; and
●	Sales of a substantial number of shares of the Company’s ordinary shares by large shareholders.

The Warrants may never be in-the-money and may expire worthless.

Each two Warrants have an exercise price of $11.50 per full share, subject to adjustment as described herein, which exercise price exceeds the market price of our ordinary shares of $0.56 per share based on the closing price on Nasdaq on August 1, 2023. Because the exercise price of the warrants may be adjusted based on the price of our ordinary shares, the cash proceeds associated with the exercise of the Warrants are dependent on the price of our ordinary shares. For more information regarding potential adjustments to the exercise price of the Warrants, please see the section titled “Description of Securities – Warrants” beginning on page 48 of this prospectus. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and thus we would not receive any cash proceeds from any such exercise.

Risks Related to Operating as a Public Company

The Company’s management team has limited skills and experience related to managing a public company. Loss of any senior management or other key employees could adversely affect its business, financial condition, and results of operations.

Prior to the departure of the Company’s Chief Technology Officer in May 2023, the Company’s management team comprised Dr. Kelvin Chen, the Chief Executive officer, Steven John Sobak, the Chief Financial Officer, and a Chief Technology Officer. The Company’s management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, the Company is subject to significant obligations relating to reporting, procedures and internal controls, and its management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from the Company’s management and could divert their attention away from the day-to-day management of its business, which could adversely affect its business, financial condition, and results of operations.

EUDA’s future success depends on the Company’s ability to continue attracting, developing, motivating and retaining highly qualified and skilled employees. EUDA’s success also depends, to a significant extent, on the continued services of the individual members of the management team and the Board, who have substantial experience in the industries and in the different jurisdictions in which they operate. Between January and May 2023, four former independent directors left EUDA’s Board. Although highly qualified director nominees were subsequently identified and appointed to fill the vacancies, there is no guarantee that EUDA can continue to retain its current directors. As competition for qualified individuals in the industry could intensify, EUDA may incur significant time and costs to attract and replace key personnel, including Board members.

In addition, EUDA’s loss of any senior management or other key employees and EUDA’s inability to recruit and develop mid-level managers could materially and adversely affect the Company’s ability to execute its business plan and find adequate replacements. All of EUDA’s employees are at-will employees, meaning that they may terminate their employment relationship at any time, and their knowledge of EUDA’s business and industry would be extremely difficult to replace. If EUDA fails to retain talented senior management and other key personnel, or if the Company does not succeed in attracting well-qualified employees or retaining and motivating existing employees, its business, financial condition and results of operations may be materially adversely affected. There can be no assurance that any management team member will remain with EUDA. Any loss of the services of key members of the management team could have a material adverse effect on EUDA’s business and operations.

EUDA has incurred, and may incur, significantly increased costs and has continued to devote substantial management time as a result of operating as a public company.

As a public company, EUDA has incurred significant costs related to legal, accounting, listing, hiring of external consultants and advisors, and other expenses. EUDA expects that management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. EUDA may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and establish an internal audit function.

Operating as a public company has also made it more expensive to obtain director and officer liability insurance and the Company may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for EUDA to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.

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Certain recent public offerings of companies with public floats comparable to the public float of EUDA Health Holdings Limited have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. The Company may experience similar volatility, which may make it difficult for prospective investors to assess the value of its ordinary shares.

The Company’s ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of its business. Recently, companies with comparable public floats and public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, the Company’s public float may amplify the impact of the actions taken by a few shareholders on the price of its ordinary shares, which may cause its share price to deviate, potentially significantly, from a price that better reflects the underlying performance of its business. Should the Company’s ordinary shares experience run-ups and declines that are seemingly unrelated to the Company’s actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Company’s ordinary shares. In addition, investors in the Company’s ordinary shares may experience losses, which may be material, if the price of the Company’s ordinary shares declines after this offering or if such investors purchase ordinary shares prior to any price decline.

We may be or may become classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares.

A non-U.S. company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The value of our assets generally is determined by reference to the market price of our ordinary shares, which may fluctuate considerably. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise. If we were to be treated as a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this prospectus entitled “U.S. Federal Income Taxation”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “United States Federal Income Taxation—Passive Foreign Investment Company Rules.”

General Risk Factors

Business and Operational

The digital health industry is relatively young, is currently in its early growth stages and is still evolving, and if it develops towards a mature stage more slowly than EUDA expects, if it encounters a pessimistic outlook or if EUDA’s services are not competitive, the growth of EUDA’s business will be adversely affected.

The digital health industry is relatively young even though it is rapidly evolving, and it is uncertain whether it will achieve and maintain high levels of demand, consumer acceptance and market adoption. EUDA’s success will substantially depend on the willingness of its clients’ members or patients to adopt, and the frequency and extent of their utilization of, EUDA’s services and solutions, as well as on EUDA’s ability to demonstrate the value of digital health to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. If EUDA’s clients, or its members or patients do not acknowledge the benefits of EUDA’s services or platform, or if EUDA’s services are not competitive, then the market may not develop at all, or EUDA may develop slower than it expects. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of digital health could restrict market acceptance of the Company’s healthcare services. An occurrence of any of these events could have a material adverse effect on its business, financial condition or results of operations.

EUDA’s short operating history and the rapidly evolving nature of the industry make it difficult to assess the Company’s success and predict the risks and challenges it may encounter.

As EUDA’s business operations only began in 2019, its short operating history and the evolving nature of the digital health industry make it difficult to evaluate and assess the success of EUDA’s business to date, EUDA’s future prospects, and the risks and challenges that EUDA may encounter. These risks and challenges include EUDA’s ability to:

●	attract new consumers to use EUDA’s products and services;
●	position EUDA’s platform as a comprehensive healthcare and wellness provider;
●	retain consumers purchasing healthcare products and services through EUDA’s platform;
●	attract new and existing consumers to adopt new offerings on EUDA’s platform;
●	increase the number of consumers that subscribe to its offerings or the number of subscription programs that EUDA manages;

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●	attract and retain industry players for inclusion in its platform, such as pharmacies, physicians, digital health providers, and others;
●	comply with existing and new laws and regulations applicable to the Company’s business and in its industry;
●	anticipate and respond to macroeconomic changes, changes in medication pricing and industry pricing benchmark, changes in hospital and doctor fees and changes in the markets in which they operate;
●	react to challenges from existing and new competitors;
●	react to new technologies introduced into the market;
●	maintain and enhance the value of its reputation and brand;
●	effectively manage its growth locally and regionally;
●	hire, integrate and retain talented employees at all levels of its organization;
●	maintain and improve the infrastructure underlying its platform, including its mobile apps and website, data protection and cybersecurity;
●	successfully provide regular updates to its platform, including expanding the Company’s platform and offerings into different healthcare products and services; and
●	develop and update the Company’s mobile apps, features, offerings and services to benefit consumers and members and enhance their experience.

Any failure to address the risks and difficulties that EUDA faces, including those associated with the challenges listed above and elsewhere in this “Risk Factors” section, could adversely affect EUDA’s business, financial condition, and results of operations. Further, EUDA’s limited historical financial data and the evolving nature of the digital health industry in the Southeast Asian region could limit the accuracy of any predictions about its future revenue and expenses as it would be if EUDA had a longer operating history, operated a more predictable business or operated in a less regulated industry. If EUDA’s assumptions regarding these risks and uncertainties, which it uses to plan and operate its business, are incorrect or change, or if EUDA does not address these risks effectively and efficiently, EUDA’s results of operations could differ materially from its expectations and EUDA’s business, financial condition and results of operations would be adversely affected.

EUDA relies on its corporate clients for a significant portion of its revenue, the loss of which would have a material adverse effect on EUDA’s business, financial condition, and results of operations.

EUDA historically relied on its corporate clients and members based in Singapore for a substantial portion of its total revenue. The Company has a high concentration risk on its corporate clients, which represent a significant portion of its revenue, and could render them unable to grow its business quickly enough to drive organic growth from individual clients. It is also dependent on its Singaporean members as drivers for growth in that market and has forecasted them to contribute approximately over 40% of future revenues in the next 5 years. It also relies on its reputation and recommendations from key clients for the promotion of the Company’s solution to potential new clients. The loss of any of key clients or members, failure to retain some of them or failure to renew or increase subscriptions could have a significant impact on revenue, growth rate, reputation, and ability to obtain new clients. In addition, clients could cancel or fail to renew their contracts in the event of a merger or acquisition of companies, thereby reducing the number of EUDA’s existing and potential clients, members and patient populations.

A majority of EUDA’s business serves a large population of employees working in the construction industry and similar labor-intensive industries. Any resurgence of SARS, COVID, or a highly communicable pandemic condition, and the actions taken by health authorities and policy makers to contain its impacts on public, can affect these industries and in turn would have a material effect on the continuity our business and operating results.

If there is a decrease in the number of individuals covered under the Company’s platform or health, or if the number of applications or services to which they subscribe decreases, EUDA’s revenue will be adversely affected.

EUDA currently relies mainly on organic growth driven by an increase in corporate clients. The Company’s fees are directly proportional to the number of individuals to whom corporate clients provide benefits and the number of applications or services subscribed to by its corporate clients under most of its contracts with them. There are many factors that may lead to a decrease in the number of individuals covered by EUDA’s corporate clients and the number of applications or services subscribed to by the Company’s corporate clients, including, but not limited to, the following:

●	failure of corporate clients to adopt or maintain effective business practices;
●	changes in the nature or operations of corporate clients;
●	government regulations; and
●	increased competition or other changes in the benefits marketplace.

If EUDA is unable to retain the active customers while attracting new customers, it would result in a loss of future revenue and have an adverse material effect on the Company’s business, financial position, and results of operations.

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The digital healthcare industry faces significant risks and challenges from rapid technological changes.

The digital healthcare market faces rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. EUDA’s success will depend on its ability to enhance its solutions with the latest technologies and to develop or to acquire and market new services to access new consumer populations.

There is no guarantee that EUDA will possess the resources, either financial or personnel, for the research, design, development and deployment of new applications, technological requirements, or services, or that they will be able to utilize these resources successfully and avoid technological or market obsolescence.

Further, there can be no assurance that technological advances by one or more of EUDA’s current or future competitors will not result in the Company’s present or future software-based products and services to become uncompetitive or obsolete.

The industry that EUDA operates in is highly competitive and rapidly evolving, and if it is not able to compete effectively, its business, financial condition and results of operations may be adversely impacted.

EUDA operates in a highly competitive and rapidly evolving industry, and we expect that competition will increase as a result of consolidation in both the information technology and healthcare industries and also from new entrants in the markets in which we operate. The Company’s future growth and success will depend on its ability to successfully compete with other companies that provide similar services and other healthcare organizations that seek to build and operate competing services and newer companies that provide similar services at substantially lower prices.

EUDA competes on the basis of various factors, including breadth and depth of services, reputation, reliability, quality, innovation, security, team, technology, platform robustness, price, industry expertise, and experience. If the Company is unable to maintain or improve its technology, management, healthcare, or regulatory expertise or attract and retain a sufficient number of qualified sales and marketing leadership and support personnel, the Company will be at a competitive disadvantage. Some competitors, in particular larger technology or technology-enabled consultative service providers, have greater name recognition, longer operating histories, and significantly greater resources than the Company does.

EUDA’s current or potential competitors may have greater resources financially and logistically than EUDA does, which may allow them to be less sensitive to changes in client preferences and more aggressive in pricing and marketing strategies, any of which could put the Company at a competitive disadvantage. As a result, competitors may be more adapt in responding to new or changing opportunities, technologies, standards, or trends and may have the ability to initiate or withstand substantial price competition. In addition, potential corporate clients frequently have requested competitive bids from the Company and competitors in terms of price and services offered and, if the Company does not accurately assess potential corporate clients’ needs and budgets when submitting proposals, EUDA may appear less attractive than those competitors, and the Company may not be successful in attracting new business. If EUDA’s prospective or current corporate clients fail to perceive the value of EUDA’s products and services, corporate clients could view competitors’ products to be more attractive. Increases in competition in the Company’s industry could reduce EUDA’s market share and result in price declines for certain services, which could negatively impact EUDA’s business, profitability, and growth prospects.

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There is foreign exchange (FX) risk in EUDA’s business as we operate in multiple countries and exchange rates fluctuate, and that may cause FX related losses or translation losses for the Company.

As EUDA operates in multiple countries, EUDA’s business could also face foreign exchange risks. To date, the Company’s revenue has been denominated in currencies such as Singapore dollars and Malaysian ringgit, while EUDA also has intention to expand its operations to other parts of the Asian region as well. As its international contracts are denominated in the respective local currencies, EUDA’s operating results might be impacted from fluctuations in the value of reporting currency when translated. As the Company further expands internationally, its exposure to foreign currency exchange risk may increase as well. The Company also has a certain level of natural hedge in the countries in which it operates as its revenues and major costs in individual markets are both denominated in the same currency.

EUDA’s growth depends on the success of the Company’s strategic relationships with third parties and partners.

EUDA anticipates that it will continue to depend on relationships with third parties, including partner organizations and technology and content providers to grow the Company’s business. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. The Company’s competitors may be more effective in incentivizing such potential partners to favor their products or services over EUDA’s. In addition, acquisitions of EUDA’s existing and potential partners by competitors could result in a decrease in the number of EUDA’s current and potential clients, as partners may no longer facilitate the adoption of EUDA’s applications and services to potential clients.

If EUDA is unsuccessful in establishing or maintaining relationships with third parties, the Company’s ability to compete in the marketplace or to grow the Company’s revenue could be impaired and results of operations may suffer. Even if the Company is successful, it cannot assure investors that these relationships will result in increased client use of its applications or increased revenue. While EUDA expects that these relationships will continue, it cannot guarantee that they will. Any material changes in government regulations, or the loss of these affiliations, could impair the Company’s ability to provide services to members and clients and could have a material adverse effect on the Company’s business, financial condition and results of operations.

EUDA’s business and growth strategy depends on its ability to maintain and expand a network of qualified providers and partners.

EUDA’s success is substantially dependent upon the Company’s continued ability to maintain a network of skilled and qualified digital health providers. EUDA, through its wholly owned subsidiaries, provides medical services including multi-care specialty care services and holistic care services. EUDA is also dependent on third-party entities and a related party, which they do not own or control, to provide healthcare services to consumers. The significant competition in the digital health market for qualified digital health providers may hinder the Company’s ability to recruit or retain physicians and other healthcare professionals and service providers, which would negatively impact the growth of the Company’s digital health offerings and would have a material adverse effect on the Company’s business, financial condition, and results of operations.

In any particular market, providers could demand higher payments or take other actions that could result in higher medical, hospital and doctor costs, less attractive services for EUDA’s clients or difficulty meeting regulatory or accreditation requirements. EUDA’s ability to develop and maintain satisfactory relationships with third-party providers also may be negatively impacted by other factors not associated with the Company, such as changes in medical reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or an inability to grow the Company’s membership base, higher costs, healthcare provider network disruptions, less attractive service for clients and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

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EUDA relies heavily on technology services provided by third parties and its own systems for providing services to clients and members, and any failure or interruption in these services could expose the Company to litigation and negatively impact relationships with clients, its brand and EUDA’s business.

EUDA relies heavily on significant IT infrastructure and systems and the ongoing maintenance of the regional and local Internet infrastructure to provide the necessary data speed, capacity and security to offer viable services. If EUDA’s relevant service providers’ infrastructure or systems were to fail for any reason, this may cause EUDA’s portals to experience significant downtime or impaired performance, which could have an impact on the Company’s reputation. EUDA’s platform may also be exposed to damage or interruption from system failures, cyber threats (including malware, ransomware, phishing and denial of service (DoS) attacks), telecommunication provider or third-party supplier failures, inadequate system maintenance, damage to the physical infrastructure associated with the network, disasters from natural or human causes, or other unforeseen events which may cause unplanned disruption to EUDA’s systems. These technology failures may affect EUDA’s ability to deliver consistent, quality services, meet contractual and service level obligations, attract new customers, or lead to data integrity issues or data loss. While EUDA has backup plans in place, such as switching to text messages and call services when platforms sense a weak internet connection, significant disruptions to the platform or services could have a material impact on the Company’s reputation and brand and may result in a loss of users of products and services, which could have a material adverse effect on the Company’s business, result of operations, financial performance and financial condition.

EUDA currently does not hold any issued patents. EUDA’s financial and operational success depends highly on the Company’s ability to protect the Company’s intellectual property and intellectual property rights and failure to do so will adversely impact the Company’s business and financial performance.

EUDA’s success depends largely on the Company’s ability to protect the Company’s proprietary software, confidential information and know-how, technology, and other intellectual property and intellectual property rights. While EUDA generally relies on copyright, trademark and trade secret laws, confidentiality and invention assignment agreements with employees and third parties, and license and other agreements with consultants, vendors, and clients, there can be no assurance that EUDA will enter into such agreements or that the Company or its counterparties have not breached or will not breach their agreements. EUDA also may not have adequate remedies for any breach or assurances that its trade secrets will not otherwise become known or independently developed by competitors. Additionally, EUDA monitors the use of open-source software to avoid use-cases that would require the Company to disclose its proprietary source code or violate applicable open-source licenses, but if engaged in such uses inadvertently, the Company may be required to take remedial action or release certain of proprietary source code, which could materially and adversely affect the Company’s business, financial condition, and results of operations.

In addition, a third party could, without authorization, copy or otherwise obtain and use EUDA’s products or technology, or develop similar technology in spite of the agreements and protections put in place. EUDA could also face difficulties enforcing agreement terms in the various jurisdictions that address non-competition, which might not be enforceable in certain cases.

EUDA currently does not hold any issued patents. As EUDA begins to pursue patents, the Company might not be able to obtain meaningful and adequate patent protection for its technology. Moreover, if any patents are issued in the future, they might not provide any meaningful competitive advantages or might be successfully challenged by third parties.

EUDA may also rely on unpatented proprietary technology and competitors may independently develop the same or similar technology or obtain access to EUDA’s own unpatented technology. While EUDA enters into confidentiality agreements with employees, partners and other relevant parties to protect its trade secrets and other proprietary information, EUDA cannot assure that these agreements will provide meaningful protection in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets or other proprietary information. In addition, enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. If any of EUDA’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, EUDA would have no right to prevent them from using that technology or information to compete. Further, the theft or unauthorized use or publication of EUDA’s trade secrets and other confidential business information could reduce the differentiation of the Company’s services and harm the Company’s business, the value of investment in development or business acquisitions could be reduced, and third parties might make claims against the Company related to losses of its confidential or proprietary information.

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EUDA may also rely on trademarks, service marks, trade names, and brand names to distinguish the Company’s services from the services of competitors. While EUDA has registered or applied to register many of these trademarks, it cannot assure that its trademark applications will be approved. Third parties may also challenge the Company’s applications, or otherwise challenge use of its trademarks. In the event that EUDA’s trademarks are successfully opposed or challenged, the Company could be forced to rebrand the Company’s services, which could result in loss of existing brand value and require EUDA to expend additional resources for advertising and marketing purposes. Further, EUDA cannot assure that its competitors will not infringe on its trademarks or that the Company will have adequate resources to enforce its own trademarks.

EUDA’s operations are dependent on its relationships with professional entities, which it may or may not own, to provide physician, healthcare, and consultation services, and its business would be adversely affected if those relationships were disrupted or discontinued.

EUDA uses contract physicians for the clinical and professional services provided to the Company’s clients and members through its platform. While EUDA expects that these relationships will continue, EUDA cannot guarantee that they will. Any material changes in the relationships with the Company’s existing physicians and healthcare professionals, whether resulting from a dispute among the entities, a change in government regulation, or the loss of these affiliations, could impair EUDA’s ability to provide services to clients and members and could have a material adverse effect on its business, financial condition and results of operations.

To mitigate the dependence on external professionals, EUDA does own some clinics and directly employ some professionals and plans to continue that strategy in the future. Currently, EUDA directly employs about 10% of physicians and primary care specialists that provide digital health services on the Company’s platform and is actively seeking to hire and expand its direct employment of primary care specialists in the future.

In the event that EUDA fails to adequately expand its direct sales force, it may impede EUDA’s growth and have adverse material impact on operational and financial performance.

EUDA believes that its future growth will depend on the continued development of the Company’s direct sales force and its ability to obtain new clients and manage the Company’s existing client base. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take six months or longer before a new sales representative is fully trained and productive to EUDA’s business. The Company’s business may be adversely affected if efforts to expand and train the Company’s direct sales force do not generate a corresponding increase in revenue. In particular, if the Company is unable to hire and develop sufficient numbers of productive direct sales personnel, or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, sales of the Company’s services will suffer, and its growth will be impeded and thereby have adverse material impact on its operational and financial performance.

EUDA may seek to expand its business through acquisitions, strategic partnerships, joint ventures and other growth initiatives, and any resulting failures to these endeavors could have a material adverse effect on its business.

EUDA may seek to undertake further expansion through acquisitions, strategic partnerships, joint ventures and other growth initiatives from time to time. These types of strategic transactions could subject the Company to numerous risks, including:

●	failure to identify suitable acquisition, investment or other strategic alliance opportunities that are available on favorable terms;
●	difficulty integrating the acquired business, technologies or products, with the Company’s existing businesses
●	difficulty maintaining uniform standards, procedures, controls and policies from acquisitions, investments or strategic alliances;
●	unanticipated costs associated with acquisitions, investments or strategic alliances;
●	adverse impacts on overall margins;
●	lapses in completing due diligence before entering in such transactions;
●	diversion of management’s attention from existing business and operations, potentially impacting the Company’s growth and focus;
●	adverse effects on existing business relationships with consumers, pharmacies and practitioners;
●	difficulty entering new markets and limited experience with local laws, regulations and business customs in the new markets;
●	differences in corporate cultures between any potential acquisitions or partnerships can create conflicts, hampering collaboration and hindering the realization of synergies;
●	may encounter unexpected challenges and obstacles during the integration process, delaying the realization of anticipated benefits.
●	potential loss of key employees, customers and suppliers of acquired businesses; and
●	increased legal and accounting compliance costs.

18

If EUDA is unable to identify suitable acquisitions or strategic relationships and partnerships, or if the Company is unable to integrate acquired businesses, technologies and products effectively, the Company’s business, financial condition and results of operations could be materially and adversely affected. For instance, the new businesses may not meet or exceed expectations, or the changes in general economic factors may affect the overall benefit of these acquisitions, investments or strategic alliances.

If EUDA fails to manage its growth effectively, expenses could increase more than expected, revenue may not increase, and the Company may be unable to implement its business strategy.

EUDA has experienced significant growth in recent periods, which puts a strain on the Company’s business, operations and employees. EUDA anticipates that the Company’s operations will continue to rapidly expand. To manage the Company’s current and anticipated future growth effectively, EUDA must continue to maintain and enhance the Company’s IT infrastructure, financial and accounting systems and controls. The Company must also attract, train and retain a significant number of qualified sales and marketing personnel, customer support personnel, professional services personnel, software engineers, technical personnel and management personnel, and the availability of such personnel, in particular software engineers, may be constrained.

A key aspect of managing EUDA’s growth is its ability to scale its capabilities to implement its solution satisfactorily with respect to large and demanding clients, who currently constitute the substantial majority of its overall client base, as well as smaller clients which are becoming an increasingly larger portion of its overall client base. Large clients often require specific features or functions unique to their own membership base, which, at a time of significant growth or during periods of high demand, may strain EUDA’s implementation capacity and hinder its ability to successfully implement its solutions to clients in a timely manner. EUDA may also need to make further investments in its technology and automate portions of its solutions or services to decrease costs. If the Company is unable to address the needs of clients or members, or clients or members are unsatisfied with the quality of its solution or services, the clients or members may not renew their contracts with EUDA, seek to cancel or terminate their relationship, or renew on less favorable terms, any of which could cause a decrease in annual net dollar retention rate.

Failure to effectively manage growth could also lead EUDA to over-invest or under-invest in development and operations, which could result in weaknesses in infrastructure, systems or controls, and give rise to operational mistakes, financial losses, loss of productivity or business opportunities and loss of employees and reduced productivity of remaining employees. EUDA’s growth is expected to require significant capital expenditures and may divert financial resources from other projects such as the development of new applications and services. If management is unable to effectively manage growth, expenses may increase more than expected, revenue may not increase or may grow more slowly than expected and the Company may be unable to implement its business strategy. The quality of services may also suffer, which could negatively affect the Company’s reputation and harm the Company’s ability to attract and retain clients.

If EUDA is not able to develop new competitive and market relevant services that are adopted by clients, or if EUDA fails to innovate in providing high quality support services required by its clients, EUDA’s growth prospects, revenues and operating results could be materially and adversely affected.

EUDA’s longer-term operating results and revenue growth will depend in part on its ability to successfully develop and sell new services that existing and potentially new clients want and are willing to purchase. EUDA needs to continuously invest significant resources in research and development in order to enhance existing services and introduce new high-quality services to clients and prospective clients. If EUDA is unable to predict or adapt to changes in user preferences or industry or regulatory changes, or if the Company is unable to add on or modify its services on a timely basis in response to those changes, clients may not renew their agreements with EUDA, and EUDA’s services may be perceived as less competitive or somewhat obsolete. If EUDA’s innovations are not responsive to the needs of clients, are not appropriately timed with market opportunity, or are not effectively brought to market, it could have a material adverse impact on operating results. EUDA’s success also depends on successfully providing high-quality support services to resolve any issues related to EUDA’s services, as they are important for the successful marketing and sale of services and for the renewal of existing clients. If EUDA does not help clients quickly resolve issues and provide effective ongoing support, the Company’s ability to sell additional services to existing clients would suffer and EUDA’s reputation with existing or potential clients would be harmed.

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EUDA’s marketing efforts depend significantly on EUDA’s ability to receive positive references from existing clients.

EUDA’s marketing efforts depend significantly on EUDA’s ability to call upon current clients and members to provide positive references to new and potential clients. The loss or dissatisfaction of any client, especially long-term clients, could substantially harm EUDA’s brand and reputation, inhibit widespread adoption of the Company’s solutions and services and impair the Company’s ability to attract new clients and members and retain existing clients and members. Any of these consequences could lower EUDA’s annual net dollar retention rate and/or cause loss of future and potential revenue and thereby have a material adverse effect on EUDA’s business, financial condition and results of operations.

EUDA relies on third-party vendors to perform certain services provided on EUDA’s platform and failure to provide these services adequately could have an adverse effect on EUDA’s business, results of operations and growth prospects.

EUDA relies in part on third-party vendors to perform certain services provided on its platform, including payment, hosting and video streaming, and delivery of certain products and services to clients. There is no guarantee that these third-party vendors will perform their obligations in a timely and cost-effective manner, in compliance with applicable regulations, or in a manner that is in EUDA’s and its clients’ best interests, and thus could have an adverse effect on EUDA’s reputation and ability to retain and attract clients. There is also no guarantee that these third-party vendors will be able to continue to provide these services, goods, technology, or intellectual property rights cost efficiently in a manner consistent with EUDA’s business practices. If EUDA fails to replace these services, goods, technologies, or intellectual property rights in a timely manner or cost-efficiently, EUDA’s operating results and financial condition could be harmed. If EUDA’s third-party vendors do not perform their services at a level acceptable to the Company’s clients, or if the Company is unable to leverage its services to a larger group of clients, it could have an adverse effect on EUDA’s business, results of operations, and growth prospects.

EUDA’s proprietary software and platform may not operate properly or in accordance with clients’ expectations, which could damage EUDA’s reputation, give rise to legal claims against the Company or divert resources from other purposes, any of which could harm EUDA’s business, financial condition and results of operations.

EUDA’s proprietary application platform provides clients, members and providers with the ability to, among other things:

●	register for EUDA’s services;
●	complete, view and edit medical history;
●	request a visit (either scheduled or on demand);
●	conduct a visit with a healthcare professional (via video or phone);
●	manage electronic claims for EUDA’s services;
●	register for mental wellness related options and services;
●	utilize lifestyle related services; and
●	register for nutrition, exercises and other similar services and options.

Given the different services and solutions that EUDA provides, development and updating of the proprietary software is resource intensive and complex and may involve unforeseen difficulties. EUDA may encounter technical obstacles during the development and updating stages and may encounter additional problems even as it is in service. If EUDA’s services do not function reliably or fail to achieve clients’ and members’ expectations in terms of performance, clients could assert liability claims against the Company or attempt to cancel their contracts, which could damage EUDA’s reputation and impair the Company’s ability to attract or maintain clients.

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EUDA’s sales and implementation cycle can be long and unpredictable and requires considerable time and expenses, which may cause EUDA’s results of operations to fluctuate.

The sales cycle for EUDA’s solutions, from initial contact with a potential lead to contract execution and implementation, varies widely from client to client. Some of EUDA’s clients undertake a significant and prolonged evaluation process to determine whether EUDA’s services and solutions meet their unique healthcare needs, which frequently involves evaluation of not only EUDA’s solutions but also an evaluation of those of EUDA’s competitors, which is a process that has in the past resulted in extended sales cycles. EUDA’s sales efforts involve educating clients about the use, technical capabilities and potential benefits of EUDA’s solution. Moreover, EUDA’s large enterprise clients often begin to deploy EUDA’s solution on a limited basis, but nevertheless demand extensive configuration, integration services and pricing concessions, which increases EUDA’s upfront investment in the sales effort with no guarantee that these clients will deploy EUDA’s solution widely enough across their organization to justify the substantial upfront investments.

It is possible that in the future EUDA may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing some sales as EUDA continues to grow its direct sales force, expand into new territories and market additional applications and services. If EUDA’s sales cycle lengthens or if substantial upfront sales and implementation investments do not result in sufficient sales to justify investments, it could have a material adverse effect on EUDA’s business, financial condition and results of operations.

EUDA may not successfully develop technology to complement its service lines.

EUDA relies heavily on the use of technology that it has created or plans to create by itself or with third parties. If EUDA’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by EUDA, its clients or regulators, it may cause the service to be less efficient, more expensive and potentially prone to more errors, thereby reducing the positive effects EUDA seeks to make available to its clients through the adoption of these technologies. If EUDA is unable to successfully develop and/or evolve the technology required to complement its service lines, then that may adversely materially impact EUDA’s business, financial condition and results of operations.

Future sales and business to clients based in different countries or EUDA’s international operations may expose the Company to risks inherent in international sales that, if realized, could adversely affect its business.

Over the longer term, EUDA may require significant resources and management attention for international expansion, which will subject EUDA to differing regulatory, economic and political risks. EUDA’s international expansion efforts may not be successful in creating demand for EUDA’s products and services outside of the Southeast Asian region, or in effectively selling the Company’s solutions in the international markets EUDA may enter, due to the Company’s limited experience with these international operations. In addition, EUDA will face risks in doing business internationally that could adversely affect EUDA’s business, including, but not limited to, the following:

●	the need to localize and adapt EUDA’s solutions for each specific countries the Company seeks to expand into, including translation into foreign languages and associated expenses;
●	different data privacy laws of the various jurisdictions in which EUDA may operate;
●	difficulties in staffing and managing foreign operations;
●	contrasting pricing environments, longer payment cycles and collections issues;
●	exposure to new and multiple sources of competition;
●	laws and business practices favoring local competitors and trade partners;
●	complexity of various governmental laws and regulations, including employment, healthcare, tax, privacy and data protection laws and regulations;
●	increased financial accounting and reporting burdens and complexities;
●	restrictions on fund transfers;
●	foreign exchange risks from fluctuations in value of currencies;
●	adverse tax consequences; and
●	unstable economic and political conditions of the economies in which EUDA may operate.

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EUDA relies on third-party platforms such as the Apple App Store and Google Play App Store to distribute its platform and offerings.

EUDA’s apps are accessed and operated through third-party platforms or marketplaces, including the Apple App Store and Google Play App Store. As such, EUDA depends on continued relationships with these providers and any other emerging platform providers that are widely adopted by consumers for the expansion and prospects of EUDA’s business and apps. EUDA is subject to the standard terms and conditions that these providers have for all application developers that govern the content, promotion, distribution and operation of apps on their platforms or marketplaces, which the providers can change unilaterally on little or no notice.

EUDA’s business would be harmed if these changes were to: prevent or limit EUDA’s access to the platforms; cause a decline in popularity among users; modify algorithms or communication channels available to developers; change respective terms of service or other policies; increase applicable fees; or require EUDA to modify or update its apps and technology to ensure compatibility and access for the platform’s users.

If alternative providers increase in popularity, EUDA could be adversely impacted if the Company fails to create compatible versions of its apps in a timely manner, or if the Company fails to establish a relationship with such alternative providers. If EUDA’s providers do not perform their obligations in accordance with platform agreements, EUDA could be adversely impacted.

In the past, some of these platforms or marketplaces have been unavailable for short periods of time. The occurrence of such an event, or users encountering issues that impact their ability to download or access apps and other information, could have a material adverse effect on EUDA’s brand and reputation, as well as EUDA’s business, financial condition and operating results.

Legal (Compliance/Security)

EUDA could incur significant costs as a result of any claim or lawsuit of infringement of another party’s intellectual property rights.

There has been significant litigation in different parts of the world involving patents and other intellectual property rights in recent years. Companies that are in the internet and technology industries are increasingly bringing and becoming subject to lawsuits alleging infringement of proprietary rights, particularly patent rights, and EUDA’s competitors and other third parties may hold patents or have pending patent applications that could be related to EUDA’s business. As the Company applies for its own patents in the future, EUDA’s expects that it may receive notices in the future that claim EUDA or its clients, who are using EUDA’s` solution, have misappropriated or misused other parties’ intellectual property rights, particularly as competition grows and the functionality of applications amongst competitors overlap. If EUDA is sued or served a legal notice by a third party that claims that EUDA’s technology infringes its rights, the litigation, whether or not successful, could be extremely costly to defend, divert EUDA’s management’s time, attention and resources, damage EUDA’s reputation and brand and substantially harm EUDA’s business.

The Company has invested significant time and resources to create its own proprietary software platform. Development of the current software and solutions has been undertaken by employees in Vietnam, Indonesia and Singapore, with whom the Company has non-disclosure agreements.

The software integrates open-source software code and database systems, and leverages on application programming interface (API) connectors to deliver an integrated user experience. The software includes multiple critical trade secrets of the business as well as representing a significant volume of code to be understood if it is to be replicated.

A number of key content resources have been developed to help scale the effective communication of its proposition to the market. Copyright exists in content or written materials that EUDA has created and owns. The copyright also exists in the software codebase created, especially important for those aspects of the software exposed to users such as the application interface.

In addition, in some instances, EUDA has agreed to indemnify clients against certain third-party claims, which may include claims that EUDA’s software solution infringes the intellectual property rights of third parties.

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EUDA’s business could be adversely affected by any significant disputes between the Company and the Company’s clients as to the applicability or scope of the Company’s indemnification obligations to them. The results of any intellectual property litigation to which EUDA may become a party, or for which EUDA is required to provide indemnification, may require the Company to do one or more of the following:

●	cease offering or using technologies that incorporate the challenged intellectual property;
●	make substantial payments for legal fees, settlement payments or other costs or damages;
●	obtain a license, which may not be available on reasonable terms, to sell or use the relevant technology; or
●	redesign technology to avoid infringement.

If EUDA is required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims or lawsuits against the Company or any obligation to indemnify the Company’s clients for such claims, such payments or costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

Breach of the Company’s intellectual property may also require the Company to commence legal actions, which could be costly and time consuming. Failure to defend the Company’s position or intellectual property could reduce the Company’s market position and have similar adverse effects on the Company’s business, financial conditions, and results of operations.

If the Company fails to develop or license technology for any allegedly infringing aspect of the Company’s business in the future, the Company would be forced to limit its services and may be unable to compete effectively. Any of these events could materially harm the Company’s business, financial condition, and results of operations.

If the Company’s arrangements and agreements with the Company’s partners or its customers are found to violate laws and regulations relevant to the digital health industry, the Company’s business, financial condition and its ability to operate in those jurisdictions could be adversely impacted.

As EUDA’s businesses operate internationally, the Company must adhere to the various laws and regulation of the respective jurisdictions, which includes laws governing remote healthcare, the practice of medicine and healthcare delivery in general which are subject to change and interpretation. Failure to adhere to these regulations could put the Company at risk of statutory actions and cessation of operations and fines, litigation and compensation claims from patients and customers which could have material adverse effect on the Company’s business, financial condition, and results of operations.

The digital health services EUDA offers are subject to laws, rules and policies governing the practice of medicine and relevant medical council oversight.

The Company’s ability to provide and promote the Company’s digital health offerings in each of the jurisdictions that the Company operates in is dependent upon the individual jurisdiction’s treatment of digital health, under such jurisdiction’s laws, rules and policies governing the practice of medicine, which are subject to changing political, regulatory, and other influences. Some medical boards relevant to the jurisdictions that the Company operates in may have established rules or interpreted existing rules in a manner that limits or restricts the Company’s ability to conduct or optimize its business.

The Company’s digital health offerings offer patients and users the ability to see a board-certified medical professional for advice, diagnosis, and treatment of routine health conditions on a remote basis. The nature of such services and the provision of medical care and treatment by board-certified medical professionals could subject the Company and certain of the Company’s affiliated physicians and healthcare professionals to complaints, inquiries, and compliance orders by national and other relevant medical boards in the future. Such complaints, inquiries or compliance orders may result in disciplinary actions taken by these medical boards against the licensed physicians who provide services through the Company’s digital health offerings, which could include suspension, restriction or revocation of the physician’s medical license, probation, required continuing medical education courses, monetary fines, administrative actions, and other conditions. Regardless of outcome, these complaints, inquiries or compliance orders could have an adverse impact on the Company’s digital health offerings and its platform generally due to defense actions related and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

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Due to the uncertain regulatory environment, certain government authorities or relevant boards may determine that the Company is in violation of their laws and regulations, or such laws and regulations may evolve over time. In the event that the Company must remedy such violations, the Company may be required to modify its offerings in such jurisdictions in a manner that undermines its offerings or business, the Company may become subject to fines or other penalties or, if the Company determines that the requirements to operate in compliance in such jurisdictions are overly burdensome, the Company may elect to terminate its operations in such jurisdictions. In each case, the Company’s revenue may decline, and the Company’s business, financial condition and results of operations could be materially adversely affected.

The digital health industry faces evolving government regulations, and failure to comply with these changes may result in increased costs or adversely affect the Company’s results of operations.

The uncertainty of the regulatory climate of the Company’s industry may subject the Company’s operations to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. The Company may be required to change its practices at undeterminable future laws and regulation and possibly incur significant initial monetary and annual expense to adhere to the new regulatory changes. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on the Company’s results of operations.

The Company has identified what the Company believes are the areas of government regulation that, if changed, would be costly to the Company. These include rules governing the practice of medicine by physicians; licensure standards for doctors and behavioral health professionals; laws limiting the corporate practice of medicine; cybersecurity and privacy laws; laws and rules relating to the distinction between independent contractors and employees; and tax and other laws encouraging employer-sponsored health insurance. There could be laws and regulations applicable to the Company’s business that it has not identified or that, if changed, may be costly to the Company, and it cannot predict all the ways in which implementation of such laws and regulations may affect it.

Additionally, the introduction of new services may require EUDA to comply with additional, yet undetermined, laws and regulations. This may require EUDA to obtain additional appropriate medical board licenses or certificates, increase the Company’s security measures and expend additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent some of EUDA’s products or services from being offered to clients and members, which could have a material adverse effect on the Company’s business, financial condition, and results of operations.

If EUDA’s security measures fail to ensure protection of clients’ data, services may be deemed insecure and as a result the Company could incur significant liabilities, reputational harm, and loss of sales and clients.

Services provided on EUDA’s platforms are highly dependent on artificial intelligence and blockchain technology, devices such as the wearable technologies offered by EUDA or its partners, which involve the storage and transmission of clients’ proprietary information, sensitive or confidential data, including valuable intellectual property and personal information of employees, clients and others, as well as protected health information, or PHI, of clients’ patients. Due to the extreme sensitivity of the information EUDA stores and transmits, the security features of the Company’s computers and systems, network, and communications systems infrastructure are critical to the success of the Company’s business. A breach or failure in the Company’s security measures could occur from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks or ransom related attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors, or catastrophic events.

As cyber threats continue to evolve with the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks, EUDA may be required to expend additional resources to continue to enhance information security measures or to investigate and remediate any information security vulnerabilities. If EUDA’s security measures fail or are breached, it could result in unauthorized persons accessing sensitive client or patient data (including PHI) and a loss of or damage to the Company’s data, resulting in an inability to access data sources, process data, or provide services to the Company’s clients. The occurrence of such failures or breaches of EUDA’s security measures, or any inability to effectively resolve such failures or breaches in a timely manner, could severely damage the Company’s reputation, adversely affect client or investor confidence in the Company, and reduce the demand for its services from existing and potential clients. In addition, EUDA could face litigation, damages for contractual breaches, monetary penalties, or regulatory actions for violation of applicable laws or regulations and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. While EUDA has outsourced security measures to a third-party agency as preventive measures to protect the integrity of the Company’s clients’ and members’ information, this solution might not be comprehensive enough to ensure the safety of such data. Although EUDA maintains adequate insurance coverage covering certain security and privacy damages and claim expenses, EUDA may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security lapse or a breach related incident.

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EUDA may experience cyber-security and other breaches that may remain undetected for an extended period as cyber-attack techniques constantly evolve. EUDA also may not be able to comprehensively anticipate such cyber security threats as they may not be recognized until the breach occurs. As such, EUDA may be unable to implement adequate preventive measures and the Company’s actions would be limited to being reactive in nature. EUDA also cannot ensure the complete integrity or security of such data in the Company’s systems in the event that the Company’s clients authorize or enable third party access to the information stored on the Company’s platforms and systems. If an actual or perceived breach of EUDA’s security occurs, or if EUDA is unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of the Company’s security measures could be harmed and it could lose sales and clients, which could have a material adverse effect on the Company’s business, operations, and financial results. EUDA could also be subjected to litigation from clients and providers in the event of such security breaches and that could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on the Company’s business, financial condition, or results of operations.

Although EUDA uses best efforts to maintain insurance coverage the Company deems adequate to address cyber-security, EUDA may find such coverage lacking or unavailable in certain instances which could have material adverse effect on the Company’s business, financial condition and results of operations.

Management/ Employees

EUDA’s success is dependent on the performance of key personnel, skills dependencies and EUDA’s ability to continuously attract and retain relevant talent. If EUDA fails to achieve any of these then the Company’s business and financial performance could be adversely impacted.

EUDA is reliant on the services of senior management and other key personnel to maintain the Company’s competitive position in the digital health market. In addition, EUDA’s future success depends on the Company’s ability to continue attracting, developing, motivating and retaining highly qualified and skilled employees. EUDA’s success also depends, to a significant extent, on the continued services of the individual members of the management team, who have substantial experience in the industries and in the different jurisdictions in which they operate. As competition for qualified individuals in the industry could intensify, EUDA may incur significant costs to attract and replace them. In addition, EUDA’s loss of any senior management or other key employees on EUDA’s inability to recruit and develop mid-level managers could materially and adversely affect the Company’s ability to execute its business plan and find adequate replacements. All of EUDA’s employees are at-will employees, meaning that they may terminate their employment relationship at any time, and their knowledge of EUDA’s business and industry would be extremely difficult to replace. If EUDA fails to retain talented senior management and other key personnel, or if the Company does not succeed in attracting well-qualified employees or retaining and motivating existing employees, its business, financial condition and results of operations may be materially adversely affected. There can be no assurance that any management team member will remain with EUDA. Any loss of the services of key members of the management team could have a material adverse effect on EUDA’s business and operations.

EUDA may encounter misconduct by certain employee/s that may incur losses or loss of business and may impact EUDA’s business and financial performance adversely.

In EUDA’s normal course of business, there is a risk of misconduct by certain employee or employees. The misconduct can be for financial or other gain, malicious reasons or to conceal operational issues, financial losses or regulatory and compliance breaches, and the misconduct also includes employee fraud.

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Due to an employee or employees acting inappropriately, illegally or negligently in breach of laws and regulations, approved policies, procedures and/or generally accepted business and community standards, employee misconduct may impact the Company adversely by leading to:

●	additional costs and resources to rectify the misconduct;
●	damage to reputation and damage to the Company’s brand;
●	loss of trust and confidence from members and clients;
●	loss of business due to termination scaling down of services and solutions from clients;
●	loss of potential future business and clients;
●	legal and related costs;
●	loss of trust from partners and vendors;
●	additional costs related to audit and internal checks; and
●	other relevant negative repercussions.

If one or more of EUDA’s key personnel are unable to discharge their duties properly, or in the best interest of EUDA, that may impact EUDA’s business and financial performance adversely.

As previously disclosed, EUDA’s Board voted in favor to remove two former directors from the Board because the Board believed that the conduct of these two former directors were disruptive to the Company’s operations. Similarly, if for any reason, one or more of EUDA’s employees are unable to discharge their duties properly or in the best interest of the Company, that may have an adverse impact on EUDA’s reputation, brand and attractiveness to bring in talent. EUDA may as result incur some costs or losses and there is potential that the Company will lose revenue or future revenue potential. Although it is EUDA’s endeavor to ensure that all of the Company’s employees work to their full potential and in a harmonious manner within the Company’s organization, there are always risks associated with one or more employees not discharging their duties properly and going unnoticed for a period of time, impacting EUDA adversely. Such acts by certain employees may cause employees to lose trust in each other, give rise to conflicts between employees, and failure to meet their responsibilities. Consequently, EUDA’s business may lose revenue and miss out on potential opportunities. Moreover, in other scenarios, it could result in lawsuits, defamation, or similar negative outcomes. Such cases may require sanctions from the senior management of EUDA leading up to and including termination of employment.

Financial

EUDA previously identified material weaknesses in the Company’s internal control over financial reporting, and if EUDA is unable to achieve and maintain effective internal control over financial reporting, this could have a material adverse effect on our business.

The Company produces our consolidated financial statements in accordance with the requirements of U.S. GAAP. Effective internal controls are necessary for EUDA to provide reliable financial reports to help mitigate the risk of fraud and to operate as a publicly traded company. Prior to the Business Combination, EUDA was a private company with limited accounting personnel and other resources with which to address internal controls and procedures. EUDA and our independent registered public accounting firm identified material weaknesses in the Company’s internal controls over financial reporting in connection with the audits of EUDA’s financial statements for the years ended December 31, 2022 and 2021. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that were identified related to: (i) lack of sufficient financial reporting and accounting personnel, especially those with understanding of U.S. GAAP knowledge; (ii) lack of proper mechanism to identify and assess the experience and qualification of third-party specialists. As a result of these material weaknesses, the Company’s management concluded that our internal control over financial reporting was not effective as of December 31, 2022 and 2021. EUDA has taken steps to remediate these material weaknesses and to enhance its overall control environment. However, we will not consider the material weaknesses remediated until our enhanced control is operational for a sufficient period of time and tested, enabling management to conclude that the enhanced controls are operating effectively.

At this time, EUDA cannot predict the success of such efforts or the outcome of future assessments of the remediation efforts. As a public company, EUDA is required to further design, document and test the Company’s internal controls over financial reporting to comply with Sarbanes-Oxley Act Section 404. If existing material weaknesses or control deficiencies are not remediated or if material weaknesses or control deficiencies occur in the future, EUDA may be unable to report the Company’s financial results accurately on a timely basis or help prevent fraud, which could cause EUDA’s reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of EUDA’s ordinary shares to decline. If we have material weaknesses in the future, it could affect the financial results that the Company reports or create a perception that those financial results do not fairly state EUDA’s financial position or results of operations. Either of those events could have an adverse effect on the value of the Company’s ordinary shares.

Further, even if EUDA concludes that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause EUDA to fail to meet future reporting obligations.

EUDA may be subjected to changes in accounting standards and certain interpretations, which if changed could have material adverse impact on investor confidence.

The U.S. GAAP standards are outside the control of EUDA and may introduce new or refined standards in the coming years, which may affect future estimations and recognition of key income statement and balance sheet items. Existing interpretations may change as well, which could have material adverse effect on investor confidence and, as a result, EUDA’s stock price.

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EUDA may be unable to provide estimates of future performance accurately, including forecasts of revenue and expenses, which could adversely impact the confidence of investors in the Company.

EUDA’s current and future expense levels are based on the Company’s operating forecasts and estimates of future income. Income and results of operations are difficult to forecast because they generally depend on the number and timing of consumers using the Company’s platform, signing up for a subscription or using the services provided by EUDA’s digital health platform, which are uncertain. EUDA’s business is also affected by the global general economic and business conditions, including the impact of COVID-19. A softening in income, whether caused by changes in consumer preferences or a weakening in global economies, may result in decreased revenue levels. As such, EUDA may be unable to adjust spending effectively and efficiently to compensate for any unexpected shortfall in income, which could result in lower net income or greater net loss in a given period than expected. This may impede EUDA’s ability to provide an accurate estimation of future revenue and expenses, and that may adversely impact investor confidence.

EUDA’s use of accounting estimates involves judgment and potentially ineffective internal controls, which could adversely impact the Company’s financial, business and operating results.

The methods, estimates, and judgments that EUDA uses in applying accounting policies have a significant impact on the Company’s results of operations. For more information on EUDA’s critical accounting policies and estimates, see “EUDA Health Limited Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to its consolidated financial statements which are included in this prospectus. These methods, estimates, and judgments are subject to significant risks, uncertainties, and assumptions, and changes could affect results of operations for particular periods. In addition, EUDA’s internal control over financial reporting may not prevent or detect misstatements because of the inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of EUDA’s consolidated financial statements.

EUDA requires additional funding either through debt or equity to support its continuing operations and growth of business, and such funding may not be available on acceptable terms, or at all, and that may adversely impact EUDA’s business, financial condition, results of operations and growth potential.

EUDA’s operations have consumed substantial funds since inception. It continues to require substantial funding to support its continuing operations. The Company also intends to continue to make significant investments to support business growth, respond to business challenges or opportunities, develop new applications and services, enhance existing solution and services, enhance operating infrastructure and potentially acquire complementary businesses and technologies. EUDA has been seeking equity or debt financings to raise additional funds to support its continuing operations and support growth initiatives. In February 2023, Alfred Lim, Executive Director of EUDA, provided a working capital loan in the amount of $128,750 to EUDA. From January to May 2023, James Tan, the former Chief Executive officer of 8i loaned the Company an aggregate amount of $500,700. In May 2023, EUDA initiated efforts to raise up to $4,000,000 from the sale of ordinary shares at $1.00 per share. Between May and June, 2023, EUDA raised an aggregate of $790,000 from the sale of 790,000 restricted ordinary shares at $1.00 per share. Between May and June 2023, as a result of a number of transactions between EUDA and each of its CEO and two current shareholders who held promissory notes or claims against EUDA, EUDA was able to settle in full its debt obligations in the aggregate amount of $1,617,606 by issuing a total of 1,345,739 ordinary shares to these three creditors, two of whom are related parties to EUDA. There are no assurances that related parties will accept shares of the Company as payment for any of their future loans to the Company.

As EUDA raises additional funds through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior or similar to those of holders of ordinary shares. EUDA could also face additional restrictive covenants relating to capital-raising activities and other financial and operational matters if EUDA were to secure additional funds from such financing methods, which may make it more difficult for it to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, EUDA may not be able to obtain additional financing on commercially reasonable terms, if at all, especially during times of economic uncertainty, while failure to obtain sufficient funding in a timely manner could result in a delay and indefinite postponement of its plans. If EUDA is unable to obtain adequate financing or financing on terms satisfactory to the Company, it could have a material adverse effect on EUDA’s business, financial condition and results of operations. Any restructuring of EUDA’s current debt could also affect the financial condition of the Company. Failure to properly manage the Company’s debt-to-equity ratio could create a disproportionately large interest payment obligation, thereby adversely affecting the Company’s profitability. If the trading price of our ordinary shares experience a further significant decline following or as a result of this offering, or if our securities are delisted due to our failure to regain compliance with Nasdaq’s continued listing requirements, there can be no assurance that we can raise additional capital on favorable terms, if at all.

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EUDA’s quarterly results may fluctuate significantly, which could adversely impact the value of ordinary shares and may impact adversely on how investors view the Company.

EUDA’s quarterly results of operations, including revenue, gross margin, net loss/profit, EBITDA, financial position and cash flows, have varied and may vary significantly in the future, and period-to-period comparisons of results of operations may or may not be meaningful as a result of these fluctuations. EUDA’s operating revenues may fluctuate as a function of changes in supply and demand for the various services. In connection with new assignments and sales, the Company might incur expenses relating to the preparation for operations under a new contract. The expenses may vary based on the scope and length of such required preparations.

Accordingly, EUDA’s quarterly results should not be relied upon as an indication of future performance as they may fluctuate as a result of a variety of factors, many of which are outside of the Company’s control, including, without limitation, the following:

●	the addition or loss of large clients, including through acquisitions or consolidations of such clients;
●	the failure to predict success of government contracts and tenders and the time it requires to materialize those;
●	the timing of recognition of revenue, including possible delays in the recognition of revenue;

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●	the amount of operating expenses related to the maintenance and expansion of EUDA’s business, operations and necessary infrastructure;
●	the amount of additional services and solutions that its members utilize on the Company’s platforms during the period;
●	the ability to effectively manage the size and composition of EUDA’s proprietary network of healthcare professionals relative to the level of demand for services from EUDA’s clients and members;
●	the success of introductions of new applications and services by the Company or the Company’s competitors or any other change in the competitive dynamics of EUDA’s industry, including consolidation among competitors, clients or strategic partners;
●	client renewal rates and the timing and terms of client renewals;
●	the mix of products and services sold; and
●	the expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

EUDA is particularly subject to fluctuations in quarterly results of operations because the costs associated with entering into client contracts are generally incurred up front, while as the Company generally recognizes revenue over the term of the contract. A substantial portion of the Company’s revenue in any given quarter is derived from contracts entered into with clients during previous quarters, and a decline in new or renewed contracts in any one quarter may not be fully reflected in the Company’s revenue for that quarter. Such declines, however, would negatively affect EUDA’s revenue in future periods and the effect of significant downturns in sales of and market demand for the Company’s solution, and potential changes in rate of renewals or renewal terms, may not be fully reflected in EUDA’s results of operations until future periods. Further, EUDA’s subscription model also makes it difficult for EUDA to rapidly increase total revenue through additional sales in any period, with the exception of the first quarter during peak benefits enrolment, as revenue from new clients must be recognized over the applicable term of the contract. Accordingly, the effect of industry impacts to the Company’s business or changes EUDA experiences in new sales may not be reflected in short-term results of operations, and any fluctuation in EUDA’s quarterly results may not accurately reflect the underlying performance of the Company’s business and could cause a decline in the trading price of the Company’s ordinary shares and impact investor confidence.

The estimates of market opportunity and forecasts of market growth included herein may prove to be inaccurate, even materially so.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the health-tech and digital health market may prove to be inaccurate. Even if the market in which EUDA competes meets the size estimates and forecasted growth, EUDA’s business could fail to grow at similar rates, if at all.

EUDA could incur significant upfront costs in client acquisitions and relationships, and if the Company is unable to maintain and grow these client relationships over time, EUDA is likely to fail to recover these costs or major part of it, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

EUDA derives most of its revenue from additional services required from clients and subscription access fees. The costly initial upfront investment of the Company’s business model and the recognition of associated revenue on a ratable basis renders the Company substantially dependent on achieving economies of scale. Additionally, EUDA devotes significant resources to establish relationships with the Company’s clients and implement solution and related services. Accordingly, EUDA’s results of operations will substantially depend on the Company’s ability to deliver a successful experience for both clients and members and continue maintaining and growing its relationship with the Company. EUDA’s client acquisition costs could also increase faster than revenue as the business continues to grow and expand, and EUDA may be unable to reduce total operating costs through economies of scale such that the Company is unable to achieve desirable profitability. If EUDA fails to achieve appropriate economies of scale or fails to manage or anticipate the evolution and in future periods, demand, of the subscription access fee model, the Company’s business, financial condition and results of operations could be materially adversely affected.

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Reputational

Inaccurate or incomplete information and data provided to EUDA’s clients through the Company’s platform could adversely impact the Company’s business reputation, financial condition, and results of operations.

The healthcare and digital health industries are highly data-driven, and EUDA aggregates, processes, and analyzes healthcare-related data and information for use by the Company’s clients. As the healthcare industry faces the issue of data fragmentation, inconsistency, and incompletion, the overall quality of data received is often poor while the degree or amount of data which is knowingly or unknowingly absent or omitted can be material. EUDA could also encounter data issues and errors during data integrity checks. If the analytical data that the Company provides to its clients and members are based on incorrect or incomplete data or if it makes mistakes in the capture, input, or analysis of these data, EUDA’s reputation may suffer and its ability to attract and retain clients may be materially harmed.

In addition, EUDA assists clients with the management and submission of data to governmental entities. These processes and submissions are governed by complex data processing and validation policies and regulations, and may expose EUDA to liabilities regarding storage, handling, submission, delivery, or display of health information or other data that was wrongful or erroneous if the Company fails to adhere to the policies and regulations. Although EUDA maintains insurance coverage, this coverage may prove to be inadequate or could cease to be available to the Company on acceptable terms, if at all. EUDA could incur substantial costs and diversion of management time, attention, and resources even if such claims are unsuccessful. A claim brought against EUDA that is uninsured or under-insured could harm EUDA’s business, financial condition, and results of operations.

If EUDA fails to maintain brand awareness economically, business might suffer and it could adversely impact the Company’s operational and financial performance.

Maintaining awareness of EUDA’s brand in an economical manner is critical for the promotion of existing services and is an important element in attracting new clients and in attracting and retaining qualified employees. EUDA’s future growth is also expected to be driven by word of mouth accompanied by enhanced brand awareness. As EUDA seeks to differentiate itself from competitors, the success of brand awareness initiatives is crucial, which will depend largely on the effectiveness of marketing efforts and on the ability to provide reliable and useful services at competitive prices.

Additionally, clients might not associate the different brands EUDA owns under the broader umbrella of the EUDA brand. For example, customers might not associate a EUDA service as being under the EUDA brand or related to it, which may result in losing integration benefits to its competitors.

Moreover, third parties’ use of trademarks or similar branding could materially harm EUDA’s business or result in litigation and other costs. If EUDA fails to successfully maintain the Company’s brand or lower customer acquisition costs to maintain the Company’s brand, EUDA may fail to attract enough new clients or retain existing clients to the extent necessary to realize a sufficient return on brand-building efforts, and EUDA’s business and ability to attract and retain qualified employees could suffer, and thus adversely impact the Company’s operational and financial performance.

If EUDA cannot implement the Company’s solution for clients or resolve any technical issues in a timely manner, the Company may lose clients and the Company’s reputation may be harmed, and which may adversely impact the Company’s operational and financial performance, as well as branding and reputation.

EUDA’s clients utilize a variety of data formats, applications and infrastructure and the Company’s solution must support clients’ data formats and integrate with complex enterprise applications and infrastructures. EUDA could incur additional expenses to ensure the Company’s platform is compatible to support clients’ or members’ data or integrate with its existing applications and infrastructure. Additionally, EUDA does not control clients’ implementation schedules and could face a delay in implementation if clients do not allocate the necessary resources to meet its implementation responsibilities or if it faces unanticipated implementation difficulties. If the client implementation process is not executed successfully or if execution is delayed, EUDA could incur significant costs, clients could become dissatisfied and decide not to continue utilization of the Company’s solution or not to implement the Company’s solution beyond an initial period prior to their term commitment. Moreover, competitors with more efficient operating models with lower implementation costs could potentially jeopardize client relationships.

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EUDA’s clients and members depend on support services to resolve technical issues relating to the Company’s solution and services, and EUDA may be unable to respond quickly enough to accommodate short-term increases in member demand for support services, particularly as the Company increases the size of the Company’s client and membership bases. EUDA also may be unable to modify the format of the Company’s support services to compete with changes in support services provided by competitors. It is difficult to predict member demand for technical support services, and if member demand increases significantly, EUDA may be unable to provide satisfactory support services to members. Further, if EUDA is unable to address member needs in a timely fashion or further develop and enhance the Company’s solution, or if a client or member is not satisfied with the quality of work performed by EUDA or with the technical support services rendered, EUDA could incur additional costs to address the situation or be required to issue credits or refunds for amounts related to unused services, the Company’s profitability may be impaired and clients’ dissatisfaction with the Company’s solution could damage the Company’s ability to expand the number of applications and services purchased by such clients. These clients may not renew their contracts or may seek to terminate their relationship or renew on less favorable terms. Moreover, negative publicity related to client relationships, regardless of its accuracy, may further damage EUDA’s business by affecting the Company’s reputation or ability to compete for new business with current and prospective clients. If any of these were to occur, EUDA’s revenue may decline, and the Company’s business, financial condition and results of operations could be adversely affected.

Intellectual Property

EUDA may be unable to establish, maintain, protect and enforce the Company’s intellectual property and proprietary rights or prevent third parties from making unauthorized use of the Company’s technology.

EUDA’s business depends on proprietary technology and content, including software, processes, databases, confidential information and know-how, the protection of which is crucial to the success of the Company’s business. EUDA relies on a combination of trademark, patent, copyright, domain name and trade secret-protection laws, in addition to confidentiality agreements and other practices to protect its brands, proprietary information, technologies and processes.

EUDA’s most material trademark asset is the registered trademark “EUDA”. EUDA’s trademarks are valuable assets that support its brand and consumers’ perception of its offerings. EUDA also holds the rights to the “EUDA” internet domain name, which is subject to internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If EUDA is unable to protect its trademarks or domain names in Singapore or in other jurisdictions in which it operates, or may ultimately operate in, EUDA’s brand recognition and reputation would suffer, the Company would incur significant re-branding expenses and its operating results could be adversely impacted. EUDA is also looking to apply for relevant patents, including those related to artificial intelligence, for radiology in the future. EUDA’s potential future patents may not provide EUDA with competitive advantages, may be of limited territorial reach and may be held invalid or unenforceable if successfully challenged by third parties, and EUDA’s patent applications may never be issued. There can be no assurance that these patents that maybe issued to the Company in the future will adequately protect its intellectual property or withstand a legal challenge, given the uncertainty of the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights. Its limited patent protection may restrict its ability to protect its technologies and processes from competition. It is also possible that third parties, including the Company’s competitors, may obtain patents relating to technologies that overlap or compete with its own technology. If third parties obtain patent protection with respect to such technologies and assert that EUDA’s technology infringes their patents, EUDA may face additional expenses in the form of licensing fees or infringement from use of similar technology.

EUDA may be unable to continue the use of its trademarks, trade names or domain names, or prevent third parties from acquiring and using trademarks, trade names and domain names that infringe on, are similar to, or otherwise decrease the value of EUDA’s brands, trademarks or service marks, which may adversely impact the Company’s reputation, operational performance and financial performance.

The registered or unregistered trademarks or trade names that EUDA owns may be challenged, infringed, circumvented, declared generic or determined to be infringing on or dilutive of other trademarks. EUDA may not be able to protect its rights in these trademarks and trade names, which are needed for building brand and name recognition with potential consumers and partners. In addition, third parties may file for registration of trademarks similar or identical to the Company’s trademarks in the future, which, if obtained, may restrict EUDA’s ability to build brand identity and possibly lead to market confusion. If EUDA succeeds in registering or developing common law rights in such trademarks, and if EUDA is not successful in challenging such third-party rights, EUDA may not be able to use these trademarks to develop brand recognition of the Company’s technologies, solutions or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of their registered or unregistered trademarks or trade names. If EUDA is unable to establish or protect the Company’s trademarks and trade names, or if the Company is unable to build name recognition based on its trademarks and trade names, EUDA may not be able to compete effectively, which could harm the Company’s competitive position, business, financial condition, results of operations and prospects.

Potential future patents covering EUDA’s offerings and services could be found invalid or unenforceable if challenged, which could adversely impact the Company’s reputation, operational performance and financial performance.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Given that EUDA is in the process of applying for patents and will look to apply for more patents in the future, some of its patents or patent applications (including licensed patents) may be challenged in opposition, derivation, re-examination, inter-parties review, post-grant review or interference. Any successful third-party challenge to EUDA’s patents in this or any other proceeding could result in the unenforceability or invalidity of such patents, which may lead to increased competition, which could harm its business and financial performance. In addition, companies could be dissuaded from collaborating with EUDA to license, develop or commercialize current or future offering candidates if the breadth or strength of protection provided by its patents and patent applications are threatened, regardless of the outcome.

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USE OF PROCEEDS

We are not selling any ordinary shares or Warrants in this offering and we will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. The selling shareholders will receive all of the proceeds from any sales of ordinary shares offered hereby. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. Cash proceeds associated with the exercise of the Warrants are dependent on the price of our ordinary shares. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise. We expect to use the net proceeds, if any, from the exercise of the Warrants for working capital and general corporate purposes. Additionally, the Company will incur expenses in connection with the registration of our ordinary shares offered hereby.

32

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

References in this section to the “Company,” “our,” “us,” “we” or “8i” generally refer to 8i Acquisition 2 Corp. prior to the Business Combination. References in this section to “EUDA” generally refer to EUDA Health Limited prior to the Business Combination. References to the “Combined Company” generally refer to EUDA Health Holdings Limited (formerly known as 8i Acquisition 2 Corp.) after giving effect to the Business Combination. The following discussion and analysis of our unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited interim condensed financial statements and the notes thereto and the other information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of 8i and EUDA adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical condensed consolidated balance sheet of 8i as of October 31, 2022 and the historical balance sheet of EUDA as of September 30, 2022, respectively, on a pro forma basis as if the Business Combination had been consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines the historical financial information of 8i for the nine months ended October 31, 2022, the historical financial information of 8i for the twelve months January 31, 2022, and the historical statement of operations and comprehensive income (loss) of EUDA for the nine months ended September 30, 2022 and for the year ended December 31, 2021, on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s balance sheet as of October 31, 2022 and the related notes included in the Company’s Quarterly Report on Form 10-Q filed on November 22, 2022; and
●	EUDA’s balance sheet as of September 30, 2022 and the related notes included in the Exhibit 99.1 and elsewhere in the Company’s Current Report on Form 8-K filed on November 23, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the nine months ended October 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the nine months ended September 30, 2022 and the related notes included in Exhibit 99.1 and elsewhere in the Company’s Current Report on Form 8-K filed on November 23, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the twelve months ended January 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the year end December 31, 2021 and the related notes in the Proxy Statement, which are incorporated in the Company’s Current Report on Form 8-K filed on November 23, 2022 by reference.

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The Business Combination

On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp.) (the “Company”), consummated the previously announced business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a British Virgin Islands business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA and described in the section titled “Proposal 1 —The Business Combination Proposal” beginning on page 87 of the definitive proxy statement dated October 13, 2022 (as amended on November 7, 2022 and November 9, 2022 the “Proxy Statement”) and filed by 8i with the Securities and Exchange Commission (the “SEC”), a business combination between 8i and EUDA was effected by the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), resulting in EUDA becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i has changed its name to “EUDA Health Holdings Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to herein as the “Business Combination.”

Pursuant to the terms of the SPA, upon the consummation of the Business Combination (the “Closing”), any and all outstanding units of 8i, composed of one ordinary share of 8i, no par value (the “8i Ordinary Shares”), one warrant (the “8i Warrants”), with every two 8i Warrants entitling the registered holder to purchase one 8i Ordinary Share, and one right to receive one-tenth (1/10) of one 8i Ordinary Share upon the consummation of an initial business combination (the “Rights”) (collectively, the “Units”) were separated into their component parts and the 8i Ordinary Shares and 8i Warrants were re-designated on a one-for-one basis, and the Rights were converted (at the rate of one-tenth (1/10) of a share for each outstanding Right), into ordinary shares of EUDA Health Holdings Limited, no par value (the “Company Shares”). The Company’s shareholders of record (the “Shareholders”) are entitled to one vote for each Company Share held on all matters to be voted on by Shareholders. Shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Company Shares.

On November 14, 2022, the holders of 6,033,455 8i’s ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of approximately $60.8 million.

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the EUDA shareholders are expected to have a majority of the voting power of the Combined Company, EUDA will comprise all of the ongoing operations of the Combined Company, EUDA will comprise a majority of the governing body of the Combined Company, and EUDA’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of EUDA.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this prospectus has been prepared using actual redemption of 8i’s ordinary shares into cash.

The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of EUDA’s future financial position or operating results.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with 8i’s historical financial statements, EUDA’s historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information has been presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of EUDA’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of EUDA or the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent 8i management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

ASSETS:
Current assets:
Cash	$265,852	$341,100	$26,132,705	(A)	$897,983
			(905,625)	(B)
			(2,060,022)	(E)
			(683,500)	(F)
			(300,000)	(G)
			(21,892,527)	(I)
Accounts receivable, net	-	1,884,431	-		1,884,431
Other receivables	-	1,410,231	-		1,410,231
Other receivables – related parties	-	49,422	-		49,422
Prepaid expenses and other current assets	30,606	159,002	588,500	(E)	22,670,635
			21,892,527	(I)
Investments held in Trust Account	86,972,255	-	(86,972,255)	(A)	-
Total current assets	87,268,713	3,844,186	(64,200,197)		26,912,702

Property and equipment, net	-	36,191	-		36,191

Other assets:
Other receivables	-	1,031,942	-		1,031,942
Intangible assets, net	-	188,950	-		188,950
Goodwill	-	932,657	-		932,657
Operating right-of-use asset	-	77,056	-		77,056
Finance right-of-use assets	-	17,173	-		17,173
Loan to third party	-	550,009	-		550,009
Total other assets	-	2,797,787	-		2,797,787

TOTAL ASSETS	$87,268,713	$6,678,164	$(64,200,197)		$29,746,680

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short term loans – bank and private lender	$-	$208,168	$-		$208,168
Short term loans – third parties	-	139,334	-		139,334
Promissory notes	-	-	2,113,125	(B)	3,272,225
			82,600	(E)
			376,500	(F)
			700,000	(G)
Accounts payable	890,404	1,504,468	(1,002,987)	(E)	1,391,885
Accounts payable – related party	-	294,470	-		294,470
Other payables and accrued liabilities	-	727,745	(23,638)	(F)	704,107
Other payables – related parties	113,000	4,209,568	(2,580,535)	(D)	1,742,033
Promissory note – related party	1,000,000	-	(1,000,000)	(G)	-
Operating lease liability	-	67,942	-		67,942
Finance lease liabilities	-	12,020	-		12,020
Taxes payable	-	128,883	-		128,883
Subscribed shares deposit liability	-	600,000	(600,000)	(H)	-
Deferred underwriting commissions	3,018,750	-	(3,018,750)	(B)	-
Total current liabilities	5,022,154	7,892,598	(4,953,685)		7,961,067

Other liabilities:
Deferred tax liabilities	-	32,121	-		32,121
Operating lease liability – non-current	-	9,532	-		9,532
Finance lease liabilities – non-current	-	10,299	-		10,299
Total other liabilities	-	51,952	-		51,952

TOTAL LIABILITIES	5,022,154	7,944,550	(4,953,685)		8,013,019

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption	86,268,440	-	(86,268,440)	(A)	-

Shareholders’ equity (deficit):
Ordinary shares	-	834,863	26,132,705	(A)	35,389,860
			(4,021,881)	(C)
			2,580,535	(D)
			300,000	(E)
			(1,036,362)	(F)
			600,000	(H)
Accumulated deficit	(4,021,881)	(2,197,789)	(703,815)	(A)	(3,752,739)
			4,021,881	(C)
			(851,135)	(E)
Accumulated other comprehensive income (loss)	-	18,753	-		18,753
Total shareholders’ equity (deficit)	(4,021,881)	(1,344,173)	27,021,928		21,655,874
Noncontrolling Interest	-	77,787	-		77,787
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$87,268,713	$6,678,164	$(64,200,197)		$29,746,680

(1) Derived from the balance sheet of 8i Acquisition 2 Corp. (“8i”) as of October 31, 2022.

(2) Derived from the consolidated balance sheet of EUDA Health Limited (“EUDA”) as of September 30, 2022.

35

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$7,406,428	$-		$7,406,428
Cost of revenues	-	4,869,859	-		4,869,859
Gross profit	-	2,536,569	-		2,536,569
Operating expenses:
Selling	-	1,144,805	-		1,144,805
General and administrative expenses	2,058,445	3,762,736	-		5,821,181
Research and development expenses	-	15,064	-		15,064
Total operating expenses	2,058,445	4,922,605	-		6,981,050
Loss from operations	(2,058,445)	(2,386,036)	-		(4,444,481)
Other income (expense)
Dividends on marketable securities held in trust	721,509	-	(721,509)	(AA)	-
Interest expense, net	-	(35,922)	-		(35,922)
Gain on disposal of subsidiaries	-	30,055	-		30,055
Other income, net	-	89,564	-		89,564
Total other income, net	721,509	83,697	(721,509)		83,697
Loss before income taxes	(1,336,936)	(2,302,339)	(721,509)		(4,360,784)
Provision for income taxes	-	74,525	-		74,525
Net loss	(1,336,936)	(2,376,864)	(721,509)		(4,435,309)
Less: Net income attributable to noncontrolling interest	-	1,258	-		1,258
Net loss attributable to ordinary shareholders	$(1,336,936)	$(2,378,122)	$(721,509)		$(4,436,567)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		(8,625,000)	(BB)	-
Basic and diluted net loss per redeemable ordinary share	$(0.10)				$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500		17,743,270	(BB)	20,191,770
Basic and diluted net loss per non-redeemable ordinary share	$(0.19)				$(0.22)

Basic and diluted weighted average of ordinary shares outstanding		1,122,711
Basic and diluted loss per share per ordinary share		$(2.12)

(1) Derived from the historical information of 8i for the nine months ended October 31, 2022.

(2) Derived from the statement of income and comprehensive loss of EUDA for the nine months ended September 30, 2022.

36

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$10,544,550	$-		$10,544,550
Cost of revenues	-	6,300,197	-		6,300,197
Gross profit	-	4,244,353	-		4,244,353
Operating expenses:
Selling	-	1,258,442	-		1,258,442
General and administrative expenses	278,411	4,084,873	851,134	(CC)	5,214,418
Research and development expenses	-	129,265	-		129,265
Total operating expenses	278,411	5,472,580	851,134		6,602,125
Loss from operations	(278,411)	(1,228,227)	(851,134)		(2,357,772)
Other income (expense)
Dividends on marketable securities held in trust	746	-	(746)	(AA)	-
Interest expense, net	-	(127,126)	-		(127,126)
Other income, net	-	386,828	-		386,828
Investment income	-	1,917,062	-		1,917,062
Total other income, net	746	2,176,764	(746)		2,176,764
Income (loss) before income taxes	(277,665)	948,537	(851,880)		(181,008)
Provision for income taxes	-	48,141	-		48,141
Net income (loss)	(277,665)	900,396	(851,880)		(229,149)
Less: Net income attributable to noncontrolling interest	-	35,567	-		35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$(851,880)		$(264,716)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		(1,606,849)	(BB)	-
Basic and diluted net earnings per redeemable ordinary share	$5.14				$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697		17,981,073	(BB)	20,191,770
Basic and diluted net loss per non-redeemable ordinary share	$(3.86)				$(0.01)

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic and diluted earnings per share per ordinary share		$0.86

(1) Derived from the historical information of 8i for the twelve months ended January 31, 2022.

(2) Derived from the statement of income and comprehensive income of EUDA for the year ended December 31, 2021.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination and Basic of Presentation

On November 17, 2022, 8i Acquisition 2 Corp. (“8i”), a publicly traded special purpose acquisition company, completed the business combination (the “Business Combination”) with EUDA Health Limited (“EUDA”), a Singapore-based digital health platform that aims to make healthcare more affordable, accessible, and improve the patient experience by delivering improved outcomes through personalized healthcare. The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using 8i’s balance sheet as of October 31, 2022 and EUDA’s balance sheet as of September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using 8i’s statement of operations for the nine months ended October 31, 2022 and EUDA’s statement of operations for the nine months ended September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using 8i’s statement of operations for the twelve months ended January 31, 2022 and EUDA’s statement of operations for the year end December 31, 2021.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

The unaudited pro forma combined financial information does not give effect to the 4,000,000 EUDA Earnout Shares as the earnout contingency has not been met at period end. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

Note 2 – Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

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The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

8i and EUDA have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination, the accretion of 400,000 shares at carrying value into redemption value, and the redemption of the 6,033,455 shares for cash by 8i shareholders, at a redemption price of $10.08 per share;

(B)	Reflects the settlement of approximately $3.0 million deferred underwriting commissions that become due upon the consummation of the Business Combination, of which, approximately $0.9 million paid in cash and approximately $2.1 million converted into a promissory note;

(C)	Reflects the issuance of 891,725 no par value ordinary shares resulted from the conversion of Public and Private rights and the elimination of the historical accumulated deficit of 8i, the accounting acquiree, into EUDA’s ordinary shares upon the consummation of the Business Combination;

(D)	Reflects the forgiveness of indebtedness of approximately $2.6 million from a shareholder of EUDA and reclassify into no par value capital upon the consummation of the Business Combination;

(E)	Reflects the settlement of approximately $2.5 million of 8i’s transaction costs related to the Business Combination with approximately $0.1 million converted into a promissory note, approximately $0.3 million converted into 60,000 no par value ordinary shares issued to a service provider, and approximately $2.1 million settled in cash, of which, approximately $1.0 million of transaction costs accrued as of the date of unaudited pro forma condensed combined balance sheet, approximately $0.6 million recognized as prepaid expenses, approximately $0.9 million as an adjustment to accumulated deficit;

(F)	Reflects the recapitalization of EUDA through (a) the issuance of 14,000,000 no par value ordinary shares to EUDA’s shareholders, (b) the consideration of the issuance of 4,000,000 Earnout ordinary shares deemed to be as equity instruments in accounted for under ASC 815, (c) the settlement of approximately $1.1 million of EUDA’s transaction costs related to the Business Combination with approximately $0.4 million converted into three promissory notes and approximately $0.7 million settled in cash, of which, approximately $24,000 of transaction costs accrued as of the date of the unaudited pro forma condensed combined balance sheet, approximately $1.0 million of transaction costs reclassify into no par value capital upon the closing of the Business Combination; (d) the issuance of 200,000 no par value ordinary shares to a service provider related to the Business Combination at closing;

(G)	Reflects the settlement of approximately $1.0 million related party promissory note that become due upon the consummation of the Business Combination, of which, approximately $0.3 million paid in cash and approximately $0.7 million converted into a promissory note;

(H)	Reflects the conversion of subscribed shares deposit liability into no par value capital upon the closing of the Business Combination; and

(I)	Reflects the approximately $21.9 million payments of the two Prepaid Forward Agreements at closing of the Business Combination.

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Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are as follows:

(AA)	Represents an adjustment to eliminate income from dividends on marketable securities held in trust as of the beginning of the period;

(BB)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented; and

(CC)	Reflects the approximately $0.9 million of 8i’s transaction costs incurred subsequent to October 31, 2022 as if the Business Combination had been consummated on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

Note 3 – Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of ordinary shares outstanding during the periods.

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the nine months ended September 30, 2022:

Pro forma net loss attributable to ordinary shareholders	$(4,436,567)
Weighted average shares outstanding – basic and diluted	20,191,770
Pro forma loss per share – basic and diluted	$(0.22)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000
8i public shares converted from rights	862,500
8i Sponsor and directors’ shares	2,156,250
8i private shares	292,250
8i private shares converted from rights	29,225
8i public shares redeemed	(6,033,455)
8i service provider shares	260,000
8i shares issued in the Business Combination	14,000,000
Total weighted average shares outstanding	20,191,770

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the year ended December 31, 2021:

Pro forma net loss attributable to ordinary shareholders	$(264,716)
Weighted average shares outstanding – basic and diluted	20,191,770
Pro forma loss per share – basic and diluted	$(0.01)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000
8i public shares converted from rights	862,500
8i Sponsor and directors’ shares	2,156,250
8i private shares	292,250
8i private shares converted from rights	29,225
8i public shares redeemed	(6,033,455)
8i service provider shares	260,000
8i shares issued in the Business Combination	14,000,000
Total weighted average shares outstanding	20,191,770

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale from time to time by the selling shareholders of up to 21,319,589 ordinary shares (including 146,125 Warrant Shares), an indeterminate number of Convertible Note Shares issuable upon conversion of $2,413,125 principal amount of the Convertible Notes, and 292,250 warrants to purchase our ordinary shares by James Tan, our former Chief Executive Officer. For additional information regarding the issuance of our ordinary shares and certain convertible notes in connection with the closing of the Business Combination, see “Certain Relationships and Related Person Transactions—Agreements with James Tan, former Chief Executive Officer”. We are registering our ordinary shares and warrants to purchase our ordinary shares in order to permit the selling shareholders to offer these shares and warrants to purchase our ordinary shares for resale from time to time. Except as set forth below, the selling shareholders are investors who have had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years. Our knowledge is based on information provided by selling shareholder questionnaires in connection with the filing of this prospectus.

The table below lists the selling shareholders and information regarding the ownership of our ordinary shares held by each selling shareholder. We have based our calculation of the applicable percentage of beneficial ownership on 24,627,509 of our ordinary shares issued and outstanding as of August 1, 2023.

Information about the selling shareholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Ordinary Shares held before the Offering				Ordinary Shares held after the Offering
Name of selling shareholders	Shares(1)	% of Ordinary Shares		Ordinary Shares Sold in the Offering(2)	Shares	% of Ordinary Shares	Percentage of Total Voting Power (%)
Watermark Developments Limited (3)	9,660,000	39.2%		9,660,000	—	—	—
Meng Dong (James) Tan (4)	6,648,650	27.0%		6,502,525	—	—	—
Fook-Meng Chan (5)	1,100,500	4.5%		1,100,500	—	—	—
Maxim Group LLC (6)	422,625	1.7%		422,625	—	—	—
Wilke Services Limited (7)	500,000	2.0%		500,000	—	—	—
Chee Yin Meh (8)	250,000	1.0%		250,000	—	—	—
DGJ Keet Investments Limited (9)	120,000	*	%	120,000	—	—	—
Loeb & Loeb (10)	597,714	2.4%		249,873	—	—	—
Guan Hong (William) Yap (11)	3,000	*	%	3,000	—	—	—
Alexander Arrow (12)	3,000	*	%	3,000	—	—	—
Kwong Yeow Liew (13)	3,000	*	%	3,000	—	—	—
Ajay Rajpal (14)	3,000	*	%	3,000	—	—	—
Kelvin Chen Wei Wen (15)	578,439	2.3%		578,439	—	—	—
Chin Seak Fan (16)	325,000	1.3%		325,000	—	—	—
Eu Teck Yee (17)	75,000	*	%	75,000	—	—	—
Loh En Dian, Philemon (18)	60,000	*	%	60,000	—	—	—
Chan Kian Kuan (19)	100,000	*	%	100,000	—	—	—
Teo Eng Chong (20)	80,000	*	%	80,000	—	—	—
Tai Kwang Kit (21)	50,000	*	%	50,000	—	—	—
Chee Hon Seong (22)	50,000	*	%	50,000	—	—	—
Daniel Chong Woon Chieh (23)	20,000	*	%	20,000	—	—	—
Lim Tien Sze (24)	30,000	*	%	30,000	—	—	—
HB Strategies LLC (25)	800,000	3.2%		800,000	—	—	—
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (26)	800,000	3.2%		800,000	—	—	—

* Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)	Assumes the conversion of all Convertible Notes for the note’s full principal amount at a conversion price set forth in such Convertible Note. Those Convertible Notes with conversion prices that are variably determined by the volume weighted average price of our ordinary shares are assumed to convert at a rate equal to $0.56 per share, the average of the high and low prices for our ordinary shares on August 1, 2023.
(2)	Assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.
(3)	9,660,000 ordinary shares were issued to Watermark Developments Limited at closing of the Business Combination, of which at closing of the Business Combination (a) approximately 25.6% are beneficially owned by Fan Pingli through Wilke Services Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (b) approximately 11.1% are beneficially owned by Kelvin Chen, through Interglobe Venture Inc, at Ground Floor, Coastal Building, Wickhams Cay II, PO Box 3169, Road Town, Tortola, British Virgin Islands, (c) approximately 10.9% are beneficially owned by Hartanto through Mount Locke Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (d) approximately 10.9% are beneficially owned by Koh Yong Pau through Pine Alliance Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, (e) approximately 10.9% are beneficially owned by Kng Pong Sai through Scotgold Holdings Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, and (f) approximately 10.9% are beneficially owned by Janic Pacific Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands. The remaining shareholders of Watermark Developments Limited each own less than 5% of Watermark Developments Limited. The address of Watermark Developments Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

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(4)	Includes (i) 2,141,250 shares owned by 8i Holdings 2 Pte. Ltd; (ii) 321,475 shares acquired directly in a private placement simultaneously with the company’s initial public offering (the “Private Placement”); (iii) 146,125 shares underlying warrants acquired in the Private Placement; (iv) 3,000 ordinary shares transferred from 8i Holdings 2 Pte. Ltd; (v) 2,776,000 ordinary shares issued to Mr. Tan at closing of the Business Combination; (vi) 82,600 ordinary shares issued to 8i Holdings 2 Pte. Ltd. pursuant to a Settlement Agreement between 8i Holdings 2 Pte. Ltd. and the Company dated May 16, 2023; and (vii) 1,178,200 ordinary shares issued Mr. Tan pursuant to a Settlement Agreement between Mr. Tan and the Company dated May 16, 2023. Mr. Tan is the sole shareholder and director of 8i Holdings 2 Pte. Ltd. and Mr. Tan has sole voting and dispositive power over the shares. The address for 8i Holdings 2 Pte. Ltd is c/o 6 Eu Tong Sen Street #08-13 Singapore 059817.
(5)	Includes (i) 694,000 of our ordinary shares issued at the closing of the Business Combination; (ii) 200,000 shares issued at the closing of the Business Combination to Menora Capital Pte Ltd, an entity wholly owned by Mr. Fook Meng Chan, located at 150 Cecil Street #03-02, Singapore 069543; and (iii) shares issued upon conversion of a $87,500 convertible note held by Menora Capital Pte Ltd and a $119,000 convertible note held by Shine Link Limited, an entity wholly owned by Mr. Fook Meng Chan, located at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands.
(6)	Consists of shares issuable upon the conversion of a convertible note in the principal amount of $2,113,125 (at the fixed conversion price of $5.00 per share) issued at the closing of the Business Combination. The address of Maxim Group LLC is 300 Park Ave 16th Floor, New York, NY 10022.
(7)	Consists of 500,000 of our ordinary shares held of record by Wilke Services Limited, but excludes ordinary shares held indirectly through Wilke Services Limited’s interests in Watermark Developments Limited. The address of Wilke Services Limited is Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles.
(8)	The address of Chee Yin Meh is 18 Springleaf Rise, Singapore 787998.
(9)	The address of DGJ Keet Investments Limited is Woodbourne Hall, Road Town, Tortola, British Virgin Islands.
(10)	Consists of (i) 60,000 ordinary shares issued at the closing of the Business Combination; and (ii) shares issuable upon the conversion of a $300,000 convertible note issued at the closing of the Business Combination. The address for Loeb & Loeb is 345 Park Avenue, New York, NY 10154.
(11)	Consists of 3,000 of our ordinary shares held of record by Guan Hong (William) Yap. The address for Guan Hong (William) Yap is 11 Balmeg Hill #03-22, Singapore 119916.
(12)	Consists of 3,000 of our ordinary shares held of record by Alexander Arrow. The address for Alexander Arrow is 149 Fifth Avenue, Suite 500, New York, NY 10010.
(13)	Consists of 3,000 of our ordinary shares held of record by Kwong Yeow Liew. The address for Kwong Yeow Liew is Block 407, Sin Ming Avenue #09-209, Singapore 570407.
(14)	Consists of 3,000 of our ordinary shares held of record by Ajay Rajpal. The address for Ajay Rajpal is 4 Collingwood Court, 130 Station Road, Barnet EN5 1SS, United Kingdom.
(15)	Represents shares issued to Dr. Chen pursuant to a Settlement Agreement between Dr. Chen and the Company dated May 16, 2023 and Supplemental Agreement among Dr. Chen, Kent Ridge Health Singapore Pte. Ltd. and the Company dated June 6, 2023.
(16)	Represents shares issued to Ms. Chin pursuant to her Securities Purchase Agreement with the Company dated May 9, 2023. The address of Chin Seak Fan is No 7462, Jalan 4, Taman Selayang Baru, Batu Caves, 68100 Selangor Darul Ehsan, Malaysia.
(17)	Represents shares issued to Mr. Eu pursuant to his Securities Purchase Agreement with the Company dated May 8, 2023.The address of Eu Teck Yee is No 6, Lengkuk Villa 4, Taiping Villa, Taiping, 34000 Perak, Malaysia.
(18)	Represents shares issued to Mr. Loh pursuant to his Securities Purchase Agreement with the Company dated May 10, 2023. The address of Loh En Dian, Philemon is 336B Anchorvale Crescent, #13-34, Singapore 542336.
(19)	Represents shares issued to Mr. Chan pursuant to his Securities Purchase Agreement with the Company dated May 16, 2023. The address of Chan Kian Kuan is 6, Garlick Avenue, Singapore 279679.
(20)	Represents shares issued to Mr. Teo pursuant to his Securities Purchase Agreement with the Company dated May 9, 2023. The address of Teo Eng Chong is Blk 517, Pasir Ris street 52, #18-53, Singapore 510517.
(21)	Represents shares issued to Mr. Tai pursuant to his Securities Purchase Agreement with the Company dated May 18, 2023. The address of Tai Kwang Kit is 40 Verde Grove, Singapore 688572 .
(22)	Represents shares issued to Mr. Chee pursuant to his Securities Purchase Agreement with the Company dated May 19, 2023. The address of Chee Hon Seong is Blk 123 Bedok Reservoir Road #02-1015, Singapore 470123.
(23)	Represents shares issued to Mr. Chong pursuant to his Securities Purchase Agreement with the Company dated June 19, 2023. The address of Daniel Chong Woon Chieh is Blk 135, Lorong Ah Soo #12-480, Singapore 530135.
(24)	Represents shares issued to Mr. Lim pursuant to his Securities Purchase Agreement with the Company dated June 6, 2023. The address of Lim Tien Sze is 84 Genting Lane #04-07, Singapore 349584.
(25)	Represents shares issued to HB Strategies LLC pursuant to Amendment to Prepaid Forward Agreement between the Company and HB Strategies LLC dated June 8, 2023. The address of HB Strategies LLC is c/o Hudson Bay Capital Management LP, 28 Havermeyer PL, 2nd Floor, Greenwich, CT 06830.
(26)	Represents shares issued to Alto Opportunity Master Fund, SPC - Segregated Master Portfoloio B (“Alto”) pursuant to Amendment to Prepaid Forward Agreement between the Company and Alto dated June 8, 2023. Alto’s address is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of ordinary shares of EUDA Health Holdings Limited as of August 1, 2023, by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company;
●	each of the Company’s directors and named executive officers; and
●	all directors and executive officers of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the following table are based on 24,627,509 ordinary shares of EUDA Health Holdings Limited issued and outstanding as of August 1, 2023.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual below is 1 Pemimpin Drive #12-07, One Pemimpin Singapore 576151.

Name of Beneficial Owner	Number of Ordinary Shares of EUDA Health Holdings Limited Beneficially Owned	% of Ownership
Five Percent Holders
Watermark Developments Limited(1)	9,660,000	39.2%
Meng Dong (James) Tan(2)	6,648,650	27.0%

Directors and Executive Officers
Wei Wen Kelvin Chen(3)	1,222,439	5.0%
Steven John Sobak(4)	3,445	*
Alfred Lim	-	-
Eric Lew	-	-
Ajay Kumar Rajpal	3,000	*
Kong-Yew Wong	-	-
All Directors and Executive Officers of the Company as a Group (6 persons)	1,228,884	5.0%

*	Represents beneficial ownership of less than 1%.

(1)	9,660,000 ordinary shares were issued to Watermark Developments Limited at closing of the Business Combination, of which at closing of the Business Combination (a) approximately 25.6% are beneficially owned by Fan Pingli through Wilke Services Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (b) approximately 11.1% are beneficially owned by Kelvin Chen, through Interglobe Venture Inc, at Ground Floor, Coastal Building, Wickhams Cay II, PO Box 3169, Road Town, Tortola, British Virgin Islands, (c) approximately 10.9% are beneficially owned by Hartanto through Mount Locke Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (d) approximately 10.9% are beneficially owned by Koh Yong Pau through Pine Alliance Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, (e) approximately 10.9% are beneficially owned by Kng Pong Sai through Scotgold Holdings Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, and (f) approximately 10.9% are beneficially owned by Janic Pacific Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands. The remaining shareholders of Watermark Developments Limited each own less than 5% of Watermark Developments Limited. The address of Watermark Developments Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	Includes (i) 2,223,850 shares held by 8i Holdings 2 Pte. Ltd of which Mr. Tan is the sole shareholder and director and therefore has the sole voting and dispositive power over these shares; and (ii) 146,125 shares underlying warrants acquired by Mr. Tan in a private placement that closed concurrently with the Company’s initial public offering. The address for 8i Holdings 2 Pte. Ltd is c/o 6 Eu Tong Sen Street #08-13 Singapore 059817.

(3)	Dr. Kelvin Chen beneficially owns 100,000 ordinary shares of Watermark, which owns 9,660,000 Company Ordinary Shares.

(4)	Steven John Sobak beneficially owns 535 ordinary shares of Watermark, which owns 9,660,000 Company Ordinary Shares.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In connection with and since the Business Combination, EUDA (including any of its subsidiaries) has entered into the following related party transactions (with each transaction involving the aggregate amount in excess of $120,000) with our executive officer, director, nominee to become a director or a holder of more than 5% of our ordinary shares, including any of their immediate family members and affiliates, and entities owned or controlled by such persons.

Settlement Agreement with Kelvin Chen, our CEO

On May 26, 2023, EUDA issued to Dr. Kelvin Chen, EUDA’s CEO, 850,306 ordinary shares at $1.00 per share pursuant to a settlement agreement between Dr. Chen and EUDA, dated May 16, 2023 (the “Chen Settlement Agreement”) in full satisfaction of Dr. Chen’s claim for unpaid loans in the aggregate principal amount of $850,306 (or approximately S$1,136,264.06) made to Kent Ridge Healthcare Singapore Pte Ltd. (“KRHSG”), a wholly-owned subsidiary of EUDA. In order to comply with Nasdaq’s shareholder approval requirement for issuance of stock to an executive officer of a company pursuant to Nasdaq Listing Rule 5635(c), EUDA, KRHSG and Dr. Chen amended the Chen Settlement Agreement by entering into a Supplemental Agreement (the “Supplemental Agreement”) on June 6, 2023, so that the shares issued to Dr. Chen would be issued at a per share price not less than the closing bid price of $1.47 per share on May 15, 2023, the day prior to the execution of the Chen Settlement Agreement. Pursuant to the Supplemental Agreement, Dr. Chen agreed to release and discharge KRHSG of all claims in return for 578,439 ordinary shares at $1.47 per share, and to surrender 271,867 ordinary shares of the 850,306 ordinary shares issued to him on May 16, 2023.

Agreements with James Tan, former Chief Executive Officer and significant shareholder

On January 21, 2021 and February 5, 2021, we issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which were subsequently sold to 8i Holdings 2 Pte Ltd (the “Sponsor”), our sponsor prior to the Business Combination and a company wholly owned by Mr. Meng Dong (James) Tan, the Company’s former Chief Executive Officer, for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, the Sponsor transferred 15,000 founder shares in the aggregate to our then directors at the time for nominal consideration. On October 25, 2021, we issued an additional 718,750 ordinary shares for approximately $0.017 per share, which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

Concurrently with the closing of the Company’s initial public offering, Mr. Tan purchased an aggregate of 292,250 private units at a price of $10.00 per private unit for an aggregate purchase price of $2,922,500 in a private placement. Each unit consisted of one ordinary share, one redeemable warrant, and one right to receive one-tenth of an ordinary share upon the consummation of an initial business combination. At the Closing of the Business Combination, the units were separated into their component parts and the ordinary shares and warrants were re-designated on a one-for-one basis, and the rights were converted (at the rate of one-tenth (1/10) of a share for each outstanding right), into ordinary shares of EUDA Health Holdings Limited.

On January 12, 2022, March 28, 2022 and August 16, 2022, the Company issued promissory notes to Mr. Tan in the amount of $300,000, $500,000 and $200,000, respectively, evidencing loans from Mr. Tan to the Company for working capital purposes. On November 17, 2022 at the Closing of the Business Combination, $300,000 was repaid to Mr. Tan and a new convertible promissory note was issued in the aggregate principal amount of $700,000 (the “Tan 2022 Note”). The Tan 2022 Note was interest free and was due on the one-year anniversary of the Closing of the Business Combination. Pursuant to the Tan 2022 Note, on November 17, 2023, the maturity date, James Tan would have the right to convert the unpaid principal amount of the Tan 2022 Note into ordinary shares of the Company based on the five day volume weighted average price of the Company’s ordinary shares immediately preceding the maturity date.

Pursuant to a loan agreement dated January 9, 2023, James Tan loaned the Company an additional $145,450 (the “Initial Tan Loan”) at 8% interest per annum which was to be repaid by March 31, 2023. The Initial Tan Loan was not timely repaid by March 31, 2023, and was replaced as disclosed below.

Pursuant to a second loan agreement with the Company dated April 24, 2023, James Tan loaned the Company an additional $332,750 (the “Tan Second Loan”) at 8% interest per annum, which matures on the earlier of June 30, 2023 or within seven days of the Company receiving the proceeds from the sales of securities in the private placement (the “Private Placement”). Pursuant to the terms of the Tan Second Loan, the Company agreed to issue to James Tan a new promissory note in the principal amount of $145,450 dated April 24, 2023 (the “Tan First Loan”) to replace the Initial Tan Loan. The Tan First Loan contained the same payment terms as the Tan Second Loan.

44

On May 15, 2023, James Tan entered into a third loan agreement with the Company pursuant to which James Tan agreed to loan the Company an additional $22,500 (the “Tan Third Loan”), provided that the Company issued a new promissory note to James Tan in the principal amount of $700,000 (the “Tan 2023 Note”) to replace the Tan 2022 Note. The Tan Third Loan would bear interest at 8% per annum, and would be repaid upon the earlier of June 30, 2023 or within seven days of the Company receiving the proceeds from the sales of securities in the Private Placement.

On May 15, 2023, the Company issued to James Tan the Tan 2023 Note to replace the Tan 2022 Note. The Tan 2023 Note was an interest-free convertible promissory note in the aggregate principal amount of $700,000. On May 15, 2023, James Tan elected to convert the entire unpaid principal in the amount of $700,000 of the Tan 2023 Note into ordinary shares of the Company at $1.00 per share in accordance with the terms of the Tan 2023 Note. On May 16, 2023, the Company issued to James Tan 700,000 ordinary shares in full satisfaction of the Tan 2023 Note. Pursuant to the terms of the Tan 2023 Note, the Company agreed to register the 700,000 ordinary shares for resale. We refer to these 700,000 restricted ordinary shares as the “Converted Shares.” As of the date of this report, the Tan 2023 Note has been converted in full into the Converted Shares and is no longer outstanding.

On May 16, 2023, the Company issued to James Tan an aggregate of 478,200 ordinary shares pursuant to a Settlement Agreement between the Company and James Tan dated May 16, 2023 in full settlement of all obligations of the Company under the Tan First Loan and the Tan Second Loan. As of the date of this report, the Tan Third Loan remains outstanding.

All of the above related party transactions were approved by the Company’s Board of Directors and ratified by its audit committee pursuant to the Related Party Transactions Policy described below and the audit committee charter.

Cadence Health Pte. Ltd. (“Cadence”)

Cadence had the same shareholders as EUDA prior to the Business Combination and until April 2022, was a related party clinic service vendor of EUDA. As of December 31, 2022, EUDA had an aggregate receivable amount of $266,653 with Cadence which has since been repaid. For the year ended December 31, 2022, EUDA incurred and owed to Cadence an aggregate medical service fee of $496,383. Beginning in April 2022, EUDA directly utilized third party clinic service providers and no longer used Cadence. See Note 15 of the notes to the consolidated financial statements.

Indemnification Agreements

At the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Forgiveness of debt by a related party

On March 31, 2022, the Company and Wilke entered into a deed of release of debt (“Deed”), pursuant to the Deed, upon the closing of the Business Combination, Wilke agreed to release and discharge the Company from the obligation to repay to Wilke of $2,763,018. As Wilke’s shareholder also is a shareholder of the Company under common control, such debt forgiveness were treated as an addition to the Company’s capital during the year ended December 31, 2022.

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Amended and Restated Registration Rights Agreement

In connection with the closing of the Business Combination, the Company entered into an amended and restated registration rights agreement with certain existing shareholders of the Company and with the Seller with respect to their ordinary shares of the Company acquired before or pursuant to the Share Purchase, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with the Company’s initial public offering and any shares issuable on conversion of working capital loans from the Sponsor to the Company . The Company further amended the amended and restated registration rights agreement (as amended, the “Amended and Restated Registration Rights Agreement”) to include certain noteholders with respect to the ordinary shares of the Company issuable upon conversion of the Convertible Notes made in connection with the closing of the Business Combination. Those securities are referred to herein collectively as the “Registrable Securities.” Pursuant to the terms of the Amended and Restated Registration Rights Agreement, following the Closing, the Company is to file with the SEC a registration statement on Form S-3 (or Form S-1) covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC. The Amended and Restated Registration Rights Agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Registrable Securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Transactions Policy

Immediately following the Closing of the Business Combination, the Company’s board of directors adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries, if any) we are or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $100,000, and (iii) a related party has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to us as an employee or director will not be considered related party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our ordinary shares), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related party is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the policy, any related party, or any director, officer or employee of ours who knows of the transaction, must report the information regarding the proposed related party transaction to our audit committee for review. To identify related party transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related party transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	whether the transaction was undertaken in the ordinary course of business of the Company;
●	whether the transaction was initiated by the Company, a subsidiary, a controlled company of the Company, or the related party;
●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the approximate dollar value of the transaction involved, particularly as it relates to the related party; and
●	any other information regarding the transaction or the related party that would be material to the Company’s shareholders in light of the circumstances of the particular transaction.

All related party transactions may be consummated or continued only if approved or ratified by our audit committee. No director or member of our audit committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our audit committee.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of the ordinary shares or warrants being offered under this prospectus (the “Resale Securities”) on any stock exchange, market or trading facility on which the Company’s ordinary shares or warrants are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of their Resale Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	firm commitment underwritten transactions;
●	a combination of any of these methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders’ Resale Securities may also be sold under Rule 144 under the Securities Act, if available for the selling shareholders, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Resale Securities if such seller shareholder deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their Resale Securities to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Resale Securities.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Resale Securities offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the Resale Securities offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Resale Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Resale Securities offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Company’s ordinary shares and warrants are listed on Nasdaq under the symbols “EUDA” and “EUDAW,” respectively.

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DESCRIPTION OF SECURITIES

The following summary sets forth the material terms of our securities following the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”), a copy of which is attached as Exhibit 3.1 to this registration statement. We urge you to read the Charter in its entirety for a complete description of the rights and preferences of our securities.

General

The authorized capital stock of the Company consists of an unlimited number of shares of a single class, each with no par value. No preferred shares are issued or outstanding or authorized by the Company’s Charter.

Ordinary Shares

The Company’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Pursuant to the Company’s Charter at least seven days’ notice must be given for each general meeting of shareholders (although the Company will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our board of directors serve two-year terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Some of the ordinary shares being registered hereby are issuable upon the conversion of certain convertible promissory notes issued in connection with the Business Combination. Each of the convertible notes has a maturity date of one year from the date of issuance. Except for the promissory note held by Maxim Group which has a fixed conversion price of $5.00 per share, the outstanding unpaid principal amount of certain of those convertible promissory notes is convertible at maturity at a conversion price based on the five-day volume weighted average trading price of our ordinary shares immediately prior to the time of conversion.

Although the selling shareholders may experience a positive rate of return based on the trading price at the time they sell their ordinary shares, the public shareholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public shareholders purchased their ordinary shares and the trading price. Given the substantial number of ordinary shares being registered for potential resale by the selling shareholders pursuant to this prospectus, the sale of ordinary shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of shares intend to sell shares, may increase the volatility of the market price of the Company’s ordinary shares and may cause a significant decline on the trading prices of the Company’s securities.

Warrants

Pursuant to the terms of the SPA, upon the consummation of the Business Combination (the “Closing”), any and all outstanding units of 8i, composed of one ordinary share of 8i, no par value (the “8i Ordinary Shares”), one warrant (the “8i Warrants”), with every two 8i Warrants entitling the registered holder to purchase one 8i Ordinary Share, and one right to receive one-tenth (1/10) of one 8i Ordinary Share upon the consummation of an initial business combination (the “Rights”) (collectively, the “Units”) were separated into their component parts and the 8i Ordinary Shares and 8i Warrants were re-designated on a one-for-one basis, and the Rights were converted (at the rate of one-tenth (1/10) of a share for each outstanding Right), into ordinary shares of EUDA Health Holdings Limited, no par value. Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbols “EUDA” and “EUDAW,” respectively.

Two warrants entitle the registered holder to purchase one ordinary share at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination and 12 months from the date the registration statement was filed in connection with our initial public offering was declared effective by the SEC. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 60 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the Market Price is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

Each two Warrants have an exercise price of $11.50 per full share, which exercise price exceeds the market price of our ordinary shares of $0.06 per share based on the closing price on Nasdaq on August 1, 2023. The cash proceeds associated with the exercise of the Warrants are dependent on the price of our ordinary shares, as described above. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

The representative of the underwriters has agreed that it will not be permitted to exercise any warrants underlying the purchase option to be issued to it and/or its designees after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

Preemptive or Other Rights

The shareholders of the Company have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under the British Virgin Islands Business Companies Act, 2004 (the “Companies Act”), the entry of the name of a person in the Company’s register of members as a holder of the shares is prima facie evidence that the person a legal owner of the shares. The register of members will be maintained by the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, which will enter the name of Cede & Co in the register of members as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Investors should not purchase our ordinary shares with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our ordinary shares and warrants to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or our security holders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the Company owned by them and any possible dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or our security holders.

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United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our securities issued pursuant to this offering. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase securities pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own 5 percent or more of our voting shares;
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
●	persons whose functional currency is not the U.S. dollar;
●	controlled foreign corporations; or
●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS of an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

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THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Investors should not purchase our ordinary shares with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share from the exercise of two warrants for cash. An ordinary share acquired pursuant to the exercise of two warrants for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the ordinary shares should be treated as commencing on the date following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. For this purpose, the number of warrants deemed exercised would be equal to the amount needed to receive on exercise the number of ordinary shares issued pursuant to the cashless exercise. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. A U.S. Holder’s holding period for the ordinary shares should commence on the date following the date of exercise of the warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the warrants.

We intend to treat the exercise of a warrant occurring after giving notice of an intention to redeem the warrant as described in Section “Warrants” of Part “Description of Securities” of this prospectus as if we redeemed such warrant with ordinary shares, which should be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the deemed redemption of warrants for ordinary shares. A U.S. Holder’s aggregate tax basis in the ordinary shares received in the redemption should equal the U.S. Holder’s aggregate tax basis in the warrants so redeemed and the holding period for the ordinary shares received in redemption of such U.S. Holder’s warrants should include the U.S. Holder’s holding period for the redeemed warrants. However, if the redemption were instead to be characterized for U.S. federal income tax purposes as a cashless exercise of the warrant (which we do not expect), then the tax treatment would instead be treated as described above in the second paragraph under “Exercise, Lapse or Redemption of a Warrant”.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in Section “Warrants” of Part “Description of Securities” of this prospectus or if we purchase warrants in an open-market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “Taxation on the Disposition of Securities.”

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Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in Section “Warrants” of Part “Description of Securities” of this prospectus. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and
●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

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Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;
●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to purchase ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants or rights), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

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If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

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If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

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Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;
●	is notified by the IRS that backup withholding is required; or
●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

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BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association (our “Charter”) and by the British Virgin Islands Business Companies Act, 2004 (the “Companies Act”). The Companies Act contains many English law principles but does not follow recent English law statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we cannot predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands			Delaware

Shareholder Meetings

●	Held at a time and place as designated in the articles of association. Our Amended and Restated Articles of Association (the “Articles of Association”) provide that our board may designate such time and place.		●	Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

●	May be held within or without the British Virgin Islands		●	May be held within or without Delaware

●	Notice:		●	Notice:

	o	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate the general nature of the business of the meeting as designated in the Articles of Association.		o	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

	o	A copy of the notice of any meeting shall be given personally or sent by mail or electronic form as designated in the Articles of Association.		o	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

	o	Notice of not less than 7 days before the meeting

Shareholders’ Voting Rights

●	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the Articles of Association. Our Articles of Association provide for such consent in writing.	●	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

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British Virgin Islands		Delaware

●	Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is shareholders representing at least thirty-three and one-third percent of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.	●	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

●	The memorandum and articles of association of a company may provide for cumulative voting in the election of directors. Our Charter does not provide for cumulative voting.	●	The certificate of incorporation may provide for cumulative voting.

●	Changes in the rights of shareholders as set forth in the memorandum and articles of association require approval of at least thirty-three and one-third percent of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

Directors

●	Board must consist of at least one director. Our Articles of Association provide that there shall be no less than two directors.	●	Board must consist of at least one member.

●	Maximum number of directors can be changed by an amendment to the articles of association. Our Articles of Association do not provide for a maximum number.	●	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

●	If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the articles of association, it can do so provided that it complies with the procedure set out in the articles of association. Our Articles of Association permit our board to appoint additional directors.

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British Virgin Islands			Delaware

Fiduciary Duties

●	In summary, directors and officers owe the following fiduciary duties:		●	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.

	o	Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	●	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

	o	Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;	●	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

	o	Directors should not improperly fetter the exercise of future discretion;

	o	Duty to exercise powers fairly as between different groups of shareholders;

	o	Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

	o	Duty to exercise independent judgment.

●	In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

	o	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

	o	the nature of the company, the nature of the decision and the position of the director and the responsibilities undertaken.

●	As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings.

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British Virgin Islands			Delaware

Shareholders’ Derivative Actions

●	Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the British Virgin Islands Court where the following circumstances apply:		●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

	o	the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

	o	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.	●	Such action shall not be dismissed or compromised without the approval of the Chancery Court.

	o		●	Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

●	When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith
●	whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;
●	whether the action is likely to succeed;
●	the costs of the proceedings in relation to the relief likely to be obtained; and
●	whether another alternative remedy to the derivative action is available.

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Material Differences in British Virgin Islands and Delaware Law

We believe that the material differences between British Virgin Islands and Delaware corporate law are as follows:

●	Shareholder Notice. Delaware law requires written notice of shareholders meetings of between 10 and 60 days. The Companies Act permits a company to give 7 days’ notice of a shareholder meeting. Our Charter provides that we must give shareholders 7 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of shareholders meetings, which is equivalent to what is required by Delaware law.

●	Quorum. Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas the Companies Act enables a company’s articles of association to designate the minimum quorum requirements. Our Charter provides that a quorum consists of shareholders representing not less than thirty-three and one-third percent of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

●	Shareholder Derivative Suits. Delaware generally allows shareholders to commence derivative actions in their own name. Under the Companies Act, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Court. Accordingly, the Companies Act is more restrictive than Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

Certain Differences in Corporate Law

Our corporate affairs are governed by Charter and the provisions of applicable British Virgin Islands’ companies law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the British Virgin Islands company or British Virgin Islands companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

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As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act.

Poison Pill Defenses. Under the Companies Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The Charter also does not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares (if such shares have been created and authorized for issue by the Company) that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Directors. Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face re-election in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our Charter does not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors. Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least two directors are present. At any meeting of our directors, each director, by his or her presence, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions in writing without a meeting.

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Agents. Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the company except that, as stated in our Charter and the Companies Act, no agent shall be given any power or authority to amend the Charter in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. The resolution of directors appointing the agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on the agent.

Indemnification of Directors. Our Charter provides that, subject to the Companies Act, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believed were in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest. As noted in the table above, pursuant to the Companies Act and the Charter, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the Charter, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the Charter. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity, which breaches the Companies Act or the Charter, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

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●	When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

-	whether the shareholder is acting in good faith;
-	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
-	whether the action is likely to proceed;
-	the costs of the proceedings; and
-	whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 percent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 percent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Companies Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of the Companies Act or the provisions of a company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

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Compulsory Acquisition. Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions. As permitted by the Companies Act and our Charter, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our Charter and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market or any other stock exchange on which our securities are listed.

Dividends. Subject to the Companies Act and Charter, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings. There are no limitations imposed by our Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Charter governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders. Under our Charter, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares. Subject to any applicable restrictions set forth in our Charter or contractually agreed upon, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve.

Inspection of Books and Records. Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. With effect from January 1, 2023, the names of the current directors of a company will be publicly accessible. A member of a company is entitled, on giving written notice to the company, to inspect: (a) the memorandum and articles; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

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Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up. As permitted by the Companies Act and Charter, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Memorandum and Articles of Association

As set forth in our Charter, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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OUR BUSINESS

Overview

EUDA’s mission is to make high-quality, personalized healthcare affordable and accessible for all its patients. It aims to provide one stop healthcare and wellness services through its proprietary platform, EUDA. EUDA currently has operations in Singapore and has plans to expand across Southeast Asia. Its operations in Singapore includes provision of medical urgent care and property management services.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), a property management service company that services shopping malls, business office building, or residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities and allows our management services section to expand into new and different verticals of management services in the medical field.

Headquartered in Singapore and established in 2019, EUDA aims to be a leading next-generation Southeast Asian healthcare-technology provider, integrating a full continuum of healthcare services with healthcare data analytics to drive high-quality and efficient care for their patients. The proprietary platform, EUDA, is its core holistic, connected platform, through which it also offers a mobile application platform for its users. What makes EUDA unique is the integration of Artificial Intelligence (AI) and Machine Learning (ML), which provides real-time actionable analytics functionality that enables EUDA’s users to make quick analysis and accurate diagnosis as well as business decisions. The platform gathers numerous data points and performs predictive analysis, where it can compare events and results over time to identify trends across various segments and provide accurate insights, analysis, and predictions regarding healthcare. Its AI applications supported on the EUDA platform include smart triage, smart match, smart claims supports and image recognition, as well as predictive algorithms that can read and analyze MRIs and X-rays. EUDA’s robust unique proprietary technology platform reduces the time taken for diagnostics yet continues to promote standardization of diagnostics, which effectively eliminates inefficiencies. Through EUDA’s software platform, it aims to deliver data-driven, personalized quality insights to patients while they are at the doctor’s office in order to provide them with different healthcare and treatment choices.

EUDA aims to provide a series of products and services through its network and offer an array of complementary products and services to deepen their relationship with its members from assessing the condition, evaluating the risk level to providing personalized support services.

EUDA markets and promotes its Medical Urgent Care services to healthcare provider organizations throughout Singapore using a go-to-market and direct sales organization composed of highly trained and technical team members that are segmented into several highly targeted and coordinated teams. These dedicated sales teams develop content and identifies prospects that the sales development team research and qualify to generate high-grade, actionable sales programs. EUDA’s sales and marketing department leverages on their deep experience to deliver an urgent care solution tailor-fit to the size and specialty of each practice. Through this targeted, coordinated approach, EUDA is able to maximize resource allocation and allow its sales teams to concentrate on execution.

EUDA utilizes both an inside and outside direct sales force to execute on the qualified marketing programs, partnering with client services to ensure the prospect is educated on the breadth of EUDA’s capabilities and demonstrable value proposition. Medical and clinical partners also play an important role in marketing and selling EUDA’s products to its customer base. These partners may shorten the sales cycle and lower the customer acquisition costs. For example, through the Clinic Management System (CMS) partners, EUDA is able to embed its technology into existing health system technology infrastructure which, as a competitive differentiator, may lead to a higher win rate.

EUDA’s sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of EUDA’s Property Management Service and Security Service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase EUDA’s service offerings.

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Furthermore, EUDA implements various incentive measures to encourage the sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of EUDA’s resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide EUDA’s Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. EUDA continually seeks business cooperation opportunities with third-party merchants to enhance the width and depth of its services.

Revenues from EUDA’s property management services decreased from approximately $4.6 million for the year ended December 31, 2021 to approximately $3.8 million for the year ended December 31, 2022. Currently, we do not have any property management services provided to any medical clinics. EUDA generates revenue primarily from services in connection with medical services fees and property management service fees. Medical services fees are generally derived from specialty medical visits in which EUDA acts as a principal connecting physicians to patients. Property management service fees are obtained from contractually recurring revenue from common area management and security management services which it provides to retail and residential properties.

Management believes that EUDA’s platform will eventually provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. To achieve this, EUDA aims to continuously build towards a consumer-centric digital ecosystem to allow clients and patients to gain access to quality healthcare while keeping costs affordable. EUDA incorporates AI and ML on the platform and implements relevant solutions to a wide variety of healthcare and homecare services that it currently provides. AI-driven advancement will be increasingly visible throughout the healthcare journey including a strong potential for interactive virtual assistants to improve patient experience and clinician operational workflow. EUDA believes in incorporating technology into the traditional medical services market and creating an end-to-end ecosystem that provides a comprehensive suite of healthcare and wellness services adds great value.

In the wake of the COVID-19 pandemic as nations went into various degrees of lockdown, there was also a permanent and massive digital adoption spurt and an acceleration in the telehealth and digital-health sector. According to Markets & Markets, the global telehealth and telemedicine market is expected to reach USD 191.7 billion by 2025 from an estimated USD 38.7 billion in 2020, due to the following reasons: (1) a rising and aging population (2) the need to expand healthcare access; (3) the growing prevalence of chronic diseases and conditions: (4) a shortage of physicians, (5) advancements in telecommunications, and (6) government support and increasing awareness.

Between 2000 and 2017, global health spending grew by 3.9% a year, outpacing global economic growth as global GDP grew by 3.0%. The World Health Organization has reported that as the growth of cost in healthcare per capita continues to outpace the growth in GDP per capita, the burden of healthcare cost could ultimately grow faster than the economic power to sustain such costs. Particularly in Southeast Asia, the rise in the cost of healthcare is expected to accelerate given the rapid demographic shift in a larger proportion of an aging population, according to Solidiance. As the working age population ages, EUDA believes the prevalence of smoking, overweight and obesity will also translate into a high prevalence of severe non-communicable diseases in the future, adding further pressure and costs to healthcare.

There is an impetus to ensure that healthcare remains more affordable and accessible and in pursuit of this, many technological innovations have been sprouting up in various healthcare verticals. Yet, there remain gaps in the fragmented infrastructure of the healthcare industry which has led to cost and quality inefficiencies. EUDA had taken various steps and measures to integrate technology into various aspects of the healthcare system and aims to bridge the gap between various siloed healthcare verticals to form a comprehensive healthcare and wellness ecosystem. Management believes that EUDA’s platform will eventually improve consumers access to an even higher-quality and more affordable healthcare options that were previously constrained by geographic locations, physician availability, office hours and costs. Digital-health providers that are part of their network had and will continue to undergo a rigorous screening and training process. Additionally, EUDA is currently in partnerships with reputable specialist providers to ensure continued quality care for their patients, providers on the EUDA network, including medical institutions such as clinics and hospitals, government health agencies and insurers. They are working towards providing providers on their network with greater convenience and flexibility in their operations, training, and support to ensure professional development and through their network of consumers, enabling them to increase income opportunities. The network of providers can also form unique partnerships to further increase their reach of products and services through complementary offerings.

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Industry Challenges

Lack of Access to Healthcare

During the outbreak of the COVID-19 pandemic, many Asia-Pacific countries experienced first-hand suffering from a lack of resilient health systems to provide timely and quality care. The impact varied across nations and populations but there has been a disproportionate impact upon the most vulnerable populations. While the number of doctors per 1,000 people varies widely across Asia-Pacific countries and territories, it is generally lower than the OECD average and is unlikely to meet rising health needs. Patients have faced challenges gaining access to affordable and timely health care especially in communities that are traditionally underserved, such as those in remote or rural areas with few health facilities and medical staff. The shortage of skilled health professionals also has an adverse impact on the quality of care offered in health institutions.

Aging population to strain healthcare resources

According to the Economic Research Institute for ASEAN and East Asia, the East and South-East Asia Region currently has the largest number, about 37% of the world’s population, aged 65 or above and this trend is expected to continue over the next three decades. By 2025, 10% of Asia’s population will be people aged 65 years old and above, which is a 14% growth over 2021. This increase is driven by reduced fertility rates and higher life expectancy. By 2025, there will be close to half a billion people aged 65 or above in the Asia-Pacific Region.

As the number of people aged 65 or above increases, there will be a demand for primary care services to screen, assess and manage chronic illnesses and comorbidities, potentially straining healthcare resources. This demographic change also indicates that there may be fewer medical providers to deliver patient care and this shortage will necessitate a change in the existing model for medical care.

Healthcare cost has outpaced economic growth

According to the World Health Organization, between 2000 and 2017, global health spending grew by 3.9% a year while the global GDP grew by only 3.0% a year. The increase in health spending was even faster in low-income countries, where it rose 7.8% a year between 2000 and 2017 while the economy grew by 6.4% a year. In middle income countries, health spending grew more than 6% a year. In high income countries, the average annual growth was 3.5%, about twice as fast as economic growth. If this trend persists, healthcare could grow to a share of the economy and government budgets in ways that are unsustainable, and governments are unlikely to allocate a higher proportion of their budgets to healthcare spending.

Coupled with an aging population, this would mean that a relatively smaller workforce will have to produce the economic wealth to sustain the ever-growing demand for healthcare due to a relatively larger elder population. This will be exacerbated by the future elder population being composed of the working population today, which sees a prevalence of smoking, overweight and obesity rates that may result in a high occurrence of severe non-communicable diseases in the future.

Consulting firm Solidiance has reported that even at present rates, the cost of healthcare in Southeast Asia’s major economies (Malaysia, Singapore, Philippines, Vietnam, Thailand, and Indonesia) is expected to outpace both GDP and population growth, leading to an estimated total healthcare cost of more than US$ 750 billion by 2025, an added burden of US$ 320 billion higher than the total spending of US$ 420 billion back in 2017. Given that public sector is heavily involved in the provision of healthcare, governments are expected to make payments on the majority of this incremental spend. This may cause a crisis in the healthcare systems in several nations unless policy makers are able to develop a more efficient healthcare model for the future.

With inflation pressures and changing costs faced by doctors and other healthcare providers, healthcare costs have been steadily increasing, impacting patients, providers, and payers, which ultimately translate to higher expenses for patients. This includes the cost of medical treatments, pharmaceuticals, and insurance premiums. As with any industry, healthcare is affected by the inflation of the costs of medical supplies, equipment, and technology. Advanced medical equipment and technologies, pharmaceuticals, and other medical supplies often come with high price tags, and these costs tend to increase over time due to inflation. As these costs rise, it can strain the financial resources of the Company, diminishing the margins.

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Poor Medical Experience

Asia-Pacific has been burdened with a problem of an aging population, which is further accentuated by the lack of proper healthcare facilities in developing countries such as Indonesia. One of the key healthcare industry challenges is the limited availability of efficient and quality healthcare services. Patients and doctors are increasingly frustrated by the long wait times, in addition to the high costs associated with traditional medical consultations. There is an increased demand for more convenience, more emphasis on wellness and preventative services, and generally, more control over a person’s own healthcare. The COVID-19 pandemic has driven consumers to demand one-stop solutions for not only their medical needs, but also their overall wellness and educational information on the treatment options. According to a survey by Bain & Company, 72% of the people in Asia Pacific consider wait times to be one of the primary pain points in the healthcare system. Furthermore, the time taken for available traditional medical care services has increased the frustration of not only the aging population but young adults as well. For example, in Indonesia, the average time taken to visit a doctor is 4 hours whereas the average time spent in a doctor consultation is only 10 minutes. This clearly highlights a huge gap in the market which requires the industry leaders to pivot and explore better digital-health services in order to improve the healthcare landscape in the region.

Opportunities for EUDA

Primed for healthcare disruption

Driven by shifting demographics, technological innovations and limited healthcare resources, the Asia-Pacific region is primed for healthcare disruption and digital health ecosystems. McKinsey & Co. estimates that today, digital health impacts more than a billion lives, and estimates show that digital health in Asia could collectively create up to US$ 100 billion in value by 2025, up from US$ 37 billion in 2020. Furthermore, the rising rate of internet users in Asia-Pacific provides a solid platform for the digital healthcare landscape to address the key challenges and burden on the healthcare system in the region. In Southeast Asia alone, the COVID-19 pandemic has also accelerated Internet usage, with 40 million new users in 2020 alone and over 400 million users in the region. The internet penetration rate in Southeast Asia was 69% as of 2021.

The pandemic has lowered commercial barriers for health-tech as this sector sees continued funding by financial and strategic investors which could further fuel technological innovations. The Asia-Pacific region is also expected to present an immense commercial opportunity for the healthcare sector as regional healthcare expenditure in APAC is projected to grow by 11.5% annually to US$ 115.9 billion by 2025, according to a report by L.E.K. Regulators have also begun to recognize the efficacy of Telemedicine, eliminating regulatory barriers and increased policy support to establish and enforce regulation especially during the pandemic. Healthcare investment in Asia-Pacific will also continue to outpace other regions. According to Bain & Company, there was US$ 15.8 billion in healthcare private equity buyout deal value, with a growth rate of 38% between 2013 and 2018, compared with 29% for the rest of the world.

Accelerated consumer adoption of Health-Tech

Bain & Co. estimates that in Southeast Asia, Health-tech usage has grown by 400% in 2020 and has retained its users post-lockdown. As telehealth played crucial roles during the various degrees of lockdown, it has accelerated consumer adoption of health-tech. Within Indonesia, as the healthcare system remains under pressure from the pandemic with hospitals struggling with the surge of patients, the government turned to provide remote services by telehealth firms such as Alodokter and Halodoc and included free consultations and medication delivery. This allows for prescriptions to be issued and delivered to non-critical patients eliminating the time spent on travel and waiting for a consultation. At the same time, telehealth has alleviated the load on healthcare systems and prioritized hospitals for patients with more critical symptoms.

Telemedicine also enables communities in rural and underserved urban areas to gain access to healthcare by overcoming distance and time barriers between healthcare providers and patients. Remote care and diagnosis via telemedicine will reduce patients’ distance travelled for specialist care and related expense, especially critical for countries with a large, dispersed population such as Indonesia. Emerging health ecosystems have already impacted more than a billion lives in Asia.

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Platform to improve health and wellness of all participants

Chronic diseases remain a significant burden on healthcare systems globally. These progressive diseases are significant causes of illness and death and can last for extended periods of time and require long-term treatment. These could be managed through chronic disease management and some public and private payers have begun leveraging digital technologies to nudge consumers to monitor their health and lower the long-term cost of care.

The presence of a healthcare ecosystem will allow for tie-ups with an extensive network of medical partners to promote fitness and dietary guidelines to a wider pool of the population. The utilization of big data and AI in digital health will also allow for forward-looking data that can help avoid or mitigate non-communicable diseases. Telehealth can promote a healthy lifestyle and provide value-added services ranging from post-surgery rehabilitation work to customizable fitness plans to combating chronic conditions, amongst others.

Competitive Strengths

EUDA believes that the following competitive strengths helped differentiate it from its competitors:

●	Unique business model that encompasses the full spectrum of healthcare & wellness services: Its unique ecosystem-based business model integrates a full continuum of healthcare services with healthcare data analytics to drive improved outcomes for patients. EUDA is an all-encompassing healthcare management platform purpose-built to power the entire ecosystem of value-based care for both businesses and individual consumers. EUDA operates on a unified platform to deliver better care for their patients, improving their overall journey with EUDA. The platform allows healthcare providers and employers to give patients more personalized affordable care and improved healthcare outcomes utilizing data and technology. EUDA offers a comprehensive suite of services for both healthcare and wellness services in order to recognize the needs of their customers at every step of their journey.

EUDA’s services are divided into four verticals, namely, Healthcare, Lifestyle & Wellness, Health Plans and Enablement. This ensures that the entire patient journey within the EUDA platform itself has been fully captured and EUDA is strategically aligned to provide end to end solutions for their patients. This begins from customer acquisition and runs all the way to prescriptions to the delivery of medications and ultimately provision of continuous care.

EUDA’s healthcare solutions include services ranging from 24/7 medical urgent care to digital pharmacy solutions as well as diagnostic and monitoring services. Subsequently, EUDA will be able to digitally connect their patients requiring support for mental health to their panel of therapists and psychologists. Furthermore, in line with their commitment to cover the entire spectrum of care and wellness services, their wellness vertical includes services such as an e-commerce one-stop shop marketplace for the sale of health and supplement products including dietary snacks, home care services such as home nursing care and home consultation services, a fitness segment, and also a men’s and women’s health which covers a suite of targeted wellness content. Lastly, under the health plans vertical, EUDA will be providing monthly subscription packages that covers corporations as well as individuals for a selection of telehealth services such as teleconsultation, online pharmacy and health screenings. Therefore, through their spectrum of services, EUDA will be addressing the needs of multiple consumer segments and hence, take a holistic approach that improves health outcomes.

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-	Creating superior user experience through their wide array of technological capabilities: EUDA’s integrated platform is a one-stop healthcare hub that will centralize all of its existing and future programs into a single, user-friendly application, providing its customers access to its services in real-time 24/7. One of its key differentiating factors arises from the proprietary technology platform is to enhance the speed and efficacy of care. Regardless of the nature of the malaise or injury, EUDA’s proprietary technology can recognize, analyze, and determine the type of treatment required instantly. The software platform will allow members to be able to enjoy better care coordination, receive remote consultation and enables clients to reach out to the local assistance centers for medical assistance as well as to receive precautionary reminders and any potential disaster warnings.

By using such integrated technology, EUDA aims to provide a premium experience to each of its members as they progress through different stages of their health care journey. The ability to deliver efficient, high-quality care is done through leveraging their proprietary AI and ML capabilities. It seamlessly guides the intake of members, facilitating assessment of inquiries, collection of relevant data and review of medical records with the sole aim of safely navigating its members to the right healthcare resources together with the right clinical expertise. This ultimately leads to better outcomes and more efficient utilization of resources. Furthermore, valuable data is collated throughout the process, that in turn feeds back into improving the performance of its machine intelligence.

In addition to the merits of EUDA’s technological capabilities, EUDA will be able to run secure and effective solutions such as the blockchain that will cover the entire healthcare process. EUDA will be utilizing blockchain’s ability to keep an incorruptible, decentralized, and transparent log of all patient data. While blockchain is transparent, it is also private, concealing the identity of any individual with complex and secure codes that can protect the sensitivity of medical data. The decentralized nature of the technology also allows patients, doctors, and healthcare providers to share the same information quickly and safely.

Therefore, EUDA believes its investment in technology ultimately will enable it to provide a better user experience at a lower cost of service, giving it an added advantage over its competitors.

-	Strong presence and wide network of partners to complement its Always-On approach: EUDA provides 24/7 concierge-level care coordination services for its high-risk members. As a digital health company, EUDA strongly believes in advocating the presence of healthcare at any time and any place as needed by its customers. Its coordination specialists are trained to cover all emergency, primary and specialty services and provide the highest level of personalized medical concierge level services at the push of a button. Furthermore, EUDA is working to strengthen its capability through its geographical presence and wide network of relationships with medical partners.

EUDA currently operates in Singapore and has a sizeable number of medical partners across the healthcare spectrum ranging from ambulatory service providers and General Practitioner (GP) clinics to hospitals and specialist consultants. This allows them to provide to their clients, which consists of a range of corporate clients coming from various industries, as well as households. The widest range of urgent care options are usually based around pricing, proximity, choice of treatment and medications. Therefore, EUDA’s relationships with medical partners give it a great competitive edge as it is able to provide top notch round-the-clock healthcare services based on the requirements expected from its clients.

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Led by a team of visionary leaders: Another key differentiating factor for EUDA is the rich blended nature of the management team. EUDA’s management team comprises of executives with extensive experience in Healthcare, Technology, Insurance & Consumer Experience segments. The wide array of industries captured by EUDA’s management team allows EUDA to deliver superior products and services to its customers as the management team possesses an in-depth understanding of the pain points prevalent in the industry. The combination has also enabled us to address the market gap in the healthcare industry with an innovative data driven all-in-one healthcare platform.

Rapidly diversifying and growing service verticals to improve monetization channels: EUDA believes that its competitive advantage is its wide array of service verticals that allows it to serve the needs of multiple consumer segments. The diverse nature of its offerings allows EUDA to expand its market reach both horizontally and vertically. The cross-selling of services further lends itself to a sustainable and ever-expanding business model. EUDA aspires to make the EUDA ecosystem a perpetually growing platform in terms of the addition of health and wellness verticals. EUDA has a wide array of additional health verticals in its roadmap and is determined to realize providing digital health access to specialist health and wellness verticals in the Southeast Asia region. Segments that are currently in development include: Digital Pharmacy, Medical Tourism, Chronic Disease Management, Mental Health, Diagnostics and Monitoring, Marketplace, Fitness, Women’s Health, Corporate & Individual Health Plans and EUDA Society (Doctor’s Insurance). With the expansion of its service verticals, EUDA hopes to provide a more comprehensive platform customers and expand its monetization channels to increase synergies between their business segments. However, due to budgetary and other financial issues during the first five months of 2023, the timeline for the development of such health verticals have been pushed back to the second quarter of 2024 at the earliest.

EUDA’s Growth Strategy

EUDA’s growth strategies include the following:

Drive Greater Adoption with their Existing Clients

●	EUDA intends to drive greater adoption among existing patients by expanding the populations to which it offers services. Health plans may offer the option of digital health to a subset of their total membership and over time expand this service to more members. Health systems may start with a single hospital or region and then expand system wide. EUDA also plans to increase adoption within Singapore. EUDA believes in continually increasing awareness of and loyalty to its solution by adding new and complementary products and services, third-party connections, and other strategic alliances, so as to grow its solution towards becoming the single source for on-demand healthcare for its clients.

●	Clients have also embedded digital care more fully into their operations, where they plan to continually refine and enhance their user experience. Hence, they will be using targeted patient and medical provider engagement campaigns, best practices training as well as operational support to further drive an increase in usage across their platform. EUDA is also building robust data repositories to strengthen its predictive models and multi-channel marketing strategies to provide a more complete picture of its clients, enhancing its ability to lead targeted and purposeful campaigns, and it plans to invest heavily in marketing technologies that allow us to increase client touchpoints. Lastly, EUDA plans to actively engage clients in benefit design, worksite marketing and executive sponsorship strategies to drive awareness about its services.

Increase Penetration by Adding New Clients within its Core Verticals

●	EUDA had and will continue to invest in its direct sales force and channel management capabilities to sustain growth and client support. As its clientele stems mainly from the realm of blue-chip companies, it represents a significant opportunity for new client growth with large employers. EUDA further believes in forging ahead to compete with the market leaders in the digital health industry, given its unique positioning strategy to capitalize on the Business to Business to Consumer, or B2B2C. Growth is expected to be generated by word of mouth amongst corporations accompanied by enhanced brand awareness. EUDA believes the B2B2C model will bring about higher growth with lower cost of customer acquisition in comparison to a direct Business to Consumer, or B2C model. EUDA will also direct resources into new marketing technologies and campaigns to support their sales force in lead generation along with new client generation and implementations.

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Invest in New Clinical Specialties

●	EUDA currently offers its client’s access across a wide range of areas from chronic disease management, medical tourism, mental health to men’s and women’s health such as hair loss and contraception. It plans to also offer direct access to behavioral health professionals who treat conditions such as anxiety and smoking cessation. It plans to leverage on its highly scalable platform by expanding into new clinical specialties, such as standalone dermatology services, second opinions and chronic conditions such as diabetes, and by focusing on expanding its services amongst current clients such as by offering behavioral health as a commercial service to their clients. As EUDA expands its clinical offerings, it plans to further eliminate gaps in continuity of care in order to provide coordinated care along the healthcare delivery continuum.

Expand Across Care Settings and Use Cases

●	EUDA intends to expand its solutions across additional care settings and explore ancillary opportunities that will broaden its business. EUDA believes its services will have wide applicability across new use cases, including home care, post discharge, wellness, screening and chronic care. It takes a holistic approach to improve outcomes for its clients and provide wellness and prevention through Health, Fitness and Nutritional modules. It is also looking to provide campus clinics and workplace health services as well as medical emergency assistance.

●	EUDA is also currently extending the number, range and functionality of their benefits applications, and will hope to continue to respond quickly to evolving market needs with innovative solutions, including broadened health kiosk access, mobile applications, biometric devices and at-home testing.

Invest in Digitalization and Innovation for Digital Care Capabilities

●	EUDA plans to expand the reach of its digital platform into new areas by investing in new technologies. For example, it is looking to incorporate a fitness function within EUDA, allowing individuals to connect to fitness applications on the EUDA platform. It is looking to partner with a local digital fitness provider that offers a suite of fitness and wellness content. The classes will allow individuals to reach their fitness goals anywhere and anytime, offering a series of workout sessions including full body, targeted workouts, stretch and recovery.

●	EUDA is constantly investing in AI technology that is designed to help expand patient engagement while improving efficiencies, reducing the cost of care and promoting better care coordination. For example, there will be an AI deployment enabling a patient-provider matching tool, allowing patients to input their preference for doctors, timing and area of specialist onto the EUDA platform and its platform will synthesize patient’s preference to ensure best matches to boost efficiency and user experience.

●	Continued investment in interoperability, including remote patient monitoring, advanced analytics and lab services as well as the home delivery of pharmaceuticals, is expected to allow EUDA to expand use cases. Its investments in interoperability with other technologies have also allowed it to partner with innovative companies to develop unique products and services. Its strategic partnership will allow its services to be accessed directly through the EUDA interfaces. EUDA believes these partnerships will differentiate their offering and add new capabilities to drive demand and add value for its clients.

Leverage Existing Sales Channels and Penetrate New Medical Provider Markets

●	EUDA has developed a highly effective distribution network to target large employers and it is committing incremental sales and marketing resources to the small-medium enterprises to increase its penetration within this market. Additionally, EUDA intends to further penetrate the medical provider market, notably hospitals and group physician practices, as it believes its solution offers the medical community an attractive platform from which to generate substantial income by acquiring new patients and to better participate in emerging risk-sharing and value-based payment models. With expanded access to available health insurance, it also intends to pursue health insurance companies about their services, hence, insurance companies may represent an attractive new sales channel.

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Expand into International Markets

●	As regulatory and reimbursement systems around the world evolve, EUDA sees a potential opportunity to expand internationally. It is also exploring joint international offerings with existing partners, as well as with strategic acquisitions to further boost their geographical footprints in Southeast Asia.

Pursue Focused Acquisitions

●	EUDA’s comprehensive platform and know-how enable it to selectively pursue strategic and complementary businesses to support its clients’ needs. Its acquisition strategy is centered on acquiring technologies, products, capabilities, clinical specialties and distribution channels that are highly scalable and rapidly growing. EUDA will continue to evaluate and pursue acquisition opportunities that are complementary to their business, though we have no acquisitions contemplated at this time.

Intellectual Property Rights

EUDA owns or otherwise have rights to the trademarks and service marks, used in conjunction with the marketing and sale of its products and services. This includes trademarks, such as EUDA, Euda and euda, which are protected under applicable intellectual property laws and are EUDA’s property and the property of its subsidiaries. Solely for convenience, EUDA’s trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that EUDA will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

Save for the trademarks and domain name disclosed in this prospectus, EUDA’s business and profitability is not materially dependent on any trademark, patent, domain name or other intellectual property. EUDA holds no issued patent and EUDA is not aware of any infringement (a) by EUDA of any intellectual property rights owned by any third parties; or (b) by any third party of any intellectual property rights owned by EUDA. To the best of EUDA’s knowledge, there had not been any pending or threatened claim made against EUDA, nor have there been any claim made by EUDA against third parties, with respect to the infringement of intellectual property rights owned by EUDA or third parties.

EUDA currently does not hold any patents, but retains intellectual property rights in its technology and platform (which are used in managing and delivering consultations) by including contractual provisions in each service agreement with its customers, which provide that background intellectual property rights either (i) owned or licensed by EUDA or (ii) developed outside of the respective services agreement, belong to EUDA. This includes significant know-how in understanding how to leverage cloud components deployed in the current platform, other third-party technologies, and EUDA’s own technology, to deliver a first-class digital healthcare service.

EUDA Ecosystem

Consumer-centric digital ecosystems are emerging across the world in response to these fundamental forces disrupting healthcare. Such ecosystems are designed to seamlessly deliver the right care in the right setting at the right time by integrating three critical components: (a) a network of health-service providers across care settings, (b) a system of intelligence that leverages behavioral, social, and health data to analyze patients’ needs and selects the appropriate provider, and (c) a technology backbone that enables data and insights to flow between care providers.

In order to capitalize on this industry trend, EUDA is building a healthcare ecosystem that encompasses the full spectrum of healthcare and offers a comprehensive suite of health and wellness solutions. EUDA is an all-encompassing healthcare management platform purpose-built to power the entire ecosystem of value-based care for both businesses and individuals. EUDA offers healthcare solutions that strengthen the delivery of holistic medical care. It operates on a unified platform to streamline comprehensive patient-centered care and disease management, unmatched data integration, broad-spectrum collaboration, patient engagement and configurable analytics and reporting.

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EUDA’s ecosystem is strategically aligned to provide comprehensive solutions for their patients. This begins when a person signs up for their service and runs all the way to prescriptions, the delivery of medication and providing continuous care. The software will be powered by ML and AI capabilities that will cover the full spectrum of a patient’s visit cycle from E-triage, GP consult, E-medical certificates, and medical prescriptions. In addition to the medical aspect of healthcare, their ecosystem also encompasses the general well-being of their customer and patients and therefore, caters to the fitness, dietary supplements and healthy snacks needs.

EUDA’s AI and ML driven chatbot service will be supported by its extensive database that drives the e-triage process. The ML function learns and improves the accuracy of outcomes as the database expands with more data inputs.

Moreover, its patients are connected to the EUDA ecosystem through the EUDA mobile application. This, in turn, enables its users to connect to certified doctors 24/7 through the convenience of video consultations via either phone or tablet. The application provides patients with quick and easy communication with doctors who are readily available for addressing any medical issues. If medically necessary, doctors can also quickly prescribe medication and connect patients with the pharmacy of their choice. Furthermore, the inbuilt data analytics functionality gives user insights on improving health through health management modules and encourages program participation for targeted lifestyle rewards and campaigns with selected partners.

Unique Value Proposition

EUDA provides a unique value proposition to its users through the utilization of its core resources and competencies:

-	Superior capabilities of Artificial Intelligence and Machine Learning: EUDA’s technology platform leverages on at least 1,000 common diagnostic patterns and represents a repository of valuable healthcare information of its clients that can be analyzed and dissected through data analytics to ensure optimal therapeutic outcomes for its patients. ML can also be used to better understand human behavior, habits, and interactions to realize continuously improved outcomes.

-	Always-On Approach: The coordinator specialists provide 24/7 concierge-level care coordination services for their high-risk members and cover all emergency, primary and specialty services.

-	Expanding Network of medical partners: EUDA’s network consists of various medical partners across the healthcare spectrum ranging from ambulatory service providers and GP Clinics to Hospitals and Specialist Consultants. By leveraging on their expanding network, EUDA is able to offer its clients the widest possible range of urgent care options based around pricing, proximity, choice of treatment and medications.

-	Ensuring real-time quality of their service providers: EUDA’s service network is composed of accredited medical professionals who are continuously trained to maintain a high standard of care. The roster of medical professionals is continuously reviewed and updated to ensure the highest quality of healthcare resources are made available to its clients. Each of the medical practitioners in EUDA’s roster has on average 15 years of experience.

EUDA plans to establish its presence beyond Singapore, across the Southeast Asia region. Its strategy continues to be targeted at underdeveloped health and wellness verticals to first establish its presence before dedicating more resources to capture more market share.

EUDA’s Solutions

EUDA’s platform will provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. Its services can be broken down into four spectrums: Healthcare, Lifestyle & Wellness, Health Plans, and Enablement all on a single platform. The convenience of expanding existing offerings to provide services from Primary to Post-surgery care as well as ongoing preventive healthcare for clients, regardless of the level of healthcare required, is unparalleled in the healthcare services Southeast Asia market.

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EUDA currently provides 2 services namely Medical Urgent Care and Property Management Services.

●	Medical Urgent Care

EUDA’s Medical Urgent Care service aims to deliver top-notch healthcare assistance and medical evacuation to offer individual and corporate client’s peace of mind around the clock. The proprietary technology enables EUDA to provide the members with a seamlessly integrated medical assistance operation, reducing any possible delays in execution of cases. Regardless of the severity of the injury, the platform can recognize, analyze, and determine the type of treatment required instantly, mitigating any health-related risks and associated costs.

EUDA continues to invest in the existing EUDA platform to develop new technologies, products, modules, programs, and capabilities to meet the broadening needs of its clients. EUDA is also looking to partner with its clients and/or other stakeholders to build new features, modules, and programs. This includes the ongoing development of its digital tools program capabilities.

EUDA plans to expand the reach of its digital platforms into new areas by investing in new technologies such as AI and its digitally enabled technology with the goal of improving the patient-physician consult experience, enhancing the company’s health service offerings, improving healthcare delivery efficiency and providing one avenue for the collection, organization and structuring of data.

●	Property Management Services (Home Care Services)

The Property Management Service encompasses the management of properties, including condominiums and shopping malls, within our portfolio of retail and residential properties. As of now, this service still falls under Property Management Service line. EUDA plans to reassess the situation after achieving a higher profitability for the Medical Urgent Care service line. Once EUDA is in a position to move forward, EUDA will carefully assess and delve deeper to explore the potential synergy combining the Security Service and Property Management Service to eventually evolve to provide home-based medical services to households and how these lines can complement each other in delivering exceptional and comprehensive medical care to EUDA’s valued users in their homes and commercial properties. The home care service line will be a medical integrated property management services in homes and offices that comes with general home care and specialized care service curated based on member’s needs. Services include but not limited to are remote monitoring, continuous care management, chronic disease management, post-surgery care, infusion, and preventative service. EUDA aims to also integrate the Security Service with its core business of providing users with an integrated platform offering medical services by eventually training and providing security personnel at public events for medical support.

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Marketplace

Internet penetration and the proliferation of online mobile applications has marked a significant shift in the global retail landscape to e-commerce platforms. Consumer shopping habits have been molded with increasing digitalization as they can now explore a plethora of options and products at the simple touch of a finger. E-commerce has transformed the entire retail value chain from the selection of products to the transaction process and finally receiving the actual product. This has also had a trickle-down effect on health and wellness products as more and more consumers are turning to the internet as a marketplace to address and fulfil their needs.

In order to capitalize on this industry uptick, and as part of its wider ecosystem, EUDA operates a Digital Health Marketplace (DHM), a smart online retail platform specializing in consumer health and wellness. This platform is powered by smart capabilities for members to compare and find the most cost-efficient product. The DHM represents an online marketplace that aims to simplify clients and end-users’ access to health and wellness-based consumer products.

Under the DHM, EUDA operates in three main segments that are outside the realm of prescription medicine:

●	Dietary Supplements: The dietary supplements market came under the limelight as a result of the COVID-19 pandemic which drove a massive awareness for personal health and immunity-boosting supplements. According to Grand View Research, the global dietary supplements market was valued at US$ 151.9 billion in 2021 and is expected to expand at a CAGR of 8.9% between 2022 to 2030. In terms of demographics, working adults accounted for 46.6% of the overall revenue in 2021 as a result of significant lifestyle changes and hectic work schedules due to the shift to work-from-home amidst the pandemic. Southeast Asia is one of the key markets which is expected to see significant growth during the forecast owing to the growing middle class and the increasing expenditure on health-enhancing products. EUDA is well-poised to capitalize on this untapped potential with its data driven DHM and its growing presence in the Southeast Asia market.
●	Skincare: The demand for skincare products, especially through online outlets, saw a massive increase during the pandemic period as there was a rising cognizance of the various benefits of using personal care products. Moreover, within the skincare segment, the demand for natural and organic skincare products proved to be more lucrative. According to Mordor Intelligence, the Global Skincare Products Market was valued at US$ 140.92 billion in 2020 and is forecast to grow at a CAGR of 4.69% from 2021 to 2026. EUDA is strategically positioned to capture the robust growth due to its strategic presence in the region as well its reliable and credible network of partners.
●	Healthy Snacks: Health consciousness has been one of the major drivers behind the exponential growth of the healthcare industry, especially the healthy snacks industry. The preference for a quality lifestyle and ensuring that the nutritional needs of the body are met has boosted the demand for healthy snacks. According to Fortune Global Insights, the global healthy snacks market was valued at USD$ 78.13 billion in 2019 and is projected to reach USD$ 108.11 billion by 2027, exhibiting a CAGR of 4.2% during the forecast period. Another key contributor to the growth of this market is the increasing prevalence of chronic and acute diseases which have driven the shift to healthier lifestyle choices. Health-conscious consumers are expected to increase as the need for healthier lifestyle becomes more prevalent and therefore, with EUDA’s DHM, it will augment the online retail space for the healthy snacks industry.

EUDA’s ecosystem facilitates patients who are looking for healthier lifestyles to utilize the marketplace for their nutritional supplementation at the click of a button. EUDA marketplace is an online e-commerce function of the EUDA application and website that provides consumers with the tools to optimize their wellness e-commerce experience and maximize their health savings through making qualified and informed decisions in their shopping experience. The platform will offer on-demand and subscription-based services for health and wellness products, supplementing the service of care with technology, both at the front and back end. The AI-assisted bot will offer suggestive content and products to boost user’s well-being. EUDA platform not only enables consumers to make informed decisions but also helps them understand, manage and purchase products through educational content in accordance with their individual needs and benefits.

EUDA’s Marketplace will improve the lives of their patients by providing convenience, lowering prices and offering discounts and wide range of products for the consumer health and wellness industry. They aim to leverage their expanding network of medical partners to further promote the need for health-consciousness and using superior dietary supplements for a healthier lifestyle as they continue to steer through the pandemic.

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EUDA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Our mission is to make high-quality, personalized healthcare affordable and accessible for all our patients. Our aim is to provide a one stop healthcare and wellness services through our propriety platform. We currently have operations in Singapore and expect to expand across Southeast Asia.

In January 2020, we acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), which engaged in the property and security management of commercial units (shopping malls, business office buildings, industrial buildings), and residential apartments. We aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities which would allow our management services section to expand into new and different verticals of management services in the medical field.

Headquartered in Singapore and established in 2019, we aim to be a leading next-generation Southeast Asian healthcare-technology provider, integrating a full continuum of healthcare services with healthcare data analytics to drive high-quality and efficient care for their patients. The proprietary platform, is its core holistic, connected platform, through which it also offers a mobile application platform for its users. What makes us unique is the integration of Artificial Intelligence (AI) and Machine Learning (ML), which provides real-time actionable analytics functionality that enables our users to make quick analysis and accurate diagnosis as well as business decisions. The platform gathers numerous data points and performs predictive analysis, where it can compare events and results over time to identify trends across various segments and provide accurate insights, analysis, and predictions regarding healthcare. Its AI applications supported on our platform include smart triage, smart match, smart claims supports and image recognition, as well as predictive algorithms that can read and analyze MRIs and X-rays. Our robust unique proprietary technology platform reduces the time taken for diagnostics yet continues to promote standardization of diagnostics, which effectively eliminates inefficiencies. Through our software platform, it aims to deliver data-driven, personalized quality insights to patients while they are at the doctor’s office in order to provide them with different healthcare and treatment choices.

We aim to provide a series of products and services through its network and offer an array of complementary products and services to deepen their relationship with its members from assessing the condition, evaluating the risk level to providing personalized support services.

We market and promote our Medical Urgent Care services to healthcare provider organizations throughout Singapore using a go-to-market and direct sales organization composed of highly trained and technical team members that are segmented into several highly targeted and coordinated teams. These dedicated sales teams develop content and identifies prospects that the sales development team research and qualify to generate high-grade, actionable sales programs. Our sales and marketing department leverages on their deep experience to deliver an urgent care solution tailor-fit to the size and specialty of each practice. Through this targeted, coordinated approach, we are able to maximize resource allocation and allow its sales teams to concentrate on execution.

We utilize both an inside and outside direct sales force to execute on the qualified marketing programs, partnering with client services to ensure the prospect is educated on the breadth of our capabilities and demonstrable value proposition. Medical and clinical partners also play an important role in marketing and selling our products to its customer base. These partners may shorten the sales cycle and lower the customer acquisition costs. For example, through the Clinic Management System (CMS) partners, we are able to embed its technology into existing health system technology infrastructure which, as a competitive differentiator, may lead to a higher win rate.

Our sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of our Property Management Service and Security Service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase our service offerings.

Furthermore, we implement various incentive measures to encourage the sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of our resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide our Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. We continually seek business cooperation opportunities with third-party merchants to enhance the width and depth of its services.

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We believe that our platform will eventually provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. To achieve this, we aim to continuously build towards a consumer-centric digital ecosystem to allow clients and patients to gain access to quality healthcare while keeping costs affordable. We incorporate AI and ML on the platform and implement relevant solutions to a wide variety of healthcare and homecare services that it currently provides. AI-driven advancement will be increasingly visible throughout the healthcare journey including a strong potential for interactive virtual assistants to improve patient experience and clinician operational workflow. We believe in incorporating technology into the traditional medical services market and creating an end-to-end ecosystem that provides a comprehensive suite of healthcare and wellness services adds great value.

Recent Development

On November 17, 2022, we consummated the business combination contemplated by the “SPA” between us, Euda Health Limited (“EHL”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”) and the sole owner of EUDA, and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA, a business combination between us and EUDA was effected by the purchase by us of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), resulting in EUDA becoming a wholly owned subsidiary of us. In addition, in connection with the consummation of the Share Purchase, we have changed our name to “EUDA Health Holdings Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to in this prospectus as the “Business Combination.”

In connection with the Closing of the Business Combination, we issued convertible notes in an aggregate principal amount of $2,413,125 (the “Convertible Notes”) in a private placement to certain advisors. Indeterminate or fixed number of ordinary shares (the “Convertible Note Shares”) could be issuable upon the conversion of the Convertible Notes.

Key Factors that Affect Operating Results

Strong Presence and wide Network of Partners to Complement our “Always-On” Approach

We provide 24/7 concierge-level care coordination services for our high-risk members. As a digital health company, we strongly believe in advocating the presence of healthcare at any time and any place needed by our customers. Our coordination specialists are trained to cover all emergency, primary and specialty services and provide the highest level of personalized medical concierge level services at the push of a button. Furthermore, we strengthen this capability through our geographical presence and wide network of relationships with medical partners. We have a sizeable number of medical partners across the healthcare spectrum, ranging from ambulatory service providers and General Practitioner (GP) clinics to hospitals and specialist consultants. The widest range of urgent care options are usually based around pricing, proximity, choice of treatment and medications. Therefore, our relationships with medical partners give a great competitive edge as we are able to provide top notch round-the-clock healthcare services based on the requirements expected from our clients.

Retention of Key Management Team Members

Another key differentiating factor for us is the rich blended nature of our management team. Our management team comprises executives with extensive experience in Healthcare, Technology, Insurance & Consumer Experience segments. The wide array of industries captured by our management team allows us to deliver superior products and services to Our customers as the management team possesses an in-depth understanding of the pain points prevalent in the industry. The combination has also enabled us to address the market gap in the healthcare industry with an innovative data driven all-in-one healthcare platform. However, the loss of any of our key executive team member, such as the loss of our Chief Technology Officer in May 2023, might affect our quality of services clients are currently receiving and might lead to our clients to seek medical service from other medical providers.

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Key Personnel Discharge of their Duties

If for any reason, one or more of our employees are unable to discharge their duties properly or in the best interest of us in the property management sector, that may have an adverse impact on our reputation and our brand and our attractiveness to retain our shopping malls, business office buildings, or residential apartments clients. We may as result potentially lose future revenue from our existing clients to retain our property management services.

Investment in Digitalization and Innovation for Digital Care Capabilities

We are constantly investing in AI technology that is designed to help expand patient engagement while improving efficiencies, reducing the cost of care and promoting better care coordination. For example, there is an AI deployment enabling a patient-provider matching tool, allowing patients to input our preference for doctors, timing and area of specialist onto our platform, and our platform will synthesize patient’s preference to ensure best matches to boost efficiency and user experience. Continued investment in interoperability, including remote patient monitoring, advanced analytics and lab services as well as the home delivery of pharmaceuticals, is expected to allow us to expand its use cases. Our investments in interoperability with other technologies have also allowed them to partner with innovative companies to develop unique products and services. Our strategic partnerships allow our services to be accessed directly through our interfaces. We believe these partnerships will differentiate our offerings and add new capabilities to drive demand and add value for our clients.

Our Ability to Leverage Existing Sales Channels and Penetrate New Markets

We have developed a highly effective distribution network to target large employers and is committing incremental sales and marketing resources to the small-medium enterprises to increase our penetration within this market. Additionally, we intend to further penetrate the medical provider market, notably hospitals and group physician practices, as we believe our solution offers the medical community an attractive platform from which to generate substantial income by acquiring new patients and to better participate in emerging risk-sharing and value-based payment models. With expanded access to available health insurance, we also intend to pursue health insurance companies about our services, hence, which will represent an attractive new sales channel.

Results of Operations

Comparison of Years Ended December 31, 2022 and 2021

	For the Year Ended December 31,
	2022	2021	Change	Percentage Change
Revenues	$9,840,709	$10,544,550	$(703,841)	(6.7)%
Cost of revenues	6,486,513	6,300,197	$186,316	3.0%
Gross profit	3,543,196	4,244,353	$(890,157)	(21.0)%
Selling expenses	1,902,865	1,258,442	$644,423	51.2%
General and administrative expenses	12,352,877	4,084,873	$8,268,004	202.4%
Impairment loss on long-lived assets	1,139,016	-	1,139,016	100.0%
Research and development expenses	17,209	129,265	$(112,056)	(86.7)%
Loss from operations	(12,057,771)	(1,228,227)	$(10,829,544)	881.7%
Other (loss) income, net	(12,874,053)	2,176,764	$(15,050,817)	(691.4)%
Provision for income taxes	17,422	48,141	$(30,719)	(63.8)%
Net (loss) income	(24,949,246)	900,396	$(25,849,642)	(2,870.9)%
Less: Net (loss) income attributable to noncontrolling interest	(65,124)	35,567	$(100,691)	(283.1)%
Net (loss) income attribute to EUDA	$(24,884,122)	$864,829	$(25,748,951)	(2,977.3)%

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Revenues

Our revenues are derived from medical services, product sales, and property management services. Total revenues decreased by approximately $0.7 million, or 6.7%, to approximately $9.8 million for the year ended December 31, 2022 as compared to approximately $10.5 million for the year ended December 31, 2021. The decrease of the total revenue was mainly attributable to the decrease of our property management services by approximately $0.8 million, or 17.4%, to $3.8 million for the year ended December 31, 2022 as compared to approximately $4.6 million for the year ended December 31, 2021, and also attributable to the decrease of our product sales by approximately $0.2 million, or 95.7%, to approximately $11,000 for the year ended December 31, 2022 as compared to approximately $0.3 million for the year ended December 31, 2021, offset by the increase of medical services by approximately $0.3 million, or 5.9%, to approximately $6.1 million for the year ended December 31, 2022 as compared to approximately $5.7 million for the year ended December 31, 2021.

Our revenues from our revenue categories are summarized as follows:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	Change	Change (%)

Revenues
Medical services – specialty care	$6,001,439	$5,010,837	$990,602	19.8%
Medical services – general practice	63,794	712,712	$(648,918)	(91.0)%
Medical services – general practice (related parties)	135	4,640	$(4,505)	(97.1)%
Medical services – subtotal	6,065,368	5,728,189	$337,179	5.9%
Product sales	11,046	257,841	$(246,795)	(95.7)%
Property management services	3,764,295	4,558,520	$(794,225)	(17.4)%
Total revenues	$9,840,709	$10,544,550	$(703,841)	(6.7)%

Medical services

Revenues from medical services increased by approximately $0.3 million, or 5.9%, to approximately $6.1 million for the year ended December 31, 2022 from approximately $5.7 million for the year ended December 31, 2021. Revenue growth is mainly due to the increased number of employees/patients from our corporate clients. Approximately 860 and 800 corporate clients had utilized our specialty healthcare services in each of the year ended December 31, 2022 and 2021, respectively. The average usage of our specialty care services per corporate client were approximately $7,000 during the year ended December 31, 2022, as compared to approximately $6,300 during the year ended December 31, 2021. Such increase was mainly due to more employees/patients from corporate clients utilizing our specialty care services during the year ended December 31, 2022 as compared to the same period in 2021. Approximately 5,200 and 4,000 employees/patients from our corporate clients had utilized our healthcare services during the year ended December 31, 2022 and 2021, respectively. The average usage of our specialty care services per employee/patient were approximately $1,200 during the year ended December 31, 2022, as compared to approximately $1,300 during the year ended December 31, 2021. The average usage of our specialty care services per employee/patient decreased by approximately $100 from the year ended December 31, 2021 to the same period in 2022 mainly due to the employees/patients from our corporate clients required lesser degree of specialty care services in 2022 as compared to the same period in 2021. Our general practice medical services were insignificant to our operations during the year ended December 31, 2022 and 2021.

Product sales

Revenues from product sales decreased by approximately $0.2 million or 95.7%, to approximately $11,000 for the year ended December 31, 2022 from approximately $0.3 million for the year ended December 31, 2021. Our product sales have decreased for the year ended December 31, 2022 as compared to the same period in 2021 due to the decreased demand of our facial recognition and temperature measurement monitor system as the COVID-19 pandemic has been eased.

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Property management services

Revenues from property management services decreased by approximately $0.8 million, or 17.4%, to approximately $3.8 million for the year ended December 31, 2022 from approximately $4.6 million for the year ended December 31, 2021. Property management services revenue decreased mainly due to the decrease of property management units that we managed without our security guard services and the decrease of property management units that we managed with our security guard services. The number of properties managed without security guard service decreased from 39 units for the year ended December 31, 2021 to 37 units for the year ended December 31, 2022. The number of properties managed with security guard services decreased from 13 units for the year ended December 31, 2021 to 12 units for the year ended December 31, 2022. Currently, we do not have any property management services provided to any medical clinics.

Our percentage of property management services revenue from each property type are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2022	December 31, 2021

Residential Apartments	60%	59%
Commercial Units	40%	41%

Historically, we provided more property management services in the residential apartments than in the commercial units during the year ended December 31, 2022 and 2021.

Cost of Revenues

Total cost of revenues increased by approximately $0.2 million, or 3.0%, to approximately $6.5 million for the year ended December 31, 2022 as compared to approximately $6.3 million for the year ended December 31, 2021. The increase in cost of revenues was mainly due to the increased of medical services.

Our cost of revenues from our revenue categories are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2022	December 31, 2021	Change	Change (%)

Cost of revenues
Medical services – specialty care	$2,995,778	$46,849	$2,948,929	6,294.5%
Medical services – specialty care (related party)	491,499	2,349,702	$(1,858,203)	(79.1)%
Medical services – general practice	45,549	427,908	$(382,359)	(89.4)%
Medical services– subtotal	3,532,826	2,824,459	$708,367	25.1%
Product sales	59,391	167,202	$(107,811)	(64.5)%
Property management services	2,894,296	3,308,536	$(414,240)	(12.5)%
Total cost of revenues	$6,486,513	$6,300,197	$186,316	3.0%

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Our cost of revenues from medical services increased by approximately $0.7 million or 25.1% to approximately $3.5 million for the year ended December 31, 2022 from approximately $2.8 million for the year ended December 31, 2021. The increase in cost of revenues from our medical services is in line with our increase of revenues from medical services which was due to increased usage of our specialty services per customer. The increase in cost of revenues from medical services – specialty care of approximately $2.9 million or 6,294.5% was mainly because beginning in April 2022, we directly utilized the third party clinic service providers and no longer utilized our related party vendor, Cadence Health Pte. Ltd. (“Cadence”), during the year ended December 31, 2022 as compared to the same period in 2021. Same reason was applied to the decrease in cost of revenues from medical services – specialty care (related party) of approximately $1.9 million or 79.1%. Historically, EUDA’s specialty care medical services provided by the third party clinic service providers were insignificant up until March 2022 and majority of the cost of revenue from EUDA’s specialty care medical services for the year ended December 31, 2021 and for the three months ended March 31, 2022 were provided by our related party vendor, Cadence. Our general practice medical services were insignificant to our operations during the year ended December 31, 2022 and 2021.

Our cost of revenues from product sales decreased by approximately $108,000, or 64.5%, to approximately $59,000 for the year ended December 31, 2022 from approximately $167,000 for the year ended December 31, 2021. The decrease in cost of revenues from product sales is in line with our decrease of revenues from product sales which was due to lower demand of our facial recognition and temperature measurement monitor system as the COVID-19 pandemic has eased.

Our cost of revenues from property management services decreased by approximately $0.4 million, or 12.5%, to approximately $2.9 million for the year ended December 31, 2022 from approximately $3.3 million for the year ended December 31, 2021. The decrease in cost of revenues from property management services is in line with our decrease of revenues from property management services which was mainly due to the decreased number of property management units that we managed and the decreased number of property management employees offset by the increase of salary and benefits of the property management employees per individual employee.

Gross Profit

Our gross profit from our major revenue categories is summarized as follows:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	Change	Change (%)

Medical services
Gross profit	$2,532,542	$2,903,730	$(371,188)	(12.8)%
Gross profit percentage	41.8%	50.7%	(8.9)%

Product sales
Gross profit	$(48,345)	$90,639	$(138,984)	(153.3)%
Gross profit percentage	(437.7)%	35.2%	(472.9)%

Property management services
Gross profit	$869,999	$1,249,984	$(379,985)	(30.4)%
Gross profit percentage	23.1%	27.4%	(4.3)%

Total
Gross profit	$3,354,196	$4,244,353	$(890,157)	(21.0)%
Gross profit percentage	34.1%	40.3%	(6.2)%

Our gross profit decreased by approximately $0.9 million, or 21.0%, to approximately $3.4 million for the year ended December 31, 2022 from approximately $4.2 million for the year ended December 31, 2021. The decrease in gross profit is primarily due to decrease of gross profit from medical service as a result of the increase of medical service cost over the increase of revenue. The decrease in gross profit also due to the decrease of our revenues from our property management services against the increase of staff salary

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For the year ended December 31, 2022 and 2021, Our overall gross profit percentage was 34.1% and 40.3%, respectively. The decrease in gross profit percentage of 6.2% was primarily due to the combination of the decrease of our medical services gross profit percentage of 8.9%, the decrease of our product sales gross profit percentage of 472.9%, and the decrease of our property management services gross profit percentage of 4.3%.

Gross profit percentage for medical services was 41.8% and 50.7% for the year ended December 31, 2022 and 2021, respectively. The decrease of gross profit percentage of 8.9% was mainly because beginning in April 2022, we directly utilized the third party clinic service providers and less service discounts provided by our major medical service providers during the year ended December 31, 2022 as compared to the same period in 2021.

Gross (loss) profit percentage for product sales was (437.7)% and 35.2% for the year ended December 31, 2022 and 2021, respectively. The decrease of gross profit percentage of 472.9% was primarily caused by lower customer demand of our facial recognition and temperature measurement monitor products as COVID-19 pandemic has eased which resulted in write-off of non-saleable items and reduce our inventory level to $0 as of December 31, 2022.

Gross profit percentage for property management services was 23.1% and 27.4% for the year ended December 31, 2022 and 2021, respectively. The decrease of gross profit percentage of 4.3% was primarily attributable to increase of salary and benefits of the property management employees per employee. Although we had reduced the number of employees in the property management operations due to the decrease of property that we managed, we increased the salary of property management employees on performance and inflation adjustment to retain more qualified employees and did not pass on the cost of such adjustments to our customers, which significantly lowered our gross profit percentage for property management.

Operating Expenses

Total operating expenses increased by approximately $9.9 million, or 181.6%, to approximately $15.4 million for the year ended December 31, 2022 from approximately $5.5 million for the year ended December 31, 2021. The increase was mainly attributable to the increase of general and administrative expenses and earnout share payment of approximately $8.3 million, increase of selling expenses of approximately $0.6 million and increase of impairment loss on long-lived assets of approximately $1.1 million.

An increase of approximately $8.3 million in general and administrative expenses, and earnout share payment was mainly attributable to an approximately $1.4 million increases in professional fees, including but not limited to, attorney, auditors and consulting expenses incurred in relation to the Business Combination in 2022 which was not allowed to be capitalized according to U.S. GAAP. The increase was also attributable to an approximately $2.8 million increase in provision for bad debt, which was resulted from write-off of the uncollectible balance of receivable from divestment from BPT, an unrelated third party and the balance from loan to PT total Prima Indonesia as we determined these balances will not be recovered in the future. In addition, we incurred approximately $5.2 million of earnout payment upon assessing the fair value of the Earnout Share. The increase was offset by the decrease of salary expenses of approximately $1.1 million.

An increase of approximately $0.6 million in selling expenses was mainly attributable to the approximately $0.6 million increase in advertising, marketing and entertainment expenses, which was directly attributed to the increase of corporate clients and medical services revenues as more advertisement posting to attract potential corporate clients.

An increase of approximately $1.1 million in impairment loss on long-lived assets as we fully impaired the remaining balance of goodwill and intangible assets recognized through acquisition of Super Gateway Group Limited in January 2020.

Approximately $0.1 million decrease in research and development expenses for the year ended December 31, 2022 as compared to the same period in 2021 was due to less research and development expenses required as our existing platform becomes more mature.

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Other(expenses) income, net

Our other income, net is summarized as follows:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	Change	Change (%)
Other (Expense) Income
Interest expense, net	$(120,082)	$(127,126)	$7,044	(5.5)%
Gain on disposal of a subsidiary	30,055	-	$30,055	100.0%
Change in prepaid forward purchase liabilities	(12,911,503)	-	(12,911,503)	100.0%
Other income	127,477	386,828	$(259,351)	(67.0)%
Investment income	-	1,917,062	$(1,917,062)	(100.0)%
Total Other (Expense) Income, net	$(12,874,053)	$2,176,764	$(15,050,817)	(691.4)%

Total other expense, net were amounted to approximately $12.9 million for the year ended December 31, 2022 while total other income, net were amounted to approximately $2.2 million for the year ended December 31, 2021. The changes were mainly due to the following:

Change in prepaid forward purchase liabilities

We incurred a loss from change in prepaid forward purchase liabilities amounted approximately $12.9 million for the year ended December 31, 2022 as we entered into two equity prepaid forward transactions in November 2022, which required for fair value accounting. Due to our stock price has significantly dropped after the Business Combination in November 2022, the fair value of the prepaid forward purchase liabilities also decreased significantly.

Investment income

We had investment income of approximately $1.9 million from the Affordable Home Program investment in Indonesia during the year ended December 31, 2021 while no investment income was recognized during the same period in 2022.

Interest expense, net

The interest expense, net decreased was due to less outstanding loans with similar interest rate during the year ended December 31, 2022 as compared to the same period in 2021.

Other income

The decrease of other income was because we did not obtain government grant for the year ended December 31, 2022, while there was government grant of approximately $0.3 million received by us during the same period in 2021.

Provision for income taxes

Our provision for income taxes decreased by approximately $31,000 for the year ended December 31, 2022 as compared to the year ended December 31, 2021. Our provision for income taxes amounted to approximately $17,000 and $48,000 for the year ended December 31, 2022 and 2021, respectively. The decrease in provision for income taxes is mainly due to decrease of deferred tax as we wrote off our deferred tax liability as a result of impairment of our intangible asset.

Net (loss) income

We incurred a net loss was approximately $24.9 million for the year ended December 31, 2022, while we had a net income of approximately $0.9 million for the year ended December 31, 2021. Changes from net income for the year ended 2021 to net loss for the same period in 2022 was predominately due to the reasons as discussed above.

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Liquidity and Capital Resources

In assessing liquidity, we monitor and analyze cash on-hand and operating and capital expenditure commitments. Our liquidity needs are to meet working capital requirements, operating expenses and capital expenditure obligations. Debt financing in the form of short-term borrowings from banks, private lenders, third parties and related parties and cash generated from operations have been utilized to finance working capital requirements. As of December 31, 2022, our working deficit was approximately $4.1 million, and we had cash and restricted cash of approximately $0.8 million.

The global outbreak of COVID-19 caused volatile economic activity around the world, and the degrees of any economic recovery in various jurisdictions have not been linear. We have experienced recurring losses from operations and negative cash flows from operating activities since 2020. The digital health industry is relatively immature and rapidly evolving, and it is uncertain whether it will achieve and maintain high levels of demand, consumer acceptance and market adoption. Our success will substantially depend on the willingness of our clients’ members or patients to adopt, and the frequency and extent of their utilization of, our services and solutions, as well as on our ability to demonstrate the value of digital health to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. If our clients, members or patients do not acknowledge the benefits of our services or platform, or if our services are not competitive, then the market may not develop at all, or we may develop slower than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of digital health could restrict market acceptance of our healthcare services. An occurrence of any of these events could have a material adverse effect on our business, financial condition, or results of operations.

During fiscal year 2022, we missed our previously projected revenue target mainly due to loss of contracts, delayed receivables, competitive pressure, the relative immaturity of the digital health industry and the ongoing effects of the COVID-19 pandemic. The revenue shortfall poses risks to our business operations. Management continues to focus on managing relationships with suppliers, creditors, and other stakeholders to stabilize ongoing operations. A potential economic recession and uncertainty in financial markets have resulted in changes in market conditions and produced market volatility. The impact of inflation and rising interest rates may affect the financial performance of the customers we serve and greatly influence customer demand. These challenges have made it more difficult for us to pursue certain growth initiatives and investments, although we continue to seek growth in terms of new and additional corporate clients. We currently rely mainly on organic growth driven by an increase in corporate clients. If we are unable to retain the active customers while attracting new customers, maintaining and growing our business operations, it could result in a loss of future revenue and our liquidity and operating cash flow will continue to deteriorate. As a result, we have an ongoing need to raise additional cash from outside sources to fund our expansion plan and related operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support our cost structure. In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that our consolidated financial statements are issued. The management’s plan in addressing this uncertainty is through the following sources:

●	other available sources of financing from Singapore banks and other financial institutions or private lenders;
●	financial support and credit guarantee commitments from our related parties; and
●	equity financing.

In light of the disparity between the exercise price of the warrants and our current trading price, it is very unlikely that any potential proceeds from the exercise of our warrants will be realized in the near future. We are actively pursuing potential financing transaction through the issuance of equity and debt securities and our goal is for such transactions to be completed in the fourth quarter of 2023 to improve our liquidity and capital resource needs.

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On February 2, 2023, Mr. Alfred Lim, our independent director, loaned us an amount of $128,750 for working capital purposes.

Between January and May 2023, Mr. Meng Dong (James) Tan, one of our shareholders who currently owns approximately 28% of our ordinary shares, loaned us in aggregate approximately $ 0.5 million for working capital purposes.

Between May and June, 2023, we issued and sold to eight accredited investors an aggregate of 790,000 ordinary shares (the “Placement Shares”) at $1.00 per share for an aggregate purchase price of $790,000 in a private placement.

We have been seeking additional capital to support our continued operations. If the trading price of our ordinary shares experience a further significant decline following or as a result of this offering, or if our securities are delisted due to our failure to regain compliance with Nasdaq’s continued listing requirements, there can be no assurance that we can raise additional capital on favorable terms, if at all.

In addition to our capital raising efforts, management has taken the following important steps, among others, to improve our liquidity position:

●	Rigorous Cost Management: Continuously monitoring and minimizing our expenses to ensure efficient utilization of resources;
●	Revenue Diversification: Exploring new markets and revenue streams to reduce dependence on any single source.
●	Strengthening Customer Relationships: Focusing on customer retention and loyalty to enhance sales and cash flow stability.
●	Exploring Strategic Partnerships: Identifying potential partnerships that align with our objectives and can provide additional financial support to meet both operational and professional requirements.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and, as such, the financial statements do not include any adjustments relating to the recoverability and classification of recorded amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

The following summarizes the key components of cash flows for the years ended December 31, 2022 and 2021.

	For the Years Ended December 31,
	2022	2021

Net cash (used in) provided by operating activities	$(1,526,828)	$443,920
Net cash used in investing activities	(268,206)	(356,183)
Net cash provided by (used in) financing activities	2,488,947	(168,373)
Effect of exchange rate change on cash and restricted cash	(99,424)	19,865
Net change in cash and restricted cash	$594,489	$(60,771)

Operating activities

Net cash used in operating activities was approximately $1.5 million for the year ended December 31, 2022 and was primarily attributable to (i) approximately $24.9 million in net loss as discussed above, (ii) approximately $0.2 million increase in accounts receivable due to less collections, and (iii) approximately $2.4 million decrease in accounts payable – related party as we are making more timely payments while we are no longer using the medical services from the related party beginning in April 2022, offset by (i) approximately $1.6 million decrease in other receivables mainly resulted from the collection of our investment income, (ii) approximately $1.3 million increase in accounts payable mainly due to the increase usage of medical services and related medical products from third party service providers, (iii) approximately $1.0 million increase in other payables and accrued liabilities mainly resulted from accrued professional fees, (iv) approximately $12.9 million in change in fair value of prepaid forward purchase liabilities, (v) approximately $2.9 million in provision for doubtful accounts due to write-off of the balance of receivable from divestment from BPT, an unrelated third party and the balance from loan to PT total Prima Indonesia, (vi) approximately $5.2 million in earn out payment upon assessing the fair value of the Earnout Share and (vii) approximately $1.1 million in impairment loss on goodwill and intangible asset.

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Net cash provided by operating activities was approximately $0.4 million for the year ended December 31, 2021 and was primarily attributable to (i) a net income of approximately $0.9 million (ii) approximately $0.3 million in non-cash items such as depreciation and amortization expense, (iii) approximately $44,000 in provision for doubtful accounts, and (iv) approximately $56,000 decrease in other receivables, (v) approximately $1.4 million increase in accounts payable and accounts payable – related party, and (vi) approximately $0.1 million increase in taxes payable, offset by (i) approximately $28,000 in deferred tax benefit, (ii) approximately $1.9 million of investment income from the Affordable Home Program investment in Indonesia, (iii) approximately $0.3 million increase in accounts receivable, (iv) approximately $18,000 increase in prepaid expenses and other current assets, and (v) approximately $62,000 decrease in operating lease liabilities.

Investing activities

Net cash used in investing activities was approximately $0.3 million for the year ended December 31, 2022 and was attributable to approximately $0.2 million loan to a third party, approximately $3,000 in cash released upon disposal of a subsidiary, and approximately $18,000 purchases of equipment.

Net cash used in investing activities was approximately $0.4 million for the year ended December 31, 2021 and was attributable to approximately $2,000 of equipment purchases, and approximately $0.4 million in loan to third party.

Financing activities

Net cash provided by financing activities was approximately $2.5 million for the year ended December 31, 2022 and was primarily attributable to (i) approximately $1.4 million borrowings from related parties, (ii) $0.5 million issuance of ordinary shares, (iii) approximately $0.6 million receipt of subscribed shares deposit, and (iv) approximately $1.3 million proceeds from Reverse Recapitalization, offset by (i) approximately $1.3 million payments of merger costs, and (ii) approximately $0.1 million repayments to short-term loans – bank and private lender.

Net cash used in financing activities was approximately $0.2 million for the year ended December 31, 2021 and was primarily attributable to approximately $67,000 repayments to short-term loans – bank and private lender, approximately $0.3 million repayments to short-term loans – third parties, and approximately $7,000 payment of finance lease liabilities, offset by approximately $36,000 repayments from other receivable – related parties, approximately $88,000 proceeds from short-term loans – bank and private lender, and approximately $94,000 borrowings from other payables – related parties.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

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The following table summarizes our contractual obligations as of December 31, 2022:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short-term loans - bank and private lender	$204,240	$204,240	$—	$—	$—
Other payable – related parties	1,571,945	1,571,945	—	—	—
Promissory note	170,000	170,000	—	—	—
Operating lease obligations	79,959	79,959	—	—	—
Convertible notes – third parties	2,619,625	2,619,625	—	—	—
Convertible notes- related parties	782,600	782,600	—	—	—
Finance lease obligations	22,201	7,186	15,015	—	—
Total	$5,450,570	$5,435,555	$15,015	$—	$—

Capital Expenditures

For the years ended December 31, 2022 and 2021, we purchased approximately $18,000 and $2,000, respectively, of equipment mainly for use in medical services. We did not purchase any material equipment for operational use. We do not have any other material commitments to capital expenditures as of December 31, 2022.

Off-Balance Sheet Arrangements

As of December 31, 2022 and 2021, we have no off-balance sheet arrangements including arrangements that would affect liquidity, capital resources, market risk support and credit risk support or other benefits.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected to use such extended transition period which means that when a standard is issued or revised and we have different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Critical Accounting Policies and Estimates

Financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of our significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. Our significant accounting policies are more fully described in Note 3 to the consolidated financial statements, but we believe that the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

●	Accounts receivable, net
●	Impairment of long-lived assets and Goodwill
●	Prepaid forward purchase liabilities
●	Warrant
●	Income taxes
●	Revenue Recognition

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Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets and goodwill, valuation of prepaid forward purchase and warrant, valuation allowance of deferred tax assets, and other provisions and contingencies. Actual results could differ from these estimates.

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due after 30 to 90 days, depending on the credit term with our customers. Our management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Currently, our policy is to provide 100% allowance on balance over 2 years past due, 40% allowance on balance between 1 – 2 years past due, 10% allowance on balance between 10 – 12 months past due, and 1% on balance between 7 – 9 months past due. Our management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Impairment of long-lived assets and Goodwill

In accordance with ASC 360-10, Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, We would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022 and 2021, approximately $0.2 million and nil impairment on intangible assets was recognized, respectively.

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed. For the year ended December 31, 2022, management evaluated the recoverability of goodwill by performing a qualitative assessment on the two reporting units and determine that it is more likely than not that the fair value of each reporting unit is less than its carrying amount. Therefore, management performed quantitative assessment, fully impairment loss on goodwill of $971,229 was recognized for the year ended December 31, 2022, as the carrying amount of each reporting unit is in excess of its fair value for the year ended December 31, 2022.

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Prepaid forward purchase liabilities

In connection with the Forward Purchase Agreement, we recognized prepaid forward purchase liabilities in accordance with ASC 480-10-25-8 by using carry and reverse carry arbitrage model to determine the fair value of the prepaid forward purchase liabilities as we have the obligation to pay cash to settle the maturity consideration.

In accordance with ASC 480, Distinguishing Liabilities from Equity, we have determined that the prepaid forward contract is a financial instrument other than a share that represent or are indexed to obligations to repurchase the issuer’s equity shares by transferring assets, referred to herein as the “prepaid forward purchase liability” on the consolidated balance sheets. We initially measure the prepaid forward purchase liability at fair value and measured subsequently at fair value with changes in fair value recognized in earnings.

As of the closing of the Business Combination, the fair value of the prepaid forward purchase liability was determined to be $7,409,550. Subsequently, the change of fair value of the prepaid forward purchase liability was amounted to a loss of $12,911,503 for the year end December 31, 2022. As of December 31, 2022, the prepaid forward purchase liabilities amounted to $20,321,053.

Warrant

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. We determined that upon further review of the warrant agreements, we concluded that the warrants qualify for equity accounting treatment.

Upon completion of the business combination, all of 8i’s public and private warrants remain outstanding were replaced by our public and private warrants. We treated such warrants replacement as a warrant modification and no incremental fair value was recognized.

Income taxes

We account for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Our assumptions on valuation allowance includes our subsidiaries historical operating result and likelihood of whether we expect we can realize such deferred tax assets in the near future.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.

Recent Accounting Pronouncements

See Note 3 of the notes to the consolidated financial statements for a discussion of recently issued accounting standards.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank, private lender, and third-party loans outstanding. Although interest rates for short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

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Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. Credit risk is managed through in-house research and analysis of the economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on our contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are exposed to liquidity risk, which is risk that will be unable to provide sufficient capital resources and liquidity to meet commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, the majorities of our consolidated revenues and consolidated costs and expenses are denominated in SGD, VND and MYR. Majorities of assets are denominated in SGD, VND and MYR. As a result, we are exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar, SGD, VND and MYR. If the SGD, VND and MYR depreciates against the U.S. dollar, the value of our SGD, VND and MYR revenues, earnings and assets as expressed in U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce exposure to foreign exchange risk.

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8i MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to the “Company,” “our,” “us,” “we” or “8i” generally refer to 8i Acquisition 2 Corp. prior to the Business Combination. References in this section to “EUDA” generally refer to EUDA Health Holdings Limited and its consolidated subsidiaries, including but not limited to EUDA Health Limited, after giving effect to the Business Combination. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited interim condensed financial statements and the notes thereto and the other information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Until the consummation of the Business Combination on November 17, 2022, we were a blank check company, incorporated on January 21, 2021 as a British Virgin Islands business company and formed for the purpose of effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Our sponsor was 8i Holdings 2 Pte Ltd., a Singapore Limited Liability Company (the “Sponsor”). The registration statement for our initial public offering was declared effective on November 22, 2021. On November 24, 2021, we consummated our initial public offering (the “Initial Public Offering”) of 8,625,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 1,125,000 units, at a purchase price of $10.00 per Unit. Transaction costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting commissions, $483,477 excess of fair value of representative’s purchase option and $649,588 of other offering costs, and was all charged to shareholders’ equity.

Upon the closing of the IPO and the private placement, $86,250,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee.

The funds held in the Trust Account were invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. The proceeds were released from the Trust Account upon the completion of the Business Combination with EUDA Health Limited.

Financial information included in this section are as of October 31, 2022 as in our October 31, 2022 Form 10-Q filed with the SEC on November 22, 2022.

Recent Developments

Entry into Share Purchase Agreement

On April 11, 2022, we entered into a Share Purchase Agreement (the “SPA”) with EUDA Health Limited, a British Virgin Islands business company (“EUDA Health”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, a business combination between us and EUDA Health (the “Business Combination”) was effected through the purchase by 8i Acquisition 2 Corp. of all of the issued and outstanding shares of EUDA Health from the Seller (the “Share Purchase”). On May 30, 2022, the parties amended the SPA to extend the time for 8i Acquisition 2 Corp to complete its financial, operational and legal due diligence review of EUDA Health from May 31, 2022 to June 15, 2022. On June 10, 2022, the parties to the SPA, as amended, entered into a second amendment of the SPA, pursuant to which parties agreed to (i) reduce the initial consideration to be paid at closing of the Share Purchase; and (ii) reduce the earnout payments. On September 7, 2022, the parties to the SPA, as amended, entered into a third amendment of the SPA, pursuant to which the parties agreed (i) to require two signatories for any and all disbursements of funds from the Purchaser Bank Account (as defined in the SPA), one of whom will be that of the nominee to the 8i Board of Directors selected by the Sponsor, and (ii) from the date of Closing until January 2, 2024, not to change the identity of the signatories of the Purchaser Bank Account to either remove the nominee to the 8i Board of Directors selected by the Sponsor or change the number of authorized signatories of the Purchaser Bank Account.

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At the time the SPA was signed, Mr. Meng Dong (James) Tan, 8i’s then Chief Executive Officer and Chairman of the 8i Board of Directors owned 10% equity interests in the Seller. 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the shares of EUDA Health pursuant to the SPA was fair to 8i shareholders from a financial point of view (the “Fairness Opinion”). Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased additional equity interests in the Seller for $400,000 on August 16, 2022. At the time of the closing of Business Combination, Mr. Tan held 33.3% of the equity interests of the Seller.

Consideration under the Share Purchase Agreement

Initial Consideration

Pursuant to the SPA, the initial consideration to be paid at Closing (the “Initial Consideration”) by 8i to Seller for the Share Purchase was an amount equal to $140,000,000. The Initial Consideration was payable in 14,000,000 8i Ordinary Shares, no par value (the “Purchaser Shares”) valued at $10 per share. To secure Seller’s obligations under the indemnification provisions of the SPA, 1,400,000 Purchaser Shares (the “Indemnification Escrow Shares”) were withheld from the Purchaser Shares payable at Closing, and delivered to American Stock Transfer & Trust Company, as Escrow Agent, to be held by the Escrow Agent pursuant to an escrow agreement, by and among 8i, Seller, and the Indemnified Party Representative (the “Escrow Agreement”).

Earnout Payments

In addition to the Initial Consideration, the Seller may also receive up to 4,000,000 additional Purchaser Shares as an earnout payments (the “Earnout Shares”) if, within a 3-year period following the Closing, the volume-weighted average price of Purchaser Shares or certain financial metrics equals or exceeds any of the four thresholds (each, a “Triggering Event”) under the terms and conditions set forth in the SPA and related transaction documents:

●	The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the date of Closing (as defined in the SPA) (the “Closing Date”) and ending on the first anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date;
●	The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00);
●	The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA Health for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA Health has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA Health of at least $3,600,000.
●	The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA Health for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA Health has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA Health of at least $10,100,000.

Restrictions on Alternative Transactions

Each of Seller and 8i agreed that from the date of the SPA until the Closing, it would not, among other things, (i) initiate any negotiations with any person concerning an Acquisition Proposal or Alternative Transaction (as such terms are defined in the SPA), (ii) enter into any agreement, letter of intent, memorandum of understanding or agreement in principle relating to such Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or anti-takeover laws, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an Acquisition Proposal or Alternative Transaction.

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Other Agreements Relating to the Business Combination

Lock-up Agreement

In connection with the Closing, the Seller and its designees agreed, subject to certain customary exceptions, not to (i) offer, sell contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lockup Shares (as defined below), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 18 months after the Closing Date (the “Lock-up Period,” which period may, upon written agreement of 8i and the Seller, be reduced for one or more holders of the Lockup Shares). The term “Lockup Shares” mean the Purchaser Shares and the Earnout Shares, if any, delivered as earnout payment, whether or not earned prior to the end of the Lock-up Period, and including any securities convertible into, or exchangeable for, or representing the rights to receive ordinary shares of 8i after the Closing.

Amended and Restated Registration Rights Agreement

In connection with the closing of the Business Combination, the Company entered into an amended and restated registration rights agreement (as amended, the “Amended and Restated Registration Rights Agreement”) with certain existing shareholders of the Company and with the Seller with respect to their shares of the Company acquired before or pursuant to the Share Purchase, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with the Company’s initial public offering and any shares issuable on conversion of working capital loans from the Sponsor (as defined in the SPA) to the Company (collectively, the “Registrable Securities”). The agreement amends and restates the registration rights agreement that the Company entered into on November 22, 2021 in connection with its initial public offering. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, following the Closing, the Company is to file with the SEC a registration statement on Form S-3 (or Form S-1) covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC. The Amended and Restated Registration Rights Agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Seller Release

At Closing the Seller agreed to release 8i, EUDA Health, and all of their respective past and present officers, directors, managers, shareholders, members, employees, agents, predecessors, subsidiaries, affiliates, estates, successors, assigns, partners and attorneys (each, a “Released Party”) to the maximum extent permitted by law, from any and all claims, obligations, rights, liabilities or commitments of any nature whatsoever against 8i, EUDA Health, or any of the Released Parties, arising at or prior to the Closing, or related to any act, omission or event occurring, or condition existing, at or prior to the Closing. The Seller does not release 8i, EUDA Health, or any of the Released Parties from claims arising after the date of the Seller Release, any of the other ancillary agreements to the SPA, or any organizational or governing documents or, of any indemnification agreements with, 8i or any of its subsidiaries.

In connection with the Business Combination, we filed a preliminary proxy statement and will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. Promptly after filing our definitive proxy statement with the SEC, we mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the acquisition. For more information about the Business Combination, please refer to the preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the acquisition, and any other documents filed by us with the SEC, which may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to us at 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817.

Liquidity and Capital Resources

At October 31, 2022 and July 31 2022, we had $265,852 and $193,546 in cash, and working deficit of $1,706,946 and $1,408,615, respectively, (excluding deferred offering costs and investments held in trust account), respectively.

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The registration statement for our IPO was declared effective on November 22, 2021. On November 24, 2021, we consummated the IPO of 8,625,000 units (include the exercise of the over-allotment option by the underwriters in the IPO) at $10.00 per unit (the “Public Units’), generating gross proceeds of $86,250,000. Each Unit consisted of one ordinary share, one redeemable warrant, and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination.

Simultaneously with the IPO, we sold to Mr. Meng Dong (James) Tan 292,250 units at $10.00 per unit in a private placement generating total gross proceeds of $2,922,500.

Offering costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting commissions, $649,588 of other offering costs and an excess of fair value of representative’s purchase option of $483,477. Except for the $100 for the Unit Purchase Option and $25,000 of subscription of ordinary shares, we received net proceeds of $87,114,830 from the IPO and the private placement.

On January 21, 2021 and February 5, 2021, we issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which were subsequently sold to our Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, our Sponsor transferred 15,000 founder shares in the aggregate to the directors for nominal consideration. On October 25, 2021, we issued an additional 718,750 ordinary shares which were purchased by our Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

On January 12, 2022, Mr. Meng Dong (James) Tan, the then Chief Executive Officer of the Company, agreed to loan the Company up to $300,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “Note 1”). The Note 1 was non-interest bearing and payable promptly after the date on which the Company consummated an Initial Business Combination. As of October 31, 2022, the total amount borrowed under the Note 1 was $300,000.

On March 18, 2022, Mr. Meng Dong (James) Tan, the then Chief Executive Officer of the Company, agreed to loan the Company up to another $500,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “Note 2”). The Note 2 was non-interest bearing and payable promptly after the date on which the Company consummated an Initial Business Combination. As of October 31, 2022, the total amount borrowed under the Note 2 was $500,000.

On August 16, 2022, Mr. Meng Dong (James) Tan, the then Chief Executive Officer of the Company, agreed to loan the Company up to another $200,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “Note 3”). The Note 3 was non-interest bearing and payable promptly after the date on which the Company consummated an Initial Business Combination. As of October 31, 2022, the total amount borrowed under the Note 3 was $200,000.

Each two Warrants have an exercise price of $11.50 per full share, which exercise price exceeds the market price of EUDA’s ordinary shares of $0.06 per share based on the closing price on Nasdaq on August 1, 2023. The cash proceeds associated with the exercise of the Warrants are dependent on the price of the ordinary shares. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, EUDA believes it is unlikely that the Warrants will be exercised and therefore, EUDA does not expect to receive cash proceeds from any such exercise.

Risks and Uncertainties

Management has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

As of October 31, 2022, prior to the Business Combination, we had not commenced any operations. All activity for the period from January 21, 2021 (inception) through October 31, 2022 relates to our formation and the IPO. We have neither engaged in any operations nor generated any revenues as of October 31, 2022. We will not generate any operating revenues until after the completion of the Business Combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended October 31, 2022, we had net income of $201,012, which consisted of $499,343 of dividends earned on marketable securities held in the Trust Account, offset by formation and operating costs of $298,331.

For the three months ended October 31, 2021, we had a net loss of $45,587 consisting of formation and operating costs.

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Contractual Obligations

We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies and estimates:

Ordinary Shares Subject to Possible Redemption

We account for ordinary shares that were subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares featured certain redemption rights that were considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares that were subject to possible redemption are presented at redemption value (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Net Loss Per Ordinary Shares

We comply with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable ordinary shares and the non-redeemable shares, we first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, we split the amount to be allocated using a ratio of 78% for the redeemable ordinary shares and 22% for the non-redeemable shares for the three months ended October 31, 2022, reflective of the respective participation rights.

Deferred Offering Costs

We comply with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A –”Expenses of Offering.” Deferred offering costs consist of costs incurred in connection with formation and preparation for the IPO. Offering costs are allocated to the Public Warrants, Public Rights and Public Shares issued in the IPO based on fair value at inception compared to the total IPO proceeds received. Offering costs associated with the ordinary shares are allocated between permanent equity and temporary equity.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. We have determined not to early adopt.

Management does not believe that this or any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on our financial statements.

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LEGAL PROCEEDINGS

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

On March 30, 2022, the State Courts of the Republic of Singapore reached a verdict that the Company’s subsidiaries, KRHSG and Melana (Defendants) is liable to compensate Jamie Fan Wei Zhi (Plaintiff), the Company’s related party, for failing to procure the release of the Plaintiff from the guarantees to secure a credit line from United Overseas Bank before December 31, 2020. The Defendants agreed to compensate the Plaintiff the sum of $3,704 (SGD 5,000) per month as guarantor fee starting from January 1, 2021 until the Defendants procured the release of the Plaintiff as the guarantor of the loan. The Defendants released Jamie Fan Wei Zhi as the guarantor of the loan on October 31, 2022. As of December 31, 2022, the Company has paid Jamie Fan Wei Zhi $74,966 (SGD 100,000), and there is no balance outstanding.

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MARKET PRICE AND DIVIDENDS

Market Information

Our ordinary shares currently listed on the Nasdaq under the symbol “EUDA” and our public warrants are currently listed on Nasdaq under the symbol “EUDAW”. As of August 1, 2023, the closing price of our common stock and warrants was $0.56 and $0.06, respectively. As of August 1, 2023, there were 31 holders of record of our ordinary shares.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Investors should not purchase our ordinary shares with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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DIRECTORS AND EXECUTIVE OFFICERS

The Company’s current directors and executive officers are as follows:

Name	Age	Position(s)
Wei Wen Kelvin Chen	39	Chief Executive Officer, Executive Director
Steven John Sobak	76	Chief Financial Officer
Alfred Lim	72	Executive Director
Eric Lew	50	Director
Ajay Kumar Rajpal	53	Director
Kong-Yew Wong	48	Director

Below is a summary of the business experience of each of the directors and executive officers of the Company:

Wei Wen Kelvin Chen. Dr. Wei Wen Kelvin Chen brings over 20 years of expertise as a software executive, operation’s leader and strategy professional within the healthcare sector. Since 2019, he has served as the Chief Executive Officer and founder as well as the Executive Director at EUDA. Previously, from 2012 to 2017, Dr. Chen worked at Healthway Medical Group (Healthway), the largest listed healthcare company in Singapore with more than 100 medical clinics. While at Healthway, he started off as the Group Marketing Manager (from 2012 to 2014), was promoted to the Head of the Adult Specialist and CMO department (from 2014 to 2015), General Manager of the Specialist Division (2015) and eventually served as the Vice President (from 2015 to 2017), where he was responsible for the enterprise’s operations and growth, contributing to its exceptional revenue growth in 2015. Dr, Chen was instrumental in restructuring exercise and strategizing the Healthcare and Corporate Sales division to achieve the annual targets set by the board of Healthway, While at Healthway, Dr. Chen saw the gaps within the traditional healthcare infrastructure and an opportunity for technological innovation to propel digitalization across the entire health ecosystem, spurring him to establish Kent Ridge Health. Dr. Chen started his career with the Singapore Police Force (SPF) as a police officer, where the experience of managing operations formed the foundations of his management skills. He served as SPF’s IT consultant on emerging technologies, managing information systems and operations. In this role, he was instrumental in facilitating the overhaul of SPF’s transition from outdated organization-wide technologies to cutting edge, cost-effective business solutions that dramatically improved efficiency, decreased expenses, and optimized data integrity and safety. Dr. Chen holds a Doctorate in Business Administration from the University of South Australia and a Bachelor of Science, with honors, in Computer Science from the University of Greenwich.

Steven John Sobak. Mr. Steven John Sobak has been serving as EUDA’s Chief Financial Officer since March 2022 and has over 45 years in healthcare administrative experience covering most aspects of hospital management in both the public and private sectors, in general acute and various specialty facilities. Within Singapore and Malaysia, he has served as Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer at various hospitals ranging from 100 to over 1,500 beds. Over the years he has worked in the US, Saudi Arabia, Singapore, Malaysia and with consulting assignments in China and India. Since 2014, Mr. Sobak has been an Independent Healthcare Consultant for new, greenfield and brownfield projects as well as other potential ventures in Singapore, where he offered healthcare related consulting and advisory services of both. He provided guidance and feasibility study preparations for projects in China to gather required information, guidance and direction for managing the planning, construction and pre-opening requirements. From June 2010 to July 2016, he served as the Chief Operating Officer (June 2010 to January 2016) and Senior Director of National Neuroscience Institute (January 2016 to July 2016). Prior to that, Mr. Sobak was the Chief Executive Officer of Singapore Cord Blood Bank from January 2009 through June 2015. Concurrently, he was the Senior Instructor at Business Continuity Management Institute. From October 1969 through January 2014, he held various positions at Singapore Management University - Singhealth, Healthcura Consulting Pvt Ltd, KK Women’s and Children’s Hospital, United Engineers Group (Medical Hall Ltd), Southern Hospital Group, Tan Tock Seng Hospital Pte Ltd and Hospital Corporation of America/International Inc. At various times in his career, he had direct operational responsibility for many departments such as Finance, Purchasing, Corporate Communications, Quality Service Management (QSM), Legal, Facilities and Maintenance Operations, Bio-Medical Services, IT, and more. He introduced the concept of Pre-Admission Patient Financial Counseling in 1989, which was subsequently adopted by all hospitals in Singapore. He has supervised and been responsible for various Divisions within the Executive, Allied Health, Outpatient, Operational Support, etc. He has also authored / co-authored and published two books on healthcare related topics. Mr. Sobak holds a Master’s Degree in Finance and a Bachelor’s Degree in Management, both from Wayne State University.

103

Alfred Lim. Mr. Alfred Lim has over 44 years of experience in international trade business, covering the Asia Pacific region. He started his career in 1978 with May & Baker Ltd/Rhone Poulenc Singapore Pte Ltd, one of Europe’s top chemicals and pharmaceutical companies, before moving on to Neste Chemicals Trading Singapore Pte Ltd in 1990, where he was the Managing Director responsible for sales and marketing to companies in United States, Europe, and Asia. Between 1994 to 2002, he was the managing director of Borealis Singapore Pte Ltd, managing the company’s Asia Pacific offices and distributors. Under Mr. Lim’s remit, Borealis Singapore was awarded the International Trade Award from Ministry of Finance, Approved International Trader status from Ministry of Trade & Industry and Singapore 1,000 Ranking for Highest Returns on Shareholders’ Funds for year 1998/1999. In 2002, Mr Lim co-founded Akashi Sdn Bhd, a Malaysian distributor for chemicals which was later sold to East Asiatic Chemicals/Brenntag. From 2006 to 2018, Mr. Lim acted as a senior consultant to An Duong Group, setting up a distributor network in Vietnam for international bathroom product brands. Since 2018, he has been a consultant to Roca Group, the world’s largest sanitary ware manufacturer for Vietnam. Alfred received his Bachelor of Science (Honors) degree in Chemistry from the University of Singapore in 1976, Graduate diploma in Marketing from Singapore Institute of Management in 1986.

Eric Lew. Mr. Eric Lew has over 25 years of business experience. Mr. Lew started his career as an auditor with KPMG LLP for nearly 3 years before joining Wong Fong Industries Ltd where he served for 16 years as the Executive Director and remains as a board member. He served as the Executive Chairman of Y Ventures Group Ltd from March 2019 to July 2022, where his role was to drive the e-commerce group’s strategic direction and growth and to provide mentorship to management. Mr. Lew has served on the board of Eggriculture Foods Ltd since January 2023. He also serves on Executive Committee Board of WMRAS (Waste Management and Recycle Association of Singapore), the Board of Directors of Northlight School, and the NTU Nanyang Business School Alumni Board. In 2016, Mr. Lew was nominated for the Straits Times’ Singaporean of the Year for his contribution to small and medium-sized entities (SMEs) and innovation in Singapore. Mr. Lew has a Bachelor’s Degree in Accountancy with a Minor in Banking and Finance from the Nanyang Technological University of Singapore.

Ajay Kumar Rajpal. Mr. Ajay Kumar Rajpal is a Chartered Accountant and member of the Institute of Chartered Accountants in England & Wales (ICAEW). During his career, he has gained broad-ranging commercial experience developed in the US, Europe, Middle East and Far East, with a particular focus on M&A, financial management and insolvency/restructuring. Post qualification, Mr. Rajpal held a number of finance-related roles which involved working for periods in the US, Europe, Middle East and Far East. Since 2011, Mr. Rajpal has run his own consultancy business, NAS Corporate Services Ltd, providing companies with various corporate services, such as assistance with their pre-IPO funding, the IPO process and post IPO management. Mr. Rajpal has project managed the initial public offering process and assisted with the associated funding of two businesses on AIM, namely New Trend Lifestyle Group Plc, which provides Feng Shui products and services across Asia, and Zibao Metals Recycling Group Plc, a Hong Kong and China based metals recycling company. He currently is a director of Grand Vision Media Holdings Plc, RC365 Holding Plc and Essentially Group Plc, all of which are listed on the London Stock Exchange. Mr. Rajpal was previously an independent director of Moxian, Inc., a US company with a China based internet business listed on Nasdaq.

Kong-Yew Wong. Dr. Kong-Yew Wong has been serving as the Group CEO at D’Mace Pty Ltd (Australian) since September 2021, responsible for the company’s corporate governance, strategic directions and performance. He has also served as the lead consultant in several initiatives with ASEAN and UNWTO. Dr. Wong has also been serving as the Executive Director of E-Plus Ltd. in Australia since November 2020. He is also an international keynote speaker with appearances at major international conference in Asia, and features in newspapers and TV news (with personal interview at Astro Awani, Berita, TV2 etc). From April 2017 to September 2020, Dr. Wong served as the CEO at DYBIOTECH Bhd., a privately-held company in Malaysia that promotes beauty tourism to Malaysia. Dr. Wong received his Bachelor of Business Administration degree in Economics from Western Michigan University in December 1996. He received his Master of Economics from Universiti Putra Malaysia in December 2000. Dr. Wong received his Ph.D. degree in Economics from Strathclyde University in December 2004.

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EXECUTIVE COMPENSATION

This section describes the executive compensation for EUDA’s executive officers since the Company was formed on January 21, 2021 (the “Formation Date”). This discussion may contain forward-looking statements that are based on EUDA’s current plans, considerations, expectations and determinations regarding future compensation.

From the Formation Date until the Closing of the Business Combination, Mr. Meng Dong (James) Tan served as Chief Executive Officer and Mr. Guan Hong (William) Yap served as Chief Financial Officer of the Company. Mr. Tan and Mr. Yap were the Company’s only executive officers, principal or otherwise, prior to the Closing of the Business Combination. Prior to the Closing of the Business Combination, no executive officers received any cash compensation for services rendered to the Company. No compensation of any kind, including finders, consulting or other similar fees, were paid to any shareholders, including directors, or any of their respective affiliates, prior to, or for any services rendered in order to effectuate, the Business Combination.

105

Upon the Closing of the Business Combination, the former directors and executive officers of 8i resigned, and certain independent directors and EUDA’s executive officers were appointed. Except for Mr. Alfred Lim, all independent directors appointed at the Closing have either resigned or been removed from the board. EUDA’s current compensation structure is designed to align executives’ compensation with the Company’s business objectives and the creation of shareholder value, while helping EUDA to continue to attract, motivate and retain individuals who contribute to the long-term success of the Company. Compensation for executive officers consists, at this time, only of base salary. The annual salary of each of EUDA’s executive officers for the year of 2022 is set forth in the summary compensation table below.

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Stock-based awards ($)	Option- based awards ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)	Total compensation ($)
Kelvin Chen	2022	$390,000	0	0	0	0	0	0	$390,000
Chief Executive Officer
Steven John Sobak	2022	$110,000	0	0	0	0	0	0	$110,000
Chief Financial Officer
Daniel Tan(1)	2022	$137,000	0	0	0	0	0	0	$137,000
Former Chief Technology Officer

(1) Mr. Tan left the Company on May 12, 2023.

Material Terms of Employment

Dr. Chen receives an annual salary of $390,000 for his service as Chief Executive Officer with no set term of employment. Mr. Sobak receives an annual salary of $110,000 for his service as Chief Financial Officer. Mr. Sobak’s term of employment is set to expire on February 29, 2024, unless further renewed or extended. Mr. Tan receives an annual salary of $143,000 for his service as Chief Technology Officer with no set term of employment. Mr. Tan left the Company on May 12, 2023. Following any termination of service, (i) Dr. Chen may not be employed in Singapore in a known directly competing business providing health platforms and healthcare policies to corporations for a period of six months and (ii) Mr. Sobak and Mr. Tan may not be employed in Singapore in a known directly competing business providing health platforms and healthcare policies to corporations for a period of one year.

Director Compensation

The Company does not pay, and historically has not ever paid, directors for service to its board of directors or its board committees.

106

LEGAL MATTERS

Conyers Dill & Pearman Pte. Ltd. has passed upon the validity of the securities offered by this prospectus and certain other legal matters as to British Virgin Island’s law related to this prospectus.

EXPERTS

The consolidated financial statements of EUDA Health Limited and its subsidiaries as of December 31, 2021, and for the year then ended, included in this prospectus and in this Registration Statement, have been so included in reliance on the report of Friedman LLP (“Friedman”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of EUDA Health Holdings Limited as of and for the year ended December 31, 2022 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Marcum Asia CPAs LLP (“Marcum Asia”), an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza Suite 830, New York, NY 10001.

The financial statements of 8i as of July 31, 2022 and 2021, and for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) through July 31, 2021 included in this prospectus have been audited by UHY LLP (“UHY”), an independent registered public accounting firm, as set forth in their report thereon, (which report did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

Changes in Registrant’s Certifying Accountant

On November 22, 2022, the audit committee of the Company’s board of directors dismissed UHY, 8i’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm following completion of UHY’s review of 8i’s financial statements for the quarter ended October 31, 2022, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, 8i.

Effective September 1, 2022, Friedman, our then independent registered public accounting firm, combined with Marcum LLP and continued to operate as an independent registered public accounting firm. On November 22, 2022, we engaged Marcum Asia to serve as our independent registered public accounting firm. The services previously provided by Friedman are now provided by Marcum Asia.

Friedman’s reports on our consolidated financial statements for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our most recent fiscal year and through November 22, 2022, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

For our most recent fiscal year and the subsequent interim period through November 22, 2022, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We provided Friedman with a copy of the above disclosure and requested that Friedman furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Friedman’s letter is incorporated by reference in Exhibit 23.4 to the registration statement of which this prospectus is a part.

During our most recent fiscal year and through November 22, 2022, neither our Company nor anyone acting on our behalf consulted Marcum Asia with respect to any of the matters or reportable events set forth in 304(a)(1)(v) of Regulation S-K under the Exchange Act.

UHY’s report on 8i’s financial statements as of July 31, 2022 and 2021 and for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) through July 31, 2021, and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from January 21, 2021 (inception) through July 31, 2021, the year ended July 31, 2022, and reviews of the unaudited financial statements for the three months ended October 31, 2022, there were no: (i) disagreements with UHY on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to UHY’s satisfaction would have caused UHY to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided UHY with a copy of the foregoing disclosures made by the Company and requested that UHY furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. The letter from UHY to the SEC is attached hereto as Exhibit 16.1.

During the period from January 21, 2021 (inception) to the date the Company’s audit committee approved the engagement of Marcum as the Company’s independent registered public accounting firm, the Company did not consult Marcum on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

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WHERE YOU CAN FIND MORE INFORMATION

Until August 2023, we have filed annual, quarterly, current reports and other information with the SEC. After the filing of our Form 10-Q for the fiscal quarter ended March 31, 2023, we have begun reporting under the Exchange Act as a foreign private issuer. We will file its future annual reports on Form 20-F and furnish our future current reports on Form 6-K. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

108

INDEX TO FINANCIAL STATEMENTS

8I ACQUISITION 2 CORP.

FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm (PCAOB ID 1195)	F-2
Balance Sheets as of July 31, 2022 and 2021	F-3
Statements of Operations for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) through July 31, 2021	F-4
Statements of Changes in Shareholders’ Equity (Deficit) for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) through July 31, 2021	F-5
Statements of Cash Flows for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) through July 31, 2021	F-6
Notes to Financial Statements	F-7
Condensed Balance Sheets as of October 31, 2022 (unaudited) and July 31, 2022	F-18
Unaudited Condensed Statements of Operations for the three months ended October 31, 2022 and 2021	F-19
Unaudited Condensed Statements of Changes in shareholders’ (Deficit) Equity for the three months ended October 31, 2022 and 2021	F-20
Unaudited Condensed Statements of Cash Flows for the three months ended October 31, 2022 and 2021	F-21
Notes to Unaudited Condensed Financial Statements	F-22

EUDA HEALTH HOLDINGS LTD

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of 8i Acquisition 2 Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 8i Acquisition 2 Corp. (the Company) as of July 31, 2022 and 2021, and the related statements of operations, changes in shareholders’ equity, and cash flows as of and for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) to July 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended July 31, 2022 and for the period from January 21, 2021(inception) to July 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as July 31, 2022 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to complete the proposed business combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 24, 2022. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

August 29, 2022

F-2

8i ACQUISITION 2 CORP.

BALANCE SHEETS

	July 31, 2022	July 31, 2021
Assets
Cash	$193,546	$-
Prepaid expenses	109,143	181,000
Deferred offering costs	-	247,920
Investments held in Trust Account	86,472,912	-
Total current assets	86,775,601	428,920
Total assets	$86,775,601	$428,920

Liabilities and shareholders’ equity (deficit)
Accrued offering costs and expenses	$824,410	$3,640
Due to related parties	86,894	-
Promissory note - related party	800,000	-
Related party loans	-	396,157
Deferred underwriting commissions	3,018,750	-
Total current liabilities	4,730,054	399,797

Commitments and contingencies

Ordinary shares subject to possible redemption, 8,225,000 shares at redemption value of $10.03, and 400,000 shares at $8.27 carrying value	85,769,097	-

Shareholders’ equity (deficit)

Ordinary shares, no par value; unlimited shares authorized; 2,448,500 (excluding 400,000 shares subject to redemption) and 2,156,250 shares issued and outstanding at July 31, 2022 and 2021, respectively (1) (2)	-	-
Additional paid-in capital	-	37,500
Accumulated deficit	(3,723,550)	(8,377)
Total shareholders’ equity (deficit)	(3,723,550)	29,123
Total liabilities and shareholders’ equity (deficit)	$86,775,601	$428,920

(1)	As of July 31, 2021, this number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-3

8i ACQUISITION 2 CORP.

STATEMENTS OF OPERATIONS

		For the Period
		from January 21, 2021
	For the Year Ended	(inception) through
	July 31, 2022	July 31, 2021
Formation and operating costs	$1,985,750	$8,377
Loss from operations	(1,985,750)	(8,377)

Other income
Dividends on marketable securities held in trust	222,912	-
Total other income	222,912	-
Net loss	$(1,762,838)	$(8,377)

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	5,883,904	-
Basic and diluted net income per share, redeemable ordinary shares	$0.50	$-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares(1)(2)	2,355,621	1,875,000
Basic and diluted net loss per share, non-redeemable ordinary shares	$(2.00)	$(0.00)

(1)	This number excludes an aggregate of up to 281,250 shares exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-4

8i ACQUISITION 2 CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Ordinary Shares			Additional Paid-in	Accumulated	Total Shareholders’ Equity
	Shares	(1)(2)	Amount	Capital	Deficit	(Deficit)
Balance as of January 21, 2021 (inception)	-		$-	$-	$-	$-
Issuance of ordinary shares to Initial Shareholder upon formation	1		-	1	-	1
Issuance of ordinary shares to Initial Shareholder	2,156,249		-	37,499	-	37,499
Net loss	-		-	-	(8,377)	(8,377)
Balance as of July 31, 2021	2,156,250		-	37,500	(8,377)	29,123
Sale of 8,625,000 Units through public offering	8,625,000		-	86,250,000	-	86,250,000
Sale of 292,250 Private Units	292,250		-	2,922,500	-	2,922,500
Sale of representative’s purchase option	-		-	100	-	100
Underwriters’ commission	-		-	(1,725,000)	-	(1,725,000)
Deferred underwriter commission	-		-	(3,018,750)	-	(3,018,750)
Other offering expenses	-		-	(649,588)	-	(649,588)
Ordinary shares subject to redemption	(8,625,000)		-	(71,074,007)	-	(71,074,007)
Subsequent measurement of ordinary shares subject to redemption under ASC 480-10-S99	-		-	(12,742,755)	(1,952,335)	(14,695,090)
Net loss	-		-	-	(1,762,838)	(1,762,838)
Balance as of July 31, 2022	2,448,500		$-	$-	$(3,723,550)	$(3,723,550)

(1)	As of July 31, 2021, this number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-5

8i ACQUISITION 2 CORP.

STATEMENTS OF CASH FLOWS

		For the Period
		from January 21, 2021
	For the Year Ended	(inception) through
	July 31, 2022	July 31, 2021

Cash flows from operating activities:
Net loss	$(1,762,838)	$(8,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by related party	-	8,377
Dividends earned on cash and marketable securities held in Trust Account	(222,912)	-
Changes in current assets and liabilities:
Prepaid assets	71,857	-
Accrued expenses	820,770	-
Due to related parties	86,894	-
Net cash used in operating activities	(1,006,229)	-

Cash flows from investing activities:
Principal deposited in Trust Account	(86,250,000)	-
Net cash used in investing activities	(86,250,000)	-

Cash flows from financing activities:
Proceeds from Initial Public Offering	86,250,000	-
Proceeds from private placement	2,922,500	-
Proceeds from underwriter’s purchase option	100	-
Proceeds from issuance of promissory note to related party	800,000	-
Payment of underwriting commission	(1,725,000)	-
Payment to related party, net	(396,157)	-
Payment of deferred offering costs	(401,668)	-
Net cash provided by financing activities	87,449,775	-

Net change in cash	193,546	-
Cash, beginning of the year/period	-	-
Cash, end of the year	$193,546	$-

Supplemental disclosure of noncash financing activities
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$-	$37,500
Deferred offering costs paid by related party	$-	$206,780
Deferred offering costs included in accrued offering costs and expenses	$-	$3,640
Prepaid expense paid by related party	$-	$181,000
Initial value of ordinary shares subject to possible redemption	$85,546,185	$-
Subsequent measurement ordinary shares subject to possible redemption	$222,912	$-
Deferred underwriting commissions	$3,018,750	$-

The accompanying notes are an integral part of these financial statements.

F-6

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations

Organization and General

8i Acquisition 2 Corp. (the “Company”) is a company incorporated on January 21, 2021, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location (excluding China). The Articles of Association prohibit the Company from undertaking the initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of July 31, 2022, the Company had not yet commenced any operations. All activity for the period from January 21, 2021 (inception) through July 31, 2022 relates to the Company’s organizational activities and the initial public offering (the “IPO”) described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company has selected July 31 as its fiscal year end.

The Company will have 12 months from the closing of the IPO (or up to 18 months, with extension of two times by an additional three months each time) to consummate a Business Combination (the “Combination Period”). If the Company fails to consummate a Business Combination within the Combination Period, it will trigger its automatic winding up, liquidation and subsequent dissolution pursuant to the terms of the Company’s amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from the Company’s shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution.

For the period from January 21, 2021 (inception) to April 11, 2021, the Company was sponsored by 8i Holdings Limited, a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. On April 12, 2021, 8i Holdings Limited transferred their founder shares (as defined below) to 8i Holdings 2 Pte Ltd (the “Sponsor”), a Singapore Limited Liability Company incorporated on April 1, 2021.

The Trust Account

Upon the closing of the IPO and the private placement, $86,250,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee.

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

Business Combination

On April 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with Euda Health Limited, a British Virgin Islands business company (“EUDA Health”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, a business combination between the Company and EUDA Health will be effected through the purchase by the Company of all of the issued and outstanding shares of EUDA Health from the Seller (the “Share Purchase”).

F-7

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

The Company’s board of directors have (i) approved and declared advisable the SPA, the Share Purchase and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the shareholders of the Company.

Mr. Meng Dong (James) Tan, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, had at the time, 10.0% of the equity interests of the Seller. Mr. Tan currently holds a 33.3% ownership stake in the Seller. The Company received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by the Company for the shares of EUDA Health pursuant to the SPA is fair to the Company from a financial point of view (the “Fairness Opinion”).

In connection with the closing of the transactions under the SPA, the current officers and directors of EUDA Health will become the Company’s officers and directors. The Company’s sponsor, 8i Holdings 2 Pte. Ltd. (the “Sponsor”), will have the right to nominate one director to serve as an independent director on the post-closing board of director.

Liquidity and Capital Resources

At July 31, 2022 and 2021, the Company had $193,546 and nil in cash and working capital/(deficit) of $(1,408,615) and $(218,797) (excluding deferred underwriting commissions and deferred offering costs), respectively.

The registration statement for the Company’s IPO (as described in Note 3) was declared effective on November 22, 2021. On November 24, 2021, the Company consummated the IPO of 8,625,000 units (include the exercise of the over-allotment option by the underwriters in the IPO) at $10.00 per unit (the “Public Units’), generating gross proceeds of $86,250,000. Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination.

Simultaneously with the IPO, the Company sold to Mr. Meng Dong (James) Tan 292,250 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $2,922,500, which is described in Note 4.

Offering costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting fees, $649,588 of other offering costs and an excess of fair value of the underwriter’s purchase option of $483,477. Except for the $100 for the Unit Purchase Option and $25,000 of subscription of ordinary shares (as defined in Note 7), the Company received net proceeds of $87,114,830 from the IPO and the private placement.

On January 21, 2021 and February 5, 2021, the Company issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which have been subsequently sold to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, the Sponsor transferred 15,000 founder shares in the aggregate to the directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 24, 2022 (absent any extensions of such period by the Sponsor, pursuant to the terms described above) to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 24, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 24, 2022.

F-8

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and in accordance with the instructions to Form 10-K and Article 8 of Regulation S-X of the SEC.

Emerging Growth Company Status

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but no limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $193,546 and nil cash as of July 31, 2022 and 2021.

Investments Held in Trust Account

As of July 31, 2022, the Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in gains and losses on Investments Held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

At July 31, 2022, the Company had $86,472,912 held in the Trust Account, including $222,912 dividends earned on cash and marketable securities held in the Trust Account.

F-9

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of July 31, 2022 and 2021, the Company had not experienced losses on this account.

Offering Costs Associated with the IPO

Offering costs consist of underwriting, legal, accounting, registration and other expenses incurred through the balance sheet date that are directly related to the IPO. Offering costs totaled $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting fees, $649,588 of other expenses, and an excess of fair value of representative’s purchase option of $483,477. The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. The Company allocates offering costs between public shares, public warrants and public rights based on the estimated fair values of public shares, public warrants and public rights at the date of issuance. Offering costs associated with the ordinary shares are allocated between permanent equity and temporary equity.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends accrued on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Net Loss Per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable ordinary shares and the non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 71% for the redeemable ordinary shares and 29% for the non-redeemable shares for the year ended July 31, 2022.

The earnings per share presented in the statements of operations is based on the following:

For the Year Ended July 31, 2022
Net loss	$(1,762,838)
Accretion of temporary equity to redemption value	(14,695,090)
Net loss including accretion of temporary equity to redemption value	$(16,457,928)

F-10

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

	For the Year Ended July 31, 2022
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(11,752,725)	$(4,705,203)
Accretion of temporary equity to redemption value	14,695,090	-
Allocation of net income (loss)	$2,942,365	$(4,705,203)

Denominator:
Weighted average shares outstanding	5,883,904	2,355,621
Basic and diluted net income (loss) per ordinary share	$0.50	$(2.00)

	For the Period from January 21, 2021 (inception) through July 31, 2021
	Redeemable	Non-redeemable
Basic and diluted net loss per ordinary share:
Numerator:
Net loss	$-	$(8,377)

Denominator:
Weighted average shares outstanding	-	1,875,000 (1)
Basic and diluted net loss per ordinary share	$-	$(0.00)

(1)	This number excludes an aggregate of up to 281,250 shares exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

F-11

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on January 21, 2021, the evaluation was performed for the period from January 21, 2021 (inception) to July 31, 2021 and for the year ended July 31, 2022 which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. No interest or penalties were incurred for the year ended July 31, 2022 and for the period from January 21, 2021 (inception) to July 31, 2021.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective on August 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on August 1, 2021. The Company determined not to early adopt.

Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 - Initial Public Offering

On November 24, 2021, the Company sold 8,625,000 Units at a price of $10.00 per Unit, generating gross proceeds of $86,250,000 related to its IPO. Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination. Each two redeemable warrants entitle the holder thereof to purchase one ordinary share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a Business Combination. No fractional shares issued upon separation of the Units, and only whole Warrants will trade.

American Opportunities Growth Fund (the “Anchor Investor”), has purchased an aggregate of 400,000 units in the IPO, and the Company has agreed to direct the underwriters to sell to the Anchor Investor such number of units, subject to the Company’s satisfying the Nasdaq listing requirement.

The Anchor Investor is required to not redeem any of the public shares it acquires in the IPO. With respect to the ordinary shares underlying the units it may purchase in the IPO, upon the Company’s liquidation, the Anchor Investor will have the same rights to the funds held in the Trust Account as the rights afforded to the public shareholders. In addition, the units (including the underlying securities) the Anchor Investor may purchase in the IPO will not be subject to any agreements restricting their transfer.

F-12

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Conditionally anchor shares are classified as temporary equity. Accordingly, anchor shares are presented at initial carrying value of $8.24 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets plus dividend earned of $0.03 per share. As of July 31, 2022, total carrying value of the anchor shares amounted to $3,306,524.

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,125,000 Public Units to cover over-allotments. On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 6).

As of July 31, 2022, the ordinary shares subject to redemption reflected on the balance sheets are reconciled in the following table:

Gross proceeds from public issuance	$86,250,000
Less:
Proceeds allocated to public warrants and public rights	(9,979,125)
Redeemable ordinary shares issuance costs	(5,196,868)

Plus:
Accretion of carrying value to redemption value (Deemed dividend)	14,695,090
Ordinary shares subject to possible redemption	$85,769,097

Note 4 - Private Placement

Concurrently with the closing of the IPO, Mr. Meng Dong (James) Tan purchased an aggregate of 292,250 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $2,922,500 in a private placement. The Private Units are identical to the public Units except with respect to certain registration rights and transfer restrictions. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 - Related Party Transactions

Founder Shares

On January 21, 2021 and February 5, 2021, 8i Holdings Limited paid an aggregate price of $25,000, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 ordinary shares (the “Insider Shares” or “Founder Shares”). On April 12, 2021, 8i Holdings Limited transferred an aggregate of 1,437,500 Founder Shares to the Sponsor for $25,000. On June 14, 2021, the Sponsor transferred 15,000 Founder Shares in the aggregate to the Company’s directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The Founder Shares are identical to the ordinary shares included in the Units being sold in the IPO. The Sponsor has agreed to forfeit 281,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture is adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the IPO. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no founder shares subject to forfeiture.

F-13

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

All of the Founder Shares issued and outstanding prior to the date of the IPO will be placed in escrow with an escrow agent until the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination or earlier, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 281,250 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full within 45-day after the IPO. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no founder shares subject to forfeiture.

Promissory Note - Related Party

On January 12, 2022, Mr. Meng Dong (James) Tan, the Company’s Chief Executive Officer of the Company, agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “January Note”). On March 18, 2022, Mr. Tan entered into a promissory note with the Company for $500,000 (the “March Note,” and together with the January Note, the “Promissory Notes”). The Promissory Notes were non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination. As of July 31, 2022, the total amount borrowed under the Promissory Notes was $800,000

Mr. Meng Dong (James) Tan has the right, but not the obligation, to convert the Promissory Notes, in whole or in part, into private units (the “Units”) of the Company containing the same securities as issued in the Company’s IPO and by providing the Company with written notice of its intention to convert the Promissory Notes at least one business day prior to the closing of a Business Combination. The number of Units to be received by the Mr. Meng Dong (James) Tan in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Meng Dong (James) Tan, by (y) $10.00.

Due to Related Parties

As of July 31, 2022 and 2021, the total amount contains administrative service fee of $83,000 and $0 accrued by the Company’s Sponsor, respectively.

For the year ended July 31, 2022, Mr. Meng Dong (James) Tan, Chief Executive Officer of the Company, loaned the Company $3,894 to cover certain operating expenses of the Company. As of July 31, 2022, the total amount due to Mr. Tan was $3,894.

Related Party Loans

As of July 31, 2022 and 2021, 8i Enterprises Pte Ltd, a company wholly owned by Mr. Meng Dong (James) Tan, had loaned the Company an aggregate of $0 and $396,157 in regard to the costs associated with formation and the IPO, respectively. Such loan is non-interest bearing. On December 6, 2021, the Company repaid $396,157 of related party loans.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the IPO, to pay the affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and personnel. This arrangement will terminate upon the completion of a Business Combination or the distribution of the Trust Account to the public shareholders. For the year ended July 31, 2022, the Company has accrued $83,000 of administrative service fee, which is included in formation and operating costs on the statements of operations.

F-14

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies

Underwriters Agreement

The Company granted the underwriters, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments at $10.00 per unit.

On November 24, 2021, the Company paid cash underwriting commissions of 2.0% of the gross proceeds of the IPO, or $1,725,000.

The underwriters are entitled to a deferred underwriting commission of 3.5% of the gross proceeds of the IPO, or $3,018,750, which will be paid from the funds held in the Trust Account upon completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 3), and were, in aggregate, paid a fixed underwriting discount of $225,000.

Unit Purchase Option

The Company sold to Maxim Group LLC (and/or its designees) an option for $100 to purchase up to a total of 431,250 units exercisable, in whole or in part, at $11.00 per unit, between the first and fifth anniversary dates of the effective date of the registration statement of which the IPO forms a part. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option. The option and the 431,250 units, as well as the 474,375 shares (which includes the 43,125 ordinary shares issuable for the rights included in the units), and the warrants to purchase 215,625 shares that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 beginning on the date of commencement of sales of the IPO pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities.

Registration Rights

The holders of the Founder Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and underlying securities) and any securities issued to the initial shareholders, officers, directors or their affiliates in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Professional and Other Listing Fees

The Company has engaged various professionals, including but not limited, legal advisor, financial advisor, independent registered public accounting firm, investor relation advisor and other professional firms and listing fees, to provide services in connection with the Company’s public filings with the U.S. Securities and Exchange Commission and the Initial Business Combination. The professional fees and other listing fees to be incurred up until November 24, 2022, the date which the Company has to consummate the proposed Business Combination, are estimated to be $0.5 million.

Note 7 - Shareholder’s Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

As of July 31, 2021, the Company has issued an aggregate of 1,437,500 ordinary shares for $25,000, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in the IPO. On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The Sponsor has agreed to forfeit 281,250 ordinary shares to the extent that the over-allotment option is not exercised in full by the underwriters. All shares and associated amounts have been retroactively restated to reflect the share capitalization. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no shares subject to forfeiture anymore.

F-15

8i ACQUISITION 2 CORP.

NOTES TO FINANCIAL STATEMENTS

Warrants

Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share commencing 30 days after the completion of its initial business combination, and expiring five years from after the completion of an initial business combination. No fractional warrant will be issued and only whole warrants will trade. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $16.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If a registration statement is not effective within 60 days following the consummation of a business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the last sales price of the ordinary shares that triggers the Company’s right to redeem the Warrants will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

Note 8 - Recurring Fair Value Measurements

As of July 31, 2022, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $86,472,912 which was held as money market funds. The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of July 31, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices	Other	Other
	Value	in Active	Observable	Unobservable
	Carrying	Markets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$86,472,912	$86,472,912	$-	$-
	$86,472,912	$86,472,912	$-	$-

Note 9 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to August 29, 2022, the date the financial statements was available to be issued. Based upon the review, except as disclosed below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

On August 16, 2022, the Company entered into a promissory note with Mr. Tan for $200,000 (the “August Note”, together with the January Note and the March Note, collectively, the “Promissory Notes”). The Promissory Notes were non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination.

F-16

Condensed Balance Sheets as of October 31, 2022 (unaudited) and July 31, 2022	F-18
Unaudited Condensed Statements of Operations for the three months ended October 31, 2022 and 2021	F-19
Unaudited Condensed Statements of Changes in Shareholders’ (Deficit) Equity for the three months ended October 31, 2022 and 2021	F-20
Unaudited Condensed Statements of Cash Flows for the three months ended October 31, 2022 and 2021	F-21
Notes to Unaudited Condensed Financial Statements	F-22

F-17

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	October 31, 2022	July 31, 2022
	(Unaudited)
Assets
Cash	$265,852	$193,546
Prepaid expenses	30,606	109,143
Investments held in Trust Account	86,972,255	86,472,912
Total current assets	87,268,713	86,775,601
Total assets	$87,268,713	$86,775,601

Liabilities and shareholders’ deficit
Accounts payable and accrued expenses	$890,404	$824,410
Due to related parties	113,000	86,894
Promissory note - related party	1,000,000	800,000
Deferred underwriting commissions	3,018,750	3,018,750
Total current liabilities	5,022,154	4,730,054

Commitments and contingencies
Ordinary shares subject to possible redemption, 8,225,000 shares at redemption value of $10.08 and $10.03, and 400,000 shares at $8.32 and $8.27 carrying value as of October 31, 2022 and July 31, 2022, respectively.	86,268,440	85,769,097

Shareholders’ deficit
Ordinary shares, no par value; unlimited shares authorized; 2,448,500 shares issued and outstanding as of October 31, 2022 and July 31, 2022	-	-
Additional paid-in capital	-	-
Accumulated deficit	(4,021,881)	(3,723,550)
Total shareholders’ deficit	(4,021,881)	(3,723,550)
Total liabilities and shareholders’ deficit	$87,268,713	$86,775,601

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-18

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three	For the Three
	Months Ended	Months Ended
	October 31, 2022	October 31, 2021
Formation and operating costs	$298,331	$45,587
Loss from operations	(298,331)	(45,587)

Other income
Dividends on marketable securities held in trust	499,343	-
Total other income	499,343	-
Net income (loss)	$201,012	$(45,587)

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	8,625,000	-
Basic and diluted net income per share, redeemable ordinary shares	$0.03	$-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	2,448,500	1,875,000	(1)(2)
Basic and diluted net loss per share, non-redeemable ordinary shares	$(0.03)	$(0.02)

(1)	This number excludes an aggregate of up to 281,250 shares exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-19

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the Three Months Ended October 31, 2022
			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of July 31, 2022	2,448,500	$-	$-	$(3,723,550)	$(3,723,550)
Subsequent measurement of ordinary shares subject to redemption under ASC 480-10-S99	-	-	-	(499,343)	(499,343)
Net income	-	-	-	201,012	201,012
Balance as of October 31, 2022 (Unaudited)	2,448,500	$-	$-	$(4,021,881)	$(4,021,881)

	For the Three Months Ended October 31, 2021
			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares (1)(2)	Amount	Capital	Deficit	Deficit
Balance as of July 31, 2021	2,156,250	$-	$37,500	$(8,377)	$29,123
Net loss	-	-	-	(45,587)	(45,587)
Balance as of October 31, 2021 (Unaudited)	2,156,250	$-	$37,500	$(53,964)	$(16,464)

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-20

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Three	For the Three
	Months Ended	Months Ended
	October 31, 2022	October 31, 2021

Cash flows from operating activities:
Net income (loss)	$201,012	$(45,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by related party	-	136
Dividends earned on cash and marketable securities held in Trust Account	(499,343)	-
Changes in current assets and liabilities:
Prepaid assets	78,537	45,451
Accrued expenses	65,994	-
Due to related parties	30,000	-
Net cash used in operating activities	(123,800)	-

Cash flows from financing activities:
Proceeds from issuance of promissory note to related party	196,106	-
Net cash provided by financing activities	196,106	-

Net change in cash	72,306	-
Cash, beginning of the period	193,546	-
Cash, end of the period	$265,852	$-

Supplemental disclosure of noncash financing activities
Deferred offering costs paid by related party	$-	$43,222
Deferred offering costs included in accrued offering costs and expenses	$-	$63,473
Subsequent measurement ordinary shares subject to possible redemption	$499,343	$-
Conversion of due to related party into promissory note	$3,894	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations

Organization and General

EUDA Health Holdings Limited, which until November 17, 2022 was known as 8i Acquisition 2 Corp. (the “Company”) is a company incorporated on January 21, 2021, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business were not limited to a particular industry or geographic location (excluding China). The Articles of Association prohibited the Company from undertaking the Initial Business Combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of October 31, 2022, the Company had not yet commenced any operations. All activity for the period from January 21, 2021 (inception) through October 31, 2022 relates to the Company’s organizational activities and the initial public offering (the “IPO”) described below. The Company will not generate any operating revenues until after the completion of the Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income on investments held in Trust Account (as defined below) from the proceeds derived from the IPO.

Following the quarter ended October 31, 2022, on November 17, 2022 (the “Closing Date”), EUDA Health Limited, a British Virgin Islands business company, consummated a business combination with the Company (the “Business Combination”). The Business Combination was effected by the purchase by the Company of all of the issued and outstanding shares of EUDA Health Limited, resulting in EUDA Health Limited becoming a wholly owned subsidiary of the Company. At the time of the Business Combination, the Company changed its name from “8i Acquisition 2 Corp.” to “EUDA Health Holdings Limited.” Thus, the financial statements for the quarter ended October 31, 2022 are in the name of 8i Acquisition 2 Corp.

The Company has selected July 31 as its fiscal year end.

The Company had 12 months from the closing of the IPO (or up to 18 months, with extension of two times by an additional three months each time) to consummate an Initial Business Combination (the “Combination Period”).

For the period from January 21, 2021 (inception) to April 11, 2021, the Company was sponsored by 8i Holdings Limited, a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. On April 12, 2021, 8i Holdings Limited transferred their founder shares (as defined below) to 8i Holdings 2 Pte Ltd (the “Sponsor”), a Singapore Limited Liability Company incorporated on April 1, 2021.

The Trust Account

Upon the closing of the IPO and the private placement, $86,250,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee.

The funds held in the Trust Account were invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. The proceeds were released from the Trust Account upon the completion of the Business Combination on November 17, 2022.

Business Combination

On April 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with EUDA Health Limited, a British Virgin Islands business company (“EUDA Health” or “EUDA”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, the Business Combination between the Company and EUDA Health was effected through the purchase by the Company of all of the issued and outstanding shares of EUDA Health from the Seller (the “Share Purchase”).

F-22

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Mr. Meng Dong (James) Tan, the Company’s then Chief Executive Officer and Chairman of the Company’s board of directors, had at the time, 10.0% of the equity interests of the Seller. At the time of the closing of Business Combination, Mr. Tan held a 33.3% ownership stake in the Seller. The Company received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by the Company for the shares of EUDA Health pursuant to the SPA was fair to the Company from a financial point of view (the “Fairness Opinion”).

On November 17, 2022, the Company completed the closing of the Business Combination with EUDA Health Limited.

Liquidity and Capital Resources

At October 31, 2022 and July 31, 2022, the Company had $265,852 and $193,546 in cash, and working deficit of $1,706,946 and $1,408,615, respectively, (excluding deferred underwriting commissions and investments held in Trust Account).

The registration statement for the Company’s IPO (as described in Note 3) was declared effective on November 22, 2021. On November 24, 2021, the Company consummated the IPO of 8,625,000 units (include the exercise of the over-allotment option by the underwriters in the IPO) at $10.00 per unit (the “Public Units’), generating gross proceeds of $86,250,000. Each Unit consisted of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination.

Simultaneously with the IPO, the Company sold to Mr. Meng Dong (James) Tan 292,250 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $2,922,500, which is described in Note 4.

Offering costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting commissions, $649,588 of other offering costs and an excess of fair value of the underwriter’s purchase option of $483,477. Except for the $100 for the Unit Purchase Option and $25,000 of subscription of ordinary shares (as defined in Note 7), the Company received net proceeds of $87,114,830 from the IPO and the private placement.

On January 21, 2021 and February 5, 2021, the Company issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which were subsequently sold to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, the Sponsor transferred 15,000 founder shares in the aggregate to the directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company had until November 24, 2022 (absent any extensions of such period by the Sponsor, pursuant to the terms described above) to consummate the proposed Business Combination. Prior to the Business Combination, management determined that the mandatory liquidation, should an Initial Business Combination not occur, and potential subsequent dissolution, raised substantial doubt about the Company’s ability to continue as a going concern. However, the Business Combination was consummated on November 17, 2022.

F-23

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Registration Statement should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended July 31, 2022, filed with the Securities and Exchange Commission on August 29, 2022.

Emerging Growth Company Status

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $265,852 and $193,546 cash as of October 31, 2022 and July 31, 2022, respectively.

F-24

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Investments Held in Trust Account

As of October 31, 2022 and July 31, 2022, the Company’s portfolio of investments held in the Trust Account was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in dividends on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

At October 31, 2022 and July 31, 2022, the Company had $86,972,255 and $86,472,912, respectively, held in the Trust Account, including $722,255 and $222,912, respectively, dividends earned on marketable securities held in the Trust Account.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of October 31, 2022 and July 31, 2022, the Company had not experienced losses on this account.

Offering Costs Associated with the IPO

Offering costs consist of underwriting, legal, accounting, registration and other expenses incurred through the balance sheet date that are directly related to the IPO. Offering costs totaled $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting commissions, $649,588 of other expenses, and an excess of fair value of representative’s purchase option of $483,477. The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. The Company allocated offering costs between public shares, public warrants and public rights based on the estimated fair values of public shares, public warrants and public rights at the date of issuance. Offering costs associated with the ordinary shares are allocated between permanent equity and temporary equity.

Ordinary Shares Subject to Possible Redemption

The Company accounted for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Prior to the Business Combination. the Company’s ordinary shares featured certain redemption rights that were considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares that were subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends accrued on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Net Loss Per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable ordinary shares and the non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 78% for the redeemable ordinary shares and 22% for the non-redeemable shares for the three months ended October 31, 2022.

F-25

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The earnings per share presented in the statements of operations is based on the following:

	For the Three Months Ended October 31, 2022	For the Three Months Ended October 31, 2021
Net income (loss)	$201,012	$(45,587)
Accretion of temporary equity to redemption value	(499,343)	-
Net loss including accretion of temporary equity to redemption value	$(298,331)	$(45,587)

	For the Three Months Ended October 31, 2022
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(232,366)	$(65,965)
Accretion of temporary equity to redemption value	499,343	-
Allocation of net income (loss)	$266,977	$(65,965)

Denominator:
Weighted average shares outstanding	8,625,000	2,448,500
Basic and diluted net income (loss) per ordinary share	$0.03	$(0.03)

	For the Three Months Ended October 31, 2021
	Redeemable	Non-redeemable
Basic and diluted net loss per ordinary share:
Numerator:
Net loss	$-	$(45,587)

Denominator:
Weighted average shares outstanding	-	1,875,000 (1)
Basic and diluted net loss per ordinary share	$-	$(0.02)

(1)	This number excludes an aggregate of up to 281,250 shares exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.

F-26

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited condensed financial statements. Since the Company was incorporated on January 21, 2021, the evaluation was performed for the period from January 21, 2021 (inception) to July 31, 2021 and for the year ended July 31, 2022, which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. No interest or penalties were incurred for the three months ended October 31, 2022 and 2021.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective on August 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on August 1, 2021. The Company determined not to early adopt.

Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s unaudited condensed financial statements.

F-27

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3 – Initial Public Offering

On November 24, 2021, the Company sold 8,625,000 Units at a price of $10.00 per Unit, generating gross proceeds of $86,250,000 related to its IPO. Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination. Each two redeemable warrants entitle the holder thereof to purchase one ordinary share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of an Initial Business Combination. Upon the closing of the Business Combination, no fractional shares were issued upon separation of the Units, and only whole Warrants trade.

American Opportunities Growth Fund (the “Anchor Investor”), purchased an aggregate of 400,000 units in the IPO, and the Company agreed to direct the underwriters to sell to the Anchor Investor such number of units, subject to the Company’s satisfying the Nasdaq listing requirement.

The Anchor Investor was required to not redeem any of the public shares it acquired in the IPO.

Conditionally anchor shares are classified as temporary equity. Accordingly, anchor shares are presented at initial carrying value of $8.24 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets plus dividend earned of $0.03 per share. As of October 31, 2022 and July 31, 2022, total carrying value of the anchor shares amounted to $3,329,682 and $3,306,524, respectively.

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,125,000 Public Units to cover over-allotments. On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 6).

As of October 31, 2022 and July 31, 2022, the ordinary shares subject to redemption reflected on the balance sheets are reconciled in the following table:

	As of	As of
	October 31, 2022	July 31, 2022
Gross proceeds	$86,250,000	$86,250,000
Less:
Proceeds allocated to public warrants and public rights	(9,979,125)	(9,979,125)
Redeemable ordinary shares issuance costs allocated to public warrants and public rights	(5,196,868)	(5,196,868)
Plus:
Accretion of carrying value to redemption value (Deemed dividend)	15,194,433	14,695,090
Ordinary shares subject to possible redemption	$86,268,440	$85,769,097

Note 4 - Private Placement

Concurrently with the closing of the IPO, Mr. Meng Dong (James) Tan purchased an aggregate of 292,250 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $2,922,500 in a private placement. The Private Units are identical to the public Units except with respect to certain registration rights and transfer restrictions. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company failed to complete an Initial Business Combination within the Combination Period, the proceeds from the sale of the Private Units would have been used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities would have expired worthless. However, the Business Combination was consummated on November 17, 2022.

F-28

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 - Related Party Transactions

Founder Shares

On January 21, 2021 and February 5, 2021, 8i Holdings Limited paid an aggregate price of $25,000, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 ordinary shares (the “Insider Shares” or “Founder Shares”). On April 12, 2021, 8i Holdings Limited transferred an aggregate of 1,437,500 Founder Shares to the Sponsor for $25,000. On June 14, 2021, the Sponsor transferred 15,000 Founder Shares in the aggregate to the Company’s directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The Founder Shares are identical to the ordinary shares included in the Units sold in the IPO. The Sponsor agreed to forfeit 281,250 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no Founder Shares subject to forfeiture.

All of the Founder Shares issued and outstanding prior to the date of the IPO were placed in escrow with an escrow agent until the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after an Initial Business Combination or earlier, if, subsequent to an Initial Business Combination, the Company consummated a liquidation, merger, share exchange or other similar transaction which resulted in all of its shareholders having the right to exchange their shares for cash, securities or other property. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no founder shares subject to forfeiture.

Promissory Note - Related Party

On January 12, 2022, Mr. Meng Dong (James) Tan, the Company’s then Chief Executive Officer and Chairman of the Company’s board of directors, agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “January Note”). On March 18, 2022, Mr. Tan entered into a promissory note with the Company for $500,000 (the “March Note”). On August 16, 2022, the Company entered into a promissory note with Mr. Tan for $200,000 (the “August Note”, together with the January Note and the March Note, collectively, the “Promissory Notes”). The Promissory Notes were non-interest bearing and payable promptly after the date on which the Company consummated an Initial Business Combination. As of October 31, 2022 and July 31, 2022, the total amount borrowed under the Promissory Notes was $1,000,000 and $800,000, respectively.

Mr. Meng Dong (James) Tan had the right, but not the obligation, to convert the Promissory Notes, in whole or in part, into private units (the “Units”) of the Company containing the same securities as issued in the Company’s IPO and by providing the Company with written notice of its intention to convert the Promissory Notes at least one business day prior to the closing of an Initial Business Combination. The number of Units to be received by the Mr. Meng Dong (James) Tan in connection with such conversion was to be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Meng Dong (James) Tan, by (y) $10.00. The Business Combination was consummated on November 17, 2022 and Mr. Meng Dong (James) Tan did not exercise his right to convert the Promissory Notes.

Due to Related Parties

As of October 31, 2022 and July 31, 2022, the total amount contains administrative service fee of $113,000 and $83,000 accrued by the Company’s Sponsor, respectively.

For the year ended July 31, 2022, Mr. Meng Dong (James) Tan, the Company’s then Chief Executive Officer and Chairman of the Company’s board of directors, loaned the Company $3,894 to cover certain operating expenses of the Company. As of July 31, 2022, the total amount due to Mr. Tan was $3,894 and such balance was converted into promissory note on August 16, 2022. As of October 31, 2022, the total amount due to Mr. Tan was $0.

F-29

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Administrative Service Fee

The Company agreed, commencing on the effective date of the IPO, to pay the affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and personnel. This arrangement terminated upon the completion of the Business Combination. For the three months ended October 31, 2022 and 2021, the Company has incurred $30,000 and $0, respectively, of administrative service fee, which is included in formation and operating costs on the statements of operations.

Note 6 - Commitments and Contingencies

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments at $10.00 per unit.

On November 24, 2021, the Company paid cash underwriting commissions of 2.0% of the gross proceeds of the IPO, or $1,725,000.

The underwriters are entitled to a deferred underwriting commission of 3.5% of the gross proceeds of the IPO, or $3,018,750, which was paid from the funds held in the Trust Account upon completion of the Business Combination subject to the terms of the underwriting agreement.

On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 3), and were, in aggregate, paid a fixed underwriting discount of $225,000.

Unit Purchase Option

The Company sold to Maxim Group LLC (and/or its designees) an option for $100 to purchase up to a total of 431,250 units exercisable, in whole or in part, at $11.00 per unit, between the first and fifth anniversary dates of the effective date of the registration statement of which the IPO forms a part. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option. The option and the 431,250 units, as well as the 474,375 shares (which includes the 43,125 ordinary shares issuable for the rights included in the units), and the warrants to purchase 215,625 shares that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 beginning on the date of commencement of sales of the IPO pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities.

Registration Rights

The holders of the Founder Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and underlying securities) and any securities issued to the initial shareholders, officers, directors or their affiliates in payment of working capital loans made to the Company, are entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-30

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Professional and Other Listing Fees

The Company has engaged various professionals, including but not limited, legal advisor, financial advisor, independent registered public accounting firm, investor relation advisor and other professional firms and listing fees, to provide services in connection with the Company’s public filings with the U.S. Securities and Exchange Commission and the Business Combination. As of October 31, 2022, the professional fees and other listing fees to be incurred up until November 24, 2022, the date which the Company had to consummate the Business Combination, were estimated to be $0.4 million.

Note 7 - Shareholder’s Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

As of July 31, 2021, the Company had issued an aggregate of 1,437,500 ordinary shares for $25,000, of which 187,500 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in the IPO. On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The Sponsor agreed to forfeit 281,250 ordinary shares to the extent that the over-allotment option was not exercised in full by the underwriters. All shares and associated amounts have been retroactively restated to reflect the share capitalization. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no longer any shares subject to forfeiture.

Warrants

Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share commencing 30 days after the completion of the Business Combination, and expiring five years after the completion of the Business Combination. No fractional warrants were issued and only whole warrants trade. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $16.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If a registration statement is not effective within 60 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the last sales price of the ordinary shares that triggers the Company’s right to redeem the Warrants will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

F-31

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 - Recurring Fair Value Measurements

As of October 31, 2022 and July 31, 2022, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $86,972,255 and $86,472,912, respectively, which was held as money market funds. The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of October 31, 2022 and July 31, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices	Other	Other
	Value	in Active	Observable	Unobservable
	Carrying	Markets	Inputs	Inputs
As of October 31, 2022	Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$86,972,255	$86,972,255	$-	$-
	$86,972,255	$86,972,255	$-	$-

		Quoted	Significant	Significant
		Prices	Other	Other
	Value	in Active	Observable	Unobservable
	Carrying	Markets	Inputs	Inputs
As of July 31, 2022	Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$86,472,912	$86,472,912	$-	$-
	$86,472,912	$86,472,912	$-	$-

Note 9 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 21, 2022, the date the unaudited condensed financial statements were available to be issued. Based upon the review, except as disclosed below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

F-32

Redemption of Ordinary Shares

As of November 14, 2022, the end of the redemption period for the Ordinary Shares issued as part of the units in the Company’s IPO consummated on November 24, 2021, an aggregate of 6,033,455 Ordinary Shares were tendered for redemption in connection with the Special Meeting. The final redemption price was $10.0837 per share redeemed with the total redemption value of approximately $60.8 million.

Forward Purchase Agreement

On November 1, 2022, the Company and Greentree Financial Group, Inc., a Florida corporation “Greentree”) entered into an agreement (the “Forward Purchase Agreement”) pursuant to which, among other things, (a) Greentree intends, but is not obligated, to purchase the Company’s Ordinary Shares, after the date of the Forward Purchase Agreement from holders of the Ordinary Shares, other than the Company or its affiliates, who have redeemed their Ordinary Shares or indicated an interest in redeeming the Ordinary Shares they hold pursuant to the redemptions rights set forth in the Company’s Current Charter in connection with the Business Combination; and (b) Greentree has agreed to waive any redemption rights in connection with the Business Combination with respect to any Ordinary Shares it purchases in accordance with the Forward Purchase Agreement. Such waiver by Greentree may reduce the number of Ordinary Shares redeemed in connection with the Share Purchase, which reduction could alter the perception of the potential strength of the Business Combination transaction contemplated by the SPA. To the extent Greentree purchases the Company’s Ordinary Shares in accordance with the Forward Purchase Agreement, Greentree may elect to sell and transfer to the Company, and the Company has agreed to purchase, in the aggregate up to 125,000 Ordinary Shares (the “Investor Shares”) then held by Greentree on the sixty (60) day anniversary of the date of the closing of the Share Purchase, and pay Greentree at a price of $10.41 per Investor Share (the “Investor Shares Purchase Price”), out of the funds held in the Trust Account, the Escrowed Funds.

On November 9, 2022, 8i and Greentree entered into a Termination Agreement terminating the Forward Purchase Agreement.

Prepaid Forward Agreements

On November 9, 2022, the Company, EUDA and certain institutional investor (the “Seller 1”) entered into an agreement (the “Prepaid Forward Agreement 1”) for an equity prepaid forward transaction (the “Prepaid Forward Transaction 1”). Pursuant to the terms of the Prepaid Forward Agreement 1, Seller 1 may (i) purchase through a broker in the open market, from holders of Shares (as defined below) other than the Company or affiliates thereof, the Company’s ordinary shares, no par value, (the “Shares”), or (ii) reverse Seller 1’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares 1”). While Seller 1 has no obligation to purchase any Shares under the Prepaid Forward Agreement 1, the aggregate total Recycled Shares 1 that may be purchased or reversed under the Prepaid Forward Agreement 1 shall be no more than 1,400,000 shares. Seller 1 agreed to hold the Recycled Shares 1, for the benefit of (a) the Company until the closing of the Business Combination (the “Closing”) and (b) EUDA after the Closing (each a “Counterparty”). Seller 1 also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

On November 13, 2022, the Company, EUDA Health and certain institutional investor (the “Seller 2”) entered into another agreement (the “Prepaid Forward Agreement 2”) for an equity prepaid forward transaction (the “Prepaid Forward Transaction 2”). Pursuant to the terms of the Prepaid Forward Agreement 2, Seller 2 may (i) purchase through a broker in the open market, from holders of Shares (as defined below) other than the Company or affiliates thereof, the Company’s Shares, or (ii) reverse Seller 2’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares 2”). While Seller 2 has no obligation to purchase any Shares under the Prepaid Forward Agreement 2, the aggregate total Recycled Shares 2 that may be purchased or reversed under the Prepaid Forward Agreement 2 shall be no more than 1,125,000 shares. Seller 2 agreed to hold the Recycled Shares 2 for the benefit of (a) the Company until the closing of the Business Combination (the “Closing”) and (b) EUDA after the Closing (each a “Counterparty”). Seller 2 also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

F-33

Waiver Agreement to the SPA

On each of November 7, 2022 and November 15, 2022, 8i and the Seller entered into a Waiver Agreement (the “Waiver Agreements”) waiving among other things, the following conditions to closing of the SPA (the “Closing”), effective as of the date of Closing:

●	that United Overseas Bank Limited has consented in writing to the consummation of the SPA under each of the Banking Facility Agreement dated August 21, 2019 between Kent Ridge Healthcare Singapore Private Limited (formerly known as Sheares HMO Private Limited) and United Overseas Bank Limited and the Deed of Debenture dated October 16, 2019 between Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited;
●	that Funding Societies Private Limited has consented in writing to the consummation of the Transaction under the Note issuance agreement (bolt term financing) dated February 23, 2022, along with the investment note certificate dated February 24, 2022 representing the aggregate value of SGD100,000 between Kent Ridge Healthcare Singapore Private Limited as issuer, Chen Weiwen Kelvin as guarantor, Funding Societies Private Limited as an agent acting on behalf of the investors, and DBS Bank Limited Singapore as escrow agent;
●	that EUDA will have aggregate cash equal to or exceed $10.0 million immediately prior to Closing;
●	that certain designees of the Seller, who will receive an aggregate of 1,000,000 ordinary shares of the Company at Closing will be required to sign the Lock-Up Agreement; and
●	that Kent Ridge Health Private Limited shall have irrevocably amended its organizational documents to remove “Kent Ridge” from its official name; and
●	that the Purchaser shall cause the Company to obtain and fully pay the premium for the “tail” insurance policies for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policy and the Company’s existing fiduciary liability insurance policies.

Settlement Agreements

On November 17, 2022, the Company executed a settlement agreement with one of its vendors (“Vendor 1”) reflecting the agreed terms of addition terms and fees of $300,000, which is set forth in a Promissory Note (“Note 1”) with maturity date on November 17, 2023 and subject to the terms and conditions of certain letter agreement. The Company shall issue 60,000 restricted ordinary shares to the Vendor 1 at an assumed price of $5.00 per Share. In the event that the Note 1 is paid in full, the Vendor 1 shall return all 60,000 shares to the Company for cancellation. If any shares sold prior to the maturity date of the Note 1, it shall reduce the amount due and owing under the Note 1. In the event the principal amount of $300,000 is not paid in full on or prior to November 17, 2023, such amounts shall automatically be converted into the Company’s ordinary shares with conversion price using the five day volume-weighted average price of the Company’s ordinary shares immediately preceding November 17, 2023.

Promissory Notes

On November 17, 2022, the Company executed a convertible promissory note in the principal amount of $2,113,125 due on November 17, 2023 with one of its vendors. In the event the principal amount is not paid in full on or prior to November 17, 2023, such amounts shall automatically be converted into the Company’s ordinary shares with conversion price of $5.00 per share.

On November 17, 2022, the Company executed a promissory note (“Note 2”) in the principal amount of $170,000 due on February 15, 2023 with one of EUDA’s vendors. Note 2 shall bear no interest. From and after February 15, 2023, if any amount payable is not paid when due, such Note 2 will bear a 15% interest rate per annum until paid in full.

On November 17, 2022, the Company executed a convertible promissory note in the principal amount of $82,600 due on November 17, 2023 with the Company’s Sponsor. In the event the principal amount is not paid in full on or prior to November 17, 2023, such amount shall automatically be converted into the Company’s ordinary shares with conversion price using the five day volume-weighted average price of the Company’s ordinary shares immediately preceding November 17, 2023.

On November 17, 2022, the Company executed a convertible promissory note in the principal amount of $87,500 due on November 17, 2023 with one of EUDA Health’s vendors. In the event the principal amount is not paid in full on or prior to November 17, 2023, such amounts shall automatically be converted into the Company’s ordinary shares with conversion price using the five day volume-weighted average price of the Company’s ordinary shares immediately preceding November 17, 2023.

On November 17, 2022, the Company executed a convertible promissory note in the principal amount of $119,000 due on November 17, 2023 with one of EUDA Health’s vendors. In the event the principal amount is not paid in full on or prior to November 17, 2023, such amount shall automatically be converted into the Company’s ordinary shares with conversion price using the five day volume-weighted average price of the Company’s ordinary shares immediately preceding November 17, 2023.

On November 17, 2022, the Company executed a convertible promissory note in the principal amount of $700,000 due on November 17, 2023 with Mr. Meng Dong (James) Tan, the Company’s former Chief Executive Officer and Chairman of the Company’s board of directors. In the event the principal amount is not paid in full on or prior to November 17, 2023, such amount shall automatically be converted into the Company’s ordinary shares with conversion price using the five day volume-weighted average price of the Company’s ordinary shares immediately preceding November 17, 2023.

Completion of the Business Combination

On November 17, 2022, the Company completed the closing of the Business Combination with EUDA Health.

F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

EUDA Health Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of EUDA Health Holdings Limited (the “Company”) as of December 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

As part of our audit of the financial statements as of and for the year ended December 31, 2022, we also audited the adjustments to the 2021 financial statements to retrospectively apply the change in accounting related to the reverse recapitalization described in Note 4. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2021 financial statements, other than with respect to the retrospective adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2021 financial statements as a whole.

/s/ Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2022 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022)

New York, NY

June 28, 2023

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com

F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

EUDA Health Limited

Opinion on the Consolidated Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the change in accounting related to the reverse recapitalization described in Note 4, the accompanying consolidated balance sheet of EUDA Health Limited (the “Company”) as of December 31, 2021, and the related consolidated statement of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, except for the effects of the adjustments to retrospectively apply the change in accounting related to the reverse recapitalization described in Note 4, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operation and its cash flow for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively apply the change in accounting related to the reverse recapitalization as described in Note 4, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditor.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor in 2022

New York, New York

June 3, 2022, except for Note 3 which is dated July 25, 2022

F-36

EUDA HEALTH HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$143,024	$189,996
Restricted cash	641,461	-
Accounts receivable, net	1,851,503	1,802,316
Other receivables	7,467	1,991,226
Due from related parties	267,863	297,621
Prepaid expenses and other current assets	222,633	71,495
Forward purchase receivables	21,892,527	-
Total Current Assets	25,026,478	4,352,654

PROPERTY AND EQUIPMENT, NET	31,628	56,927

OTHER ASSETS
Other receivables - non-current	-	1,830,603
Prepaid expenses - non-current	478,061	-
Intangible assets, net	-	289,962
Goodwill	-	992,686
Operating lease right-of-use asset	76,528	79,862
Finance lease right-of-use assets	16,345	24,372
Loan to third party	-	371,962
Total Other Assets	570,934	3,589,447

Total Assets	$25,629,040	$7,999,028

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Short term loans - bank and private lender	$204,240	$205,427
Short term loans - third parties	-	148,302
Promissory note	170,000	-
Convertible notes	2,619,625	-
Convertible notes - related parties	782,600	-
Accounts payable	1,635,483	359,716
Accounts payable - related party	-	2,459,411
Other payables and accrued liabilities	1,592,815	488,597
Other payables - related parties	1,521,945	3,272,311
Operating lease liability	79,959	63,478
Finance lease liabilities	7,186	11,447
Prepaid forward purchase liabilities	20,321,053	-
Taxes payable	186,150	307,343
Total Current Liabilities	29,121,056	7,316,032

OTHER LIABILITIES
Deferred tax liabilities	-	49,294
Operating lease liability - non-current	-	16,384
Finance lease liabilities - non-current	15,015	17,268
Total Other Liabilities	15,015	82,946

Total Liabilities	29,136,071	7,398,978

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ (DEFICIT) EQUITY
Ordinary shares, no par value, unlimited shares authorized, 20,191,770 shares and 9,333,333 shares outstanding as of December 31, 2022 and 2021, respectively*	21,308,969	334,863
Retained earnings (accumulated deficit)	(24,703,789)	180,333
Accumulated other comprehensive (loss) income	(125,689)	6,036
Total Euda Health Holdings Limited Shareholders’ (Deficit) Equity	(3,520,509)	521,232

Noncontrolling interests	13,478	78,818
Total Shareholders’ (Deficit) Equity	(3,507,031)	600,050

Total Liabilities and Shareholders’ (Deficit) Equity	$25,629,040	$7,999,028

*	Giving retroactive effect to reverse recapitalization effected on November 17, 2022

The accompanying notes are an integral part of the financial statements.

F-37

EUDA HEALTH HOLDINGS LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	December 31,	December 31,
	2022	2021

REVENUES
Medical services	$6,065,233	$5,723,549
Medical services - related parties	135	4,640
Product sales	11,046	257,841
Property management services	3,764,295	4,558,520
Total Revenues	9,840,709	10,544,550

COST OF REVENUES
Medical services	3,041,327	474,757
Medical services - related party	491,499	2,349,702
Product sales	59,391	167,202
Property management services	2,894,296	3,308,536
Total Cost of Revenues	6,486,513	6,300,197

GROSS PROFIT	3,354,196	4,244,353

OPERATING EXPENSES:
Selling	1,902,865	1,258,442
General and administrative	7,153,248	4,084,873
Earnout share payment	5,199,629	-
Impairment loss on long-lived assets and goodwill	1,139,016	-
Research and development	17,209	129,265
Total Operating Expenses	15,411,967	5,472,580

LOSS FROM OPERATIONS	(12,057,771)	(1,228,227)

OTHER INCOME (EXPENSE)
Interest expense, net	(120,082)	(127,126)
Gain on disposal of subsidiary	30,055	-
Change in fair value of prepaid forward purchase liabilities	(12,911,503)	-
Other income, net	127,477	386,828
Investment income	-	1,917,062
Total Other Income (Expense), net	(12,874,053)	2,176,764

(LOSS) INCOME BEFORE INCOME TAXES	(24,931,824)	948,537

PROVISION FOR INCOME TAXES	17,422	48,141

NET (LOSS) INCOME	(24,949,246)	900,396

Less: Net (income) loss attributable to noncontrolling interest	(65,124)	35,567

NET (LOSS) INCOME ATTRIBUTABLE TO EUDA HEALTH HOLDINGS LIMITED	$(24,884,122)	$864,829

NET (LOSS) INCOME	(24,949,246)	900,396

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(131,941)	17,009

TOTAL COMPREHENSIVE (LOSS) INCOME	(25,081,187)	917,405

Less: Comprehensive (loss) income attributable to noncontrolling interest	(65,340)	35,584

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO EUDA HEALTH HOLDINGS LIMIT	$(25,015,847)	$881,821

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES*
Basic and diluted	12,029,656	9,253,333

(LOSS) EARNINGS PER SHARE
Basic and diluted	$(2.07)	$0.09

The accompanying notes are an integral part of the financial statements.

F-38

EUDA HEALTH HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY (DEFICIT)

			Retained	Accumulated
			earnings	other
	Ordinary shares		(Accumulated	comprehensive	Noncontrolling
	Shares*	Capital	deficit)	income (loss)	interest	Total
BALANCE, December 31, 2020	9,253,333	334,863	(684,496)	(10,956)	43,234	(317,355)
Net income	-	-	864,829	-	35,567	900,396
Foreign currency translation adjustment	-	-	-	16,992	17	17,009
BALANCE, December 31, 2021	9,253,333	$334,863	$180,333	$6,036	$78,818	$600,050
Net loss	-	-	(24,884,122)	-	(65,124)	(24,949,246)
Capital contributions	120,000	600,000	-	-	-	600,000
Forgiveness of debt by a related party	-	2,763,018	-	-	-	2,763,018
Earnout shares payment	-	5,199,629	-	-	-	5,199,629
Issuance of ordinary shares	4,626,667	500,000	-	-	-	500,000
Issuance of ordinary shares upon the Reverse Recapitalization	6,191,770	11,911,459	-	-	-	11,911,459
Foreign currency translation adjustment	-	-	-	(131,725)	(216)	(131,941)
BALANCE, December 31, 2022	20,191,770	$21,308,969	$(24,703,789)	$(125,689)	$13,478	$(3,507,031)

The accompanying notes are an integral part of the financial statements.

F-39

EUDA HEALTH HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,	December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(24,949,246)	$900,396
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	23,347	34,523
Amortization of intangible assets	115,907	162,825
Amortization of operating right-of-use asset	109,056	58,602
Amortization of finance right-of-use assets	7,948	8,153
Provision for doubtful accounts	2,872,789	43,804
Deferred taxes benefits	(48,228)	(27,680)
Investment income	-	(1,917,062)
Gain on disposal of subsidiary	(30,055)	-
Earnout payment	5,199,629	-
Impairment loss on goodwill	971,229	-
Impairment loss on intangible assets	167,787	-
Change in fair value of prepaid forward purchase liabilities	12,911,503	-
Change in operating assets and liabilities
Accounts receivable	(174,824)	(263,950)
Interest receivable from loan to third party	-	(19,071)
Other receivables	1,582,724	55,692
Prepaid expenses and other current assets	(22,749)	(18,010)
Accounts payable	1,268,701	353,560
Accounts payables - related party	(2,396,931)	1,022,714
Other payables and accrued liabilities	1,084,437	4,360
Taxes payable	(114,133)	107,188
Operating lease liability	(105,719)	(62,124)
Net cash (used in) provided by operating activities	(1,526,828)	443,920

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(18,137)	(1,957)
Loan to third party	(246,664)	-
Cash acquired through business combination	-	(354,226)
Cash released upon disposal of a subsidiary	(3,405)	-
Net cash used in investing activities	(268,206)	(356,183)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares	500,000	-
Capital contributions	600,000	-
Proceeds from the Reverse Recapitalization	1,324,961	-
Payments of merger costs	(1,305,580)	-
Repayments from other receivable - related parties	30,670	36,189
Proceeds from short-term loans - bank and private lender	72,548	87,812
Repayments to short-term loans - bank and private lender	(74,895)	(66,801)
Repayments to short-term loans - third parties	-	(312,553)
Borrowings from other payables - related parties	1,347,745	93,666
Payment of finance lease liabilities	(6,502)	(6,686)
Net cash provided by (used in) financing activities	2,488,947	(168,373)

EFFECT OF EXCHANGE RATE CHANGES	(99,424)	19,865

NET CHANGE IN CASH AND RESTRICTED CASH	594,489	(60,771)

CASH AND RESTRICTED CASH, beginning of the year	189,996	250,767

CASH AND RESTRICTED CASH, end of the year	$784,485	$189,996

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$156,339	$30,185
Cash paid for interest	$19,588	$110,835

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of operating right of use asset and lease liability	$105,350	$125,834
Initial recognition of payables to former subsidiary upon disposal of subsidiary	$319,158	$-
Conversion of debt into a promissory note	$170,000	$-
Conversion of debts into convertible notes	$206,500	$-
Forgiveness of debt by a related party	$2,763,018	$-
Issuance of ordinary shares upon the Reverse Recapitalization	$11,911,459	$-

	December 31,	December 31,
	2022	2021
Cash	143,024	189,996
Restricted cash	641,461	-
Total cash and restricted cash	784,485	189,996

The accompanying notes are an integral part of the financial statements.

F-40

EUDA HEALTH HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 1– Nature of business and organization

EUDA Health Holdings Limited, which until November 17, 2022 was known as 8i Acquisition 2 Corp. (the “Company”, “EUDA” or “8i”) is a company incorporated on January 21, 2021, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business were not limited to a particular industry or geographic location (excluding China). The Articles of Association prohibited the Company from undertaking the Initial Business Combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp.) (the “Company”), consummated the business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a BVI business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EHL”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA, a business combination between 8i and EHL was effected by the purchase by 8i of all of the issued and outstanding shares of EHL from the Seller (the “Share Purchase”), resulting in EHL becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i has changed its name to “EUDA Health Holdings Limited.” See Note 4 - Reverse Recapitalization for further details.

The Company, through its subsidiaries, operates its business in two segments, 1) engaged in the healthcare specialty group (other than general practice) business offering range of specialty care services to patients, and engaged in the medical facility general practice clinic that provides holistic care for various illnesses, and 2) engaged in the property management service that services shopping malls, business office building, or residential apartments.

Reorganization under EUDA Health Limited (“EHL”)

On August 3, 2021, EHL completed a reverse recapitalization (“Reorganization”) under common control of its then existing shareholders, who collectively owned all of the equity interests of Kent Ridge Health Private Limited (“KRHPL”), a holding company incorporated under the laws of the Singapore prior to the Reorganization, through the following transaction.

●	On July 24, 2021, EHL acquired 100% of the equity interests in Kent Ridge Healthcare Singapore Private Limited (“KRHSG”) through KRHPL for consideration of SG$1.0.
●	On July 24, 2021, EHL acquired 100% of the equity interests in EUDA Private Limited (“EUDA PL”) through KRHPL for consideration of SG$1.0.
●	On August 1, 2021, Kent Ridge Health Limited (“KRHL”), EHL’s wholly owned subsidiary, acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”) through KRHPL for consideration of SG$1.0.
●	On August 3, 2021, EHL acquired 100% of the equity interests in Singapore Emergency Medical Assistance Private Limited (“SEMA”) through KRHPL for no consideration.

Before and after the Reorganization, the Company, together with its subsidiaries (as indicated above), is effectively controlled by the same shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

F-41

Reorganization under KRHPL

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“KRHSG Agreement”) with the sole shareholder of KRHSG who is under common control of the majority shareholders of KRHPL on December 2, 2019. Pursuant to the KRHSG Agreement, KRHPL will acquire 100% of the equity interests in KRHSG (“Reorganization of KRHSG”) for a total consideration of SG$1.0 (“Total Consideration”). The transaction was completed and effective on January 3, 2020. Since KRHSG and KRHPL are effectively controlled by the same shareholders of EHL, and therefore the Reorganization is under common control at carrying value. The financial statements of KRHSG are prepared on the basis as if the restructuring of KRHSG became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of EHL.

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“EUDA PL Agreement”) with the sole shareholder of EUDA PL who is under common control of the majority shareholders of KRHPL on December 2, 2019. Pursuant to the EUDA PL Agreement, KRHPL will acquire 100% of the equity interests in EUDA PL (“Reorganization of EUDA PL”) for a total consideration of SG$1.0 (“Total Consideration”). The transaction was completed and effective on January 3, 2020. Since EUDA PL and LRHPL are effectively controlled by the same shareholders of EHL, and therefore the Reorganization is under common control at carrying value. The financial statements of EUDA PL are prepared on the basis as if the restructuring of EUDA PL became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of EHL.

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“SEMA Agreement”) with the sole shareholder of SEMA who is effectively controlled by the same shareholders of KRHPL on December 31, 2019. Pursuant to the SEMA PL Agreement, KRHPL will acquire 100% of the equity interests in SEMA (“Reorganization of SEMA”) for no consideration. SEMA is a holding company and has no operations prior to December 31, 2019.

The accompanying consolidated financial statements reflect the activities of EUDA and each of the following entities:

Name		Background	Ownership
EUDA Health Limited (“EHL”)	● ● ●	A British Virgin Islands company Incorporated on June 8, 2021 A holding Company	100% owned by EUDA
Kent Ridge Healthcare Singapore Pte. Ltd. (“KRHSG”)	● ● ●	A Singapore company Incorporated on November 9, 2017 Multi-care specialty group offering range of specialty care services to patients.	100% owned by EHL
EUDA Private Limited (“EUDA PL”)	● ● ●	A Singapore company Incorporated on April 13, 2018 A digital health company that provides a platform to serve the healthcare industry	100% owned by EHL
Zukitek Vietnam Private Limited Liability Company (“ZKTV PL”)	● ● ●	A Vietnam company Incorporated on May 2, 2019 A Research and Development Company	100% owned by EUDA PL
Singapore Emergency Medical Assistance Private Limited (“SEMA”)	● ● ●	A Singapore company Incorporated March 18, 2019 A holding company	100% owned by EHL
The Good Clinic Private Limited (“TGC”)(1)	● ● ●	A Singapore company Incorporated on April 8, 2020 Medical facility general practice clinic that provides holistic care for various illnesses	100% owned by SEMA

F-42

EUDA Doctor Private Limited (“ED PL”)	● ● ●	A Singapore company Incorporated on December 1, 2021 A platform solution for doctors and physicians to find, connect, and collaborate with trusted peers, specialists, and other professionals	100% owned by EHL
	●	Operation has not been commenced
Kent Ridge Hill Private Limited (“KR Hill PL”)	● ● ●	A Singapore company Incorporated on December 1, 2021 A B2B2C pharmaceutical and OTC drugs e-commerce platform to promote its drug products	100% owned by EHL
	●	Operation has not been commenced
Kent Ridge Health Limited (“KRHL”)	● ● ●	A British Virgin Islands company Incorporated on June 8, 2021 A holding company	100% owned by EHL
Zukitech Private Limited (“Zukitech”) (“ZKT PL”)	● ● ●	A Singapore company Incorporated on June 13, 2019 A holding company	100% owned by KRHL
Super Gateway Group Limited (“SGGL”)	● ● ●	A British Virgin Islands company Incorporated on April 18, 2008 A holding company	100% owned by KRHL
Universal Gateway International Pte. Ltd. (“UGI”)	● ● ● ●	A Singapore company Incorporated on September 30, 2000 Registered capital of RMB 5,000,000 A holding company	98.3% owned by SGGL
Melana International Pte. Ltd. (“Melana”)	● ● ●	A Singapore company Incorporated on September 9, 2000 Property management service that services shopping malls, business office building, or residential apartments	100% owned by UGI
Tri-Global Security Pte. Ltd. (“Tri-Global”)	● ● ●	A Singapore company Incorporated on August 10, 2000 Property security service that services shopping malls, business office building, or residential apartments	100% owned by UGI
UG Digitech Private Limited (“UGD”)	● ● ●	A Singapore company Incorporated on August 16, 2001 A holding company	100% owned by UGI
Nosweat Fitness Company Private Limited (“NFC”)	● ● ●	A Singapore company Incorporated on July 6, 2021 A virtual personal training platform for fitness enthusiasts	100% owned by KRHL
	●	Operation has not been commenced
True Cover Private Limited (“TCPL”)	● ● ●	A Singapore company Incorporated on December 1, 2021 A B2B e-claims healthcare insurance platform	100% owned by KRHL
	●	Operation has not been commenced

F-43

KR Digital Pte. Ltd. (“KR Digital”) (2)	● ● ●	A Singapore company Incorporated on December 29, 2021 Development of software and applications	100% owned by KRHL
	●	Operation has not been commenced
Zukihealth Sdn. Bhd. (“Zukihealth”) (2)	● ● ●	A Malaysian company Incorporated on February 15, 2018 Distribution of health care supplement products	100% owned by KR Digital
	●	Operation has not been commenced

(1)	On March 1, 2022, SEMA, the Company’s wholly owned subsidiary, sold 100% of the equity interest in TGC to an unrelated individual third party for a total consideration of SG$ 1.0 (see Note 5).

(2)	On April 19, 2022, the Company acquired 100% equity interest of KR Digital Pte Ltd, (“KR Digital”), a Singapore Company, from Mr. Kelvin Chen, the Company’s Chief Executive Office (“CEO”) and shareholder for total consideration of SG$1. Prior to the acquisition of KR Digital, on April 15, 2022, KR Digital acquired 100% equity interest of Zukihealth Sdn Bhd, (“Zukihealth”), a Malaysia corporation, from Mr. Kelvin Chen, the Company’s CEO and shareholder for total consideration of SG$1. Both KR Digital and Zukihealth have no operations prior to the acquisition in April 2022. KR Digital, through Zukihealth, is expected to carry out the distribution of health care products business.

Note 2 – Going concern

In assessing the Company’s going concern, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Debt financing in the form of short-term borrowings from bank, private lender, third parties and related parties and cash generated from operations have been utilized to finance the working capital requirements of the Company. As of December 31, 2022, the Company’s negative working capital deficit was approximately $4.1 million, and the Company had cash and restricted cash of approximately $0.8 million. The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2020. In addition, the Company had, and may potentially continue to have, an ongoing need to raise additional cash from outside sources to fund its expansion plan and related operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued.

If the Company is unable to generate sufficient funds to finance the working capital requirements of the Company within the normal operating cycle of a twelve-month period from the date of these financial statements are issued, the Company may have to consider supplementing its available sources of funds through the following sources:

●	other available sources of financing from Singapore banks and other financial institutions or private lender;
●	financial support and credit guarantee commitments from the Company’s related parties; and
●	equity financing.

The Company can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to the Company, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on the Company and would materially adversely affect its ability to continue as a going concern.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

F-44

Note 3 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets and goodwill, valuation of deferred tax assets, other provisions and contingencies, estimated fair value of earn-out shares, prepaid forward purchase liability and private warrants. Actual results could differ from these estimates.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive income (loss).

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiaries in Singapore, Vietnam, and Malaysia conduct its businesses and maintain its books and records in the local currency, Singapore Dollars (“SGD”), Vietnamese Dong (“VND”), and Malaysian Ringgit (“MYR”), as its functional currency, respectively.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity (deficit). Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

F-45

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of December 31, 2022	As of December 31, 2021
Period-end SGD: US$1 exchange rate	1.34	1.35
Period-end VND: US$1 exchange rate	23,635.00	22,855.00
Period-end MYR: US$1 exchange rate*	4.40	-
Period-average SGD: US$1 exchange rate	1.38	1.34
Period-average VND: US$1 exchange rate	23,409.44	22,935.24
Period-average MYR: US$1 exchange rate*	4.39	-

*	The Company did not have any Malaysia subsidiary prior to April 19, 2022.

Non-controlling interests

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s consolidated balance sheets and consolidated statements of operations and comprehensive income (loss). Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Segment reporting

The Company’s chief operating decision-maker is identified as the chief executive officer who reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within two operating and reportable segments as set forth in Note 21.

Cash and restricted cash

Cash represent cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal or use and have original maturities less than three months. Restricted cash represents cash held in bank account from 8i which was restricted due to the incomplete procedures of changing signers as of December 31, 2022. As of the date of the issuance of these financial statements, such restriction has been lifted and the remaining cash held in bank account has transfer to the Company’s operating bank account. Therefore, such restricted cash should be classified as current asset.

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due after 30 to 90 days, depending on the credit term with its customers. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary. As of December 31, 2022 and 2021, the Company provided allowance for doubtful accounts of $197,438 and $80,799, respectively. For the years ended December 31, 2022 and 2021, the Company did not write off any allowance for doubtful account against the account receivable balance.

Other receivables

Other receivables primarily include receivables from investment from the Company’s Affordable Home project in Indonesia and employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. $2,209,825 allowance for doubtful account related to other receivable was recorded and written off for the year ended December 31, 2022. Nil allowance for doubtful account related to other receivable was recorded for the year ended December 31, 2021

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Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid expenses paid to services providers, and other deposits. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes collection or realization of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of December 31, 2022 and 2021, no allowance for doubtful account related to prepaid expenses was recorded.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	3 years
Medical equipment	3 years
Leasehold improvement	Shorter of the lease term or 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the years ended December 31, 2022 and 2021, there was no impairment of property and equipment recognized.

Intangible assets, net

Purchased intangible assets are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over the Company’s best estimate of its useful life as follows:

Categories	Useful life
Customer relationships	6 years

The Company amortized the intangible assets using the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up in accordance with ASC Topic 350 “Intangibles - Goodwill and Other.”

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets. $167,787 and nil impairment of intangibles assets was recorded for the years ended December 31, 2022 and 2021, respectively.

F-47

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive income (loss). Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. Management has determined that the Company has two reporting units within the entity at which goodwill is monitored for internal management purposes. The Company adopted ASU 2017-04 in 2022, which primary goal is to simplify the goodwill impairment test and provide cost savings for all entities. This is accomplished by removing the requirement to determine the fair value of individual assets and liabilities in order to calculate a reporting unit’s “implied” goodwill under current GAAP.

The amendments in ASU 2017-04 eliminate Step 2 of the goodwill impairment test. As such, an entity will perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Impairment losses on goodwill cannot be reversed once recognized.

When measuring a goodwill impairment loss, an entity should consider the income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit. The ASU contains an illustration of the simultaneous equations method to demonstrate this, which reflects a deferred tax benefit from reducing the carrying amount of tax-deductible goodwill relative to the tax basis.

An entity may still perform the optional qualitative assessment for a reporting unit to determine if it is more likely than not that goodwill is impaired. However, this ASU eliminates the requirement to perform a qualitative assessment for any reporting unit with zero or negative carrying amount. Therefore, the same one-step impairment assessment will apply to all reporting units.

For the year ended December 31, 2022, management evaluated the recoverability of goodwill by performing qualitative assessment on the two reporting units and determine that it is more likely than not that the fair value of each reporting unit is less than its carrying amount. Therefore, management performed quantitative assessment, fully impairment loss on goodwill of $971,229 was recognized for the year ended December 31, 2022, as the carrying amount of each reporting unit is in excess of its fair value for the year ended December 31, 2022

Impairment for long-lived assets

In accordance with ASC 360-10, Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022 and 2021, $0.2 million and nil impairment of long-lived assets was recognized, respectively.

F-48

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for equity accounting treatment.

Upon completion of the business combination, all of 8i’s public and private warrants remain outstanding were replaced by the Company’s public and private warrants. The Company treated such warrants replacement as a warrant modification and no incremental fair value was recognized.

Forward Purchase Receivables and Prepaid Forward Purchase Liabilities

The Company recorded Forward Purchase Receivables on its consolidated balance sheets of $21,892,527 as of December 31, 2022 to account for the Prepayment Amount of the Forward Purchase Agreement, as discussed in Note 11. The Prepayment Amount will be held in a deposit account until the Valuation Date (the second anniversary of the closing of the Business Combination, subject to certain acceleration provisions). At the Maturity Date, the Sellers are entitled to received $2.50 per Recycled Shares (“Maturity Consideration”) in cash or in shares. As of December 31, 2022, no shares were sold after Closing.

In connection with the Forward Purchase Agreement, the Company recognized a liability in accordance with ASC 480-10-25-8 as the Company has the obligation to pay cash to settle the maturity consideration, referred to herein as the “prepaid forward purchase liability” on its consolidated balance sheets of $20,321,053 as of December 31, 2022. Refer to Note 11 for further detail.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and collectability is probable.

F-49

Revenue recognition policies for each type of revenue stream are as follows:

(1) Medical Services

- Performance obligation satisfied at a point in time

The Company operates on a unified technology health care platform which provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. The Company operates the medical services on a business-to-business (B2B) platform, and serves the corporate customers involved in various industries. The Company is primarily generating revenue on a per healthcare visit basis for specialty medical visits for specialist treatment such as cardiology, dermatology and etc, at the time which the single performance obligation was satisfied. Such fees are paid by the corporate customers on behalf of their employees. The Company generally bills their corporate customers for the healthcare visit services on a weekly basis, or in arrears depending on the service, with payment terms generally between 30 to 90 days. There are not significant differences between the timing of revenue recognition and billing. Consequently, the Company has determined that the Company’s contracts do not include a financing component. Revenue is recognized in an amount that reflects the consideration that is expected in exchange for the service at a point in time at the time of the visit. In addition, the Company’s contracts do not generally contain refund provisions for fees earned related to services performed.

The Company accounts for medical service revenue on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified services, which the Company has control of the services and has the ability to direct the service providers to be performed to obtain substantially all the benefits. In making this determination, the Company also assesses whether it is primarily obligated in these transactions, is subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40.

The Company recognizes the medical services revenue when the control of the specified services is transferred to its customer, which at a point in time at the time after completion of the visit.

The Company also operates on a general practice clinic and generating such revenue on a per healthcare visit basis. Revenues are recognized when the visits are completed at a point in time at the time of the visit.

(2) Product Sales

- Performance obligation satisfied at a point in time

The Company purchases, sells, and installs facial recognition and temperature measurement monitor system to corporate customer, where the product and the installation are interrelated and are not capable of being distinct since the customer cannot benefit from the product or installation either on its own. The Company recognized the products revenue when control of the product is passed to the customer, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the installation by the Company’s technician. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any significant returns.

(3) Property Management Services

- Performance obligation satisfied over a period of time

The Company provides property management services in shopping malls, business office building, or residential apartments to all tenants and property owners. Property management services include common area property management services that contain cleaning, landscaping, public facilities maintenance and other traditional services and also include security property management services provided to all tenants and property owners. Each of the two services is within separate agreements. The Company identified common area property management services as a single performance obligation as the kinds of service in the contract are not capable of being distinct and identified the security management services as another single performance obligation as there is only one service that is to provide security services.

F-50

The Company recognizes the common area property management revenue and security property management revenue on a straight-line basis over the terms of the common area property management agreement and security property management agreement, generally over one year period because its customer simultaneously receives and consumes the benefits provided by the Company throughout the performance obligations period.

The Company has elected to apply the practical expedient to expense costs as incurred for incremental costs to obtain a contract when the amortization period would have been one year or less. As of December 31, 2022 and 2021, the Company did not have any contract assets.

The Company recognized advance payments from its customer prior to revenue recognition as contract liability until the revenue recognition performance obligation are met. As of December 31, 2022 and 2021, the Company did not have any contract liability.

Disaggregated information of revenues by products/services are as follows:

	For the Year Ended
	December 31, 2022	December 31, 2021

Medical services – specialty care	$6,001,439	$5,010,837
Medical services – general practice	63,794	712,712
Medical services – general practice (related parties)	135	4,640
Medical services – subtotal	6,065,368	5,728,189
Product sales	11,046	257,841
Property management service – common area management	2,919,335	3,508,663
Property management service – security management	844,960	1,049,857
Property management service	3,764,295	4,558,520
Total revenues	$9,840,709	$10,544,550

Cost of revenues

(1) Medical Services

Cost of revenues mainly consists of medical supplies purchased and medical service was provided by Cadence Health Pte. Ltd., a related party, prior to March 2022. Medical supplies purchased and medical service provided by the third party service providers were insignificant prior to March 2022. Beginning in April 2022, cost of revenues mainly consists of medical supplies purchased and medical service are provided by third party service providers.

(2) Product Sales

Cost of revenues mainly consists of medical product or equipment purchased for resale.

(3) Property Management Services

Cost of revenues mainly consists of labor expenses incurred attributable to property management service.

Disaggregated information of cost of revenues by products/services are as follows:

	For the Year Ended
	December 31, 2022	December 31, 2021

Medical services – specialty care	$2,995,778	$46,849
Medical services – specialty care (related party)	491,499	2,349,702
Medical services – general practices	45,549	427,908
Medical services – subtotal	3,532,826	2,824,459
Product sales	59,391	167,202
Property management services – common area management	2,210,703	2,461,981
Property management services – security management	683,593	846,555
Property management services	2,894,296	3,308,536
Total cost of revenues	$6,486,513	$6,300,197

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Advertising costs

Advertising is mainly through online and offline promotion activities. Advertising costs amounted to $21,795 and $270,361 for the years ended December 31, 2022 and 2021, respectively.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, and related expenses for the Company’s research and product development team. Research and development expenses amounted to $17,209 and $129,265 for the years ended December 31, 2022 and 2021, respectively.

Defined contribution plan

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $505,591 and $574,535 for the years ended December 31, 2022 and 2021, respectively.

The related contribution plans include:

Singapore subsidiaries

- Central Provident Fund (“CPF”) – 17.00% based on employee’s monthly salary for employees aged 55 and below, reduces progressively to 7.5% as age increase;

- Skill Development Levy (“SDL”) – up to 0.25% based on employee’s monthly salary capped $8.3 (SGD 11.25).

Vietnam subsidiary

- Social Insurance Fund (“SIF”) – 20% based on employee’s monthly salary;

- Trade Union Fee – 2.00% of SIF

Goods and services taxes (“GST”)

Revenue represents the invoiced value of service, net GST. The GST are based on gross sales price. GST rate is generally 7% in Singapore. Entities that are GST general taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable.

F-52

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the years ended December 31, 2022 and 2021. As of December 31, 2022, the tax returns of the Company’s Singapore entities for the calendar year from 2019 through 2022 remain open for statutory examination by Singapore tax authorities.

The Company recognize interest and penalties related to unrecognized tax benefits, if any, on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance.

The Company conducts much of its business activities in Singapore and is subject to tax in its jurisdiction. As a result of its business activities, the Company’s subsidiaries file separate tax returns that are subject to examination by the foreign tax authorities.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income. Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

(Loss) earnings per share

The Company computes (loss) earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The Company calculates basic and diluted (loss)/earnings per share as follows:

	For the Years Ended December 31
	2022	2021

Numerator
Net (loss) income	$(24,949,246)	$900,396
Less: Net (income) loss attributable to noncontrolling interest	(65,124)	35,567
Net (loss)/income attributable to common shareholders, basic	$(24,884,122)	$864,829
Denominator
Weighted average number of shares outstanding, basic and diluted	12,029,656	9,253,333
(Loss)/Earnings per share, basic and diluted	$(2.07)	$0.09

F-53

As of December 31, 2022, the Company had dilutive securities from the outstanding convertible notes and warrants are convertible into 1,411,725 and 4,458,625 of the Company’s ordinary shares, respectively, were not included in the computation of dilutive loss per share because the inclusion of such convertible notes and warrants would be anti-dilutive.

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash and restricted cash, accounts receivable, net, other receivables, prepaid expenses and other current assets, loan to third-party, short-term loans, promissory note, convertible notes, accounts payable, other payables and accrued liabilities, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term loan to third party approximates the fair value based on current yields for debt instruments with similar terms.

The following table sets forth by level within the fair value hierarchy our financial liability that were accounted for at fair value on a recurring basis as of December 31, 2022:

	Carrying Value at	Fair Value Measurement at December 31, 2022
	December 31, 2022	Level 1	Level 2	Level 3
Prepaid forward purchase liabilities	$20,321,053	$-	$-	$20,321,053

The following is a reconciliation of the beginning and ending balance of the financial liability measured at fair value on a recurring basis for the year ended December 31, 2022:

December 31, 2022
Beginning balance	$7,409,550
Change in fair value of prepaid forward purchase liabilities	12,911,503
Ending balance	$20,321,053

F-54

Leases

The Company accounts for leases in accordance with ASC 842. The Company entered into two agreements as a lessee to lease office equipment for general and administrative operations. If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;
●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;
●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;
●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or
●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee.

The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term as the amount that results in a constant periodic interest rate of the office equipment on the remaining balance of the liability.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2022 and 2021, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

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Recent accounting pronouncements not yet adopted

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2021, the FASB issued ASU 2021-08, which is an update to ASU Updated No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a single comprehensive accounting model on revenue recognition for contracts with customers. The amendments in this update require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. ASU 2021-08 is effective for the fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption was permitted, including adoption in an interim period. The Company has adopted this standard on January 1, 2023, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. In March 2022, the FASB issued ASU No. 2022-02, which is to (1) eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty, and (2) disclose current-period gross write offs by year of origination for financing receivables and net investments in leases within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as an emerging growth company. The Company has adopted this standard on January 1, 2023, and the adoption did not have a material impact on the Company’s consolidated financial statements.

Recently adopted accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company has adopted this standard on January 1, 2022, and the adoption did not have a material impact on the Company’s consolidated financial statements.

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In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. Amongst other provisions, the amendments in this ASU significantly change the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity such that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants, will require liability treatment. The Company early adopted this ASU on January 1, 2022, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning January 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on January 1, 2021 did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The adoption of this standard on January 1, 2022 did not have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

Note 4 – Reverse Recapitalization

On November 17, 2022, the Company consummated the Business Combination contemplated by the SPA between 8i, EHL, Watermark, and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA, a business combination between 8i and EHL was effected by the purchase by 8i of all of the issued and outstanding shares of EHL from Watermark, resulting in EHL becoming a wholly owned subsidiary of 8i.

Upon the consummation of the Business Combination, the following events contemplated by the SPA occurred, based on EUDA’s capitalization as of November 17, 2022:

●	all 1,500,000 issued and outstanding shares of EHL were converted into 14,000,000 shares of the Company’s no par value ordinary shares after giving effect to the exchange ratio of 9.33 (“Exchange Ratio”); and

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●	the entitlement of 4,000,000 shares (“Earnout Shares”) of the Company’s no par value ordinary shares issued to the Seller subject to the following four triggering events:

○	1,000,000 additional Earnout Shares to be issued if during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company’s share price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date;

○	1,000,000 additional Earnout Shares to be issued if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Company’s share price is equal to or greater than Twenty Dollars ($20.00);

○	1,000,000 additional Earnout Shares to be issued if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA of at least $3,600,000.

○	1,000,000 additional Earnout Shares to be issued if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA of at least $10,100,000.

In connection with the closing the Business Combination:

●	all 8i’s no par value public ordinary shares of 2,591,545, net of the redemption of 6,033,455 shares of Company’s no par value ordinary shares, remained outstanding;

●	all 8i’s no par value private ordinary shares of 292,250 remained outstanding;

●	all 8i’s no par value founder shares of 2,156,250 remained outstanding;

●	all 8i’s rights, consisting of 8,625,000 public rights and 292,250 private rights, automatically converted into an aggregate of 891,725 of the Company’s no par value ordinary shares;

●	200,000 shares of the Company’s no par value ordinary shares were issued to a service provider in connection with the business combination;

●	60,000 shares of the Company’s no par value ordinary shares were issued to a service provider in connection with the closing of transactions contemplated pursuant to certain share purchase agreement. Such issuance of the ordinary share serves the purpose of securing the repayment of $300,000 convertible promissory note to the service provider;

The following table presents the number of the Company’s ordinary shares issued and outstanding immediately following the Reverse Recapitalization:

Ordinary Shares
8i ordinary shares outstanding prior to Reverse Recapitalization	11,073,500
Less: redemption of 8i ordinary shares	(6,033,455)
Conversion of 8i rights	891,725
Shares issued to service providers	260,000
Conversion of EHL ordinary shares into 8i ordinary shares	14,000,000
Total shares outstanding	20,191,770

EHL was determined to be the accounting acquirer given EHL effectively controlled the combined entity after the SPAC Transaction. The transaction is not a business combination because 8i was not a business. The transaction is accounted for as a reverse recapitalization, which is equivalent to the issuance of shares by EHL for the net monetary assets of 8i, accompanied by a recapitalization. EHL is determined as the accounting acquirer and the historical financial statements of EHL became the Company’s historical financial statements, with retrospective adjustments to give effect of the reverse recapitalization. The net assets of 8i were recognized as of the closing date at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of EHL and EHL’s operations are the only ongoing operations of EHL.

In connection with the Reverse Recapitalization, the Company raised approximately $1.3 million of proceeds, presented as cash flows from financing activities, which included the contribution of approximately $87.1 million of funds held in 8i’s trust account, approximately $0.2 million of cash held in 8i’s operating cash account, net of approximately $60.8 million paid to redeem 6,033,455 public shares of 8i’s ordinary shares, approximately $3.0 million in transaction costs incurred by 8i, approximately $21.9 million prepayment of two forward purchase agreements, and repayments of a promissory note in the amount of $0.3 million issued to 8i’s related party.

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The following table reconcile the elements of the Reverse Recapitalization to the consolidated statements of cash flows and the changes in shareholders’ equity (deficit):

November 18, 2022
Funds held in 8i’s trust account	$87,074,185
Funds held in 8i’s operating cash account	248,499
Less: amount paid to redeem public shares of 8i’s ordinary shares	(60,839,550)
Less: payments of transaction costs incurred by 8i	(2,965,646)
Less: payments of forward purchase agreements	(21,892,527)
Less: repayments of promissory note – related party of 8i	(300,000)
Proceeds from the Reverse Recapitalization	1,324,961
Less: unpaid deferred underwriting fee	(2,113,125)
Less: unpaid transaction costs incurred by 8i	(382,600)
Less: payment and accrued expenses of transaction costs related to the Reverse Recapitalization	(1,305,580)
Add: non-cash net assets assumed from 8i	14,387,803
Net contributions from issuance of ordinary shares upon the Reverse Recapitalization	$11,911,459

The shares and corresponding capital amounts and all per share data related to EHL’s outstanding ordinary shares prior to the Reverse Recapitalization have been retroactively adjusted using the Exchange Ratio.

Note 5 – Disposition of Subsidiary

Disposition of TGC

On March 1, 2022, SEMA, the Company’s wholly owned subsidiary, sold 100% of the equity interest in TGC to an unrelated individual for a total consideration of SG$ 1.0 (“TGC transaction”). TGC is not a significant subsidiary and the disposition of all of the equity interests in TGC did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results. As a result, the results of operations for TGC were not reported as discontinued operations under the guidance of ASC 205 “Presentation of Financial Statements.” For the year ended December 31, 2022, the Company recognized a gain of $30,055 on the disposal of all of the deficit interests in TGC.

Note 6 – Accounts receivable, net

	As of December 31, 2022	As of December 31, 2021

Accounts receivable*	$2,048,941	$1,883,115
Allowance for doubtful accounts	(197,438)	(80,799)
Total accounts receivable, net	$1,851,503	$1,802,316

*	As of December 31, 2022 and 2021, accounts receivable of up to approximately $0.6 million (SGD 0.8 million) were pledged to the short term loan from United Overseas Bank Limited (See Note 13).

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Movements of allowance for doubtful accounts from account receivables are as follows:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Beginning balance	$80,799	$37,898
Addition	116,156	43,804
Exchange rate effect	483	(903)
Ending balance	$197,438	$80,799

Note 7 – Other receivables

	As of December 31, 2022	As of December 31, 2021

Receivable from divestment (1)	$-	$3,818,776
Employee advance	6,695	2,803
Others	772	250
Total other receivables	7,467	3,821,829
Other receivables – non-current	-	(1,830,603)
Other receivables – current	$7,467	$1,991,226

Movements of allowance for doubtful accounts from other receivables are as follows:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Beginning balance	$-	$-
Addition	2,209,825	-
Write-off	(2,209,825)	-
Ending balance	$-	$-

(1)	The balance of receivable from divestment represented the amount due from BPT, an unrelated third party. On January 1, 2018, the Company’s subsidiary, UGI entered into an investment agreement with BPT, to invest approximately $1.9 million (SGD 2,580,000) in BPT’s affordable home program in Indonesia. On March 1, 2021, both parties entered into a mutual termination agreement (“Agreement”) to terminate the investment agreement. Upon execution of this Agreement, BPT agreed to repay UGI’s investment amounted to $1,913,096 (SGD 2,580,000), and compensated UGI with the additional amount of $1,905,681(SGD 2,570,000). The Company recognized the compensation portion (the excess of the settled amount over the original invested amount) from investment as other income for the year ended December 31, 2021. In May 2022, the Company has collected approximately $0.9 million (SGD 1,200,000) and signed an installment payments agreement with the BPT to repay the remaining balance of approximately $2.8 million (SGD 3,950,000) in eight equal quarterly installments with annual interest rate of 3% beginning on July 31, 2022, October 31, 2022, January 31, 2023, April 30, 2023, July 31, 2023, October 31, 2023, January 31, 2024, and April 30, 2024. As of the date of the issuance of these financial statements, the Company has collected two scheduled quarterly installments of approximately $0.7 million (SGD 987,500). However, due to the skipped repayments from BPT on January 31, 2023 and forward, Company determined the remaining balance due from BPT is at risk and more likely than not the Company will be able to recover such balance. As a result, the Company fully wrote off the remaining balance of receivable from divestment due from BPT for the year ended December 31, 2022.

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Note 8 – Property and equipment, net

Property and equipment, net consist of the following:

	As of December 31, 2022	As of December 31, 2021

Office equipment	$148,387	$144,051
Medical equipment	2,724	15,917
Leasehold improvement	2,217	20,704
Subtotal	153,328	180,672
Less: accumulated depreciation	(121,700)	(123,745)
Total	$31,628	$56,927

Depreciation expense for the years ended December 31, 2022 and 2021 amounted to $23,347 and $34,523, respectively.

Note 9 – Intangible assets, net

Intangible assets consisted of the following:

	As of December 31, 2022	As of December 31, 2021

Customer relationships	$650,102	$646,246
Less: Accumulated amortization	(477,584)	(356,284)
Less: Impairment	(167,787)	-
Exchange rate effect	(4,731)	-
Total intangible assets, net	$-	$289,962

Amortization expense for the years ended December 31, 2022 and 2021 amounted to $115,907 and $162,825, respectively. The management performed quantitative assessment and determined to fully impair the carrying value of intangible assets due to the Company’s limited business development and uncertain surrounding economic environment. For the year ended December 31, 2022, The Company recorded $167,787 impairment loss related to intangible assets.

Note 10 – Goodwill

The changes in the carrying amount of goodwill from Melana reporting unit and Tri-Global reporting unit are as follows:

	Melana	Tri-Global	Total
Balance as of December 31, 2020	$539,286	$473,344	$1,012,630
Foreign currency translation adjustment	(10,621)	(9,323)	(19,944)
Balance as of December 31, 2021	528,665	464,021	992,686
Foreign currency translation adjustment	(11,427)	(10,030)	(21,457)
Impairment	(517,238)	(453,991)	(971,229)
Balance as of December 31, 2022	$-	$-	$-

For the years ended December 31, 2022 and 2021, the Company record $971,229 and nil impairment loss on good will, respectively.

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Note 11 – Forward Purchase Agreements

On November 9, 2022 and November 13, 2022, 8i, EHL, and certain institutional investors, HB Strategies LLC (the “Seller 1”) and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Seller 2”) entered into an agreement (the “Prepaid Forward Agreement 1” and “Prepaid Forward Agreement 2”), respectively, for an equity prepaid forward transaction (the “Prepaid Forward Transaction 1” and “Prepaid Forward Transaction 2”).

Pursuant to the terms of the Prepaid Forward Agreements, Seller 1 and Seller 2 may (i) purchase through a broker in the open market, from holders of Shares other than 8i Acquisition or affiliates thereof, 8i Acquisition’s ordinary shares, no par value, (the “Shares”), or (ii) reverse Seller 1’s and Seller 2’s prior exercise of redemption rights as to Shares in connection with the Business Combination (all such purchased or reversed Shares, the “Recycled Shares 1” and “Recycled Shares 2”, respectively). While Seller 1 and Seller 2 has no obligation to purchase any Shares under the Prepaid Forward Agreement 1 and Prepaid Forward Agreement 2, the aggregate total Recycled Shares 1 and Recycled Shares 2 that may be purchased or reversed under the Prepaid Forward Agreement 1 and Prepaid Forward Agreement 2 shall be no more than 1,400,000 shares and 1,125,000 shares, respectively. Seller 1 and Seller 2 have agreed to hold the Recycled Shares 1 and Recycled Shares 2, for the benefit of (a) 8i Acquisition until the closing of the Business Combination (the “Closing”) and (b) the Company after the Closing (each a “Counterparty”). Seller 1 and Seller 2 also may not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination.

The key terms of the forward contracts are as follows:

- Sellers can terminate the Transaction no later than the later of: (a) Third Local Business Day following the Optional Early Termination (“OET”); (b) the first Payment Date after the OET Date which shall specify the quantity by which the Number of Shares is to be reduced (such quantity, the “Terminated Shares”) Seller shall terminate the Transaction in respect of any Shares sold on or prior to the Maturity Date. The Counterparty is entitled to an amount from the Seller equal to the number of terminated shares multiplied by the Reset Price.

-Seller 1 and Seller 2 are entitled to receive the Maturity Consideration, an amount equal to the product of: (1) Number of Recycled Shares specified in the Pricing Date Notice, less(b) the number of Terminated Shares multiplied by (2) USD 2.50 (the “Maturity Consideration”), in cash. The Company can also pay the Seller 1 and Seller 2 shares based on the Company’s average volume weighted average share price (“VWAP”) of the Shares over 30 Scheduled Trading Days ending on the Maturity Date. Such settlement consideration or OET is considered to be an embedded feature (or instrument) with in the Prepaid Forward Transaction 1 and 2.

- The Prepaid Forward Transaction 1 and 2 required physical settlement by repurchase of remaining of the recycled shares in exchange for cash and if either the amount to be paid or the settlement date varies based on specified conditions, the earlier of a) first anniversary of the closing of the transactions between Counterparty and EUDA on November 18, 2022 or b) the date specified by Seller in a written notice to be delivered at Seller’s discretion (not earlier than the day such notice is effective) after the occurrence of a VWAP Trigger Event, those instruments shall be measured subsequently at the amount of cash that would be paid under the conditions specified in the contract if settlement occurred at the reporting date, recognizing the resulting change in that amount from the previous reporting date as interest cost, which we recorded as change in fair value of prepaid forward purchase liability.

In accordance with ASC 480, Distinguishing Liabilities from Equity, the Company has determined that the prepaid forward contract is a financial instrument other than a share that represent or are indexed to obligations to repurchase the issuer’s equity shares by transferring assets, referred to herein as the “prepaid forward purchase liability” on its consolidated balance sheets. The Company initially measure the prepaid forward purchase liability at fair value and measured subsequently at fair value with changes in fair value recognized in earnings.

As of the closing of the Business Combination, the fair value of the prepaid forward purchase liability was $7,409,550 and was recorded on the Company’s consolidated balance sheets. Subsequently, the change of fair value of the prepaid forward purchase liability was amounted to a loss of $12,911,503 for the year end December 31, 2022. As of December 31, 2022, the prepaid forward purchase liabilities amounted to $20,321,053.

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Note 12 – Loan to third party

In November 20, 2020, the Company’s subsidiary, UGI has entered into a loan agreement with PT total Prima Indonesia (“PT”), an unrelated third party. Upon execution of the loan agreement and supplemental agreement, PT may borrow up to approximately $0.7 million (SGD 1,000,000) from UGI for a period of three years with 9.00% annual interest rate. The loan shall be due and payable, including all disbursed loan amount and accrued interest, on the maturity date. As of December 31, 2022 and 2021, the Company had provided a total of $608,683 (SGD 816,000) and $352,959 (SGD 476,000) of loan to PT, respectively, and had $62,766 (SGD 84,144) and $19,003 (SGD 25,627) of interest receivable balance, respectively. However, the Company determined its unlikely to recover such loan to third party upon expiration of the loan contract due to PT was no longer in business, therefore, the company had recorded a fully allowance against and wrote off the remaining balance of loan to third party as of December 31, 2022.

For the years ended December 31, 2022 and 2021, the Company has recognized nil and $19,071 of interest income from loan to third party, respectively.

Note 13 – Credit facilities

Short-term loans – bank and private lender

Outstanding balances on short-term bank loans consist of the following:

Bank/Private lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

*United Overseas Bank Limited	90 days from disbursement	0.25% plus prime rate of 5.25%	Collateral: Accounts receivable	$185,592	$184,491
FS Capital Ptd. Ltd.	Fully repaid in February, 2022	18.0%	Guaranteed by Kelvin Chen Weiwen, the Company’s CEO and shareholder, and Kent Ridge Health Private Limited	-	20,936
Funding Societies Pte. Ltd	Due monthly from April 2022 to March 2023 (Extended to July 31, 2024)	30.0%	Guaranteed by Kelvin Chen Weiwen, the Company’s CEO and shareholder	18,648	-
Total				$204,240	$205,427

*	On August 21, 2019, KRHSG entered into a revolving line of credit agreement with United Overseas Limited pursuant to which KRHSG may borrow up to approximately $593,208 (SGD 800,000) for operation purposes. The loan was guaranteed by Jamie Fan Wei Zhi, an immediate family member of a shareholder of the Company, and secured by KRHSG’s account receivable (see Note 6). The loan bears an average annual interest rate of 5.50% and its due within 90 days from the loan disbursement. The Company released Jamie Fan Wei Zhi as the guarantor of this loan on October 31, 2022.

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Short-term loan – third party

Lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

Koh Wee Sing	Due on demand beginning in July 2022*	60.0%	None	$-	$148,302

Interest expense pertaining to the above loans for the years ended December 31, 2022 and 2021 amounted to $122,845 and $128,071, respectively.

Weighted average interest rate to the above loans for the years ended December 31, 2022 and 2021 are 11.0% and 6.3%, respectively.

*	On December 16, 2022, the Company has signed a loan agreement (“Agreement”) with Kent Ridge Health Pte Ltd (“KRHPL”), a related party. Pursuant to the Agreement, KRHPL agreed to fully remit the loan payment to Koh Wee Sing on behalf of the Company. As a result, such short-term loan- third party was transfer to other payable, related parties under KRHPL’s balance as of December 31, 2022.

Promissory note

Outstanding balances on promissory note consist of the following:

Lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

Kaufaman & Canoles, P. C. (“KC”)	February 15, 2023*	0.0%	None	$170,000	$-

*	This promissory note has a default interest of 15% per annum beginning on February 15, 2023 until paid in full. In June 2023, the Company and KC has entered into a settlement agreement (“the Agreement”) to settle the promissory note. Pursuant to the Agreement, the Company shall pay KC (1) $100,000 within two days of the dates that the Company’s US counsel, Loeb & Loeb, confirm that it has received from KC all information and documents necessary for them to prepare an amended S-1 registration statement covering the resale of securities, and (2) $60,000 within two business days after the date the first amendment to the registration statement is filed with the SEC.

Convertible notes – third parties

Outstanding balances on convertible notes consist of the following:

Lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

Maxim Group LLC (“Maxim”)	November 17, 2023	0.0%	Automatically be converted into the Company’s ordinary shares at $5.00 per share if the balance is not being repaid by the maturity date	$2,113,125	$-
Menora Capital Pte Ltd (“Menora”)	November 17, 2023	0.0%	Right to convert into the Company’s ordinary shares equal to the unpaid Principal Amount as of the Maturity Date divided by the five day VWAP Price of the Company’s ordinary shares immediately preceding the maturity date if the balance is not being repaid by the maturity date	87,500	-
Loeb & Loeb LLP (“Loeb”)	November 17, 2023	0.0%	(1) 60,000 of the Company ordinary share has been issued to Loeb, which is subject to be returned and cancellation if the Company repaid the full or part of the convertible note, and (2) Loeb has the right to sell the ordinary shares in public market and the earning from the sales should be offset the remaining balance of the convertible note	300,000	-
Shine Link Limited (“Shine Link”)	November 17, 2023	0.0%	Right to convert into the Company’s ordinary shares equal to the unpaid Principal Amount as of the Maturity Date divided by the five day VWAP Price of the Company’s ordinary shares immediately preceding the maturity date if the balance is not being repaid by the maturity date	119,000	-
Total				$2,619,625	$-

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Convertible notes – related parties

Lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

8i Holdings 2 Ptd Ltd (“8i Holding”) (1)	November 17, 2023	0.0%	Right to convert into the Company’s ordinary shares equal to the unpaid Principal Amount as of the Maturity Date divided by the five day VWAP Price of the Company’s ordinary shares immediately preceding the maturity date if the balance is not being repaid by the maturity date	$82,600	$-
Meng Dong (James) Tan (2)	November 17, 2023	0.0%	Right to convert into the Company’s ordinary shares equal to the unpaid Principal Amount as of the Maturity Date divided by the five day VWAP Price of the Company’s ordinary shares immediately preceding the maturity date if the balance is not being repaid by the maturity date	700,000	-
Total				$782,600	$-

1)	Mr. Meng Dong (James) Tan, the Company’s related party who had more than 10% ownership of the Company, is the sole shareholder and director of 8i Holdings 2 Pte. Ltd. Mr. Tan has sole voting and dispositive power over the shares.

2)	Mr. Meng Dong (James) Tan, the Company’s related party has more than 10% ownership of the Company.

The Company determined that the embedded conversion feature from the convertible notes, related parties and third parties qualifies for the scope exception due to the embedded conversion feature indexed to the Company’s stock in accordance with ASC 815-40-15 and meet the equity requirement in accordance with ASC815-40-25.

Note 14 – Other payables and accrued liabilities

	As of December 31, 2022	As of December 31, 2021

Accrued expenses (i)	$671,743	$129,029
Accrued payroll	730,037	244,591
Accrued interests (ii)	157,032	67,448
Others	34,003	47,529
Total other payables and accrued liabilities	$1,592,815	$488,597

(i)	Accrued expenses

The balance of accrued expenses represented amount due to third parties service providers which include marketing consulting service, IT related professional service, legal, audit and accounting fees, and other miscellaneous office related expenses.

(ii)	Accrued interests

The balance of accrued interests represented the balance of interest payable from short-term loan – bank, private lender, and third parties (See Note 13).

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Note 15 – Related party balances and transactions

Related party balances

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of December 31, 2022	As of December 31, 2021

KR Hill Capital Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Related party advance, due on demand	$239	$237
Kent Ridge Medical Ptd Ltd	Shareholders of this entity also are the shareholders of the Company	Related party advance, due on demand	247	245
UG Digital Sdn Bhd	UGD, subsidiary of the Company owned 40% of this company	Related party advance, due on demand	-	284,673
Janic Limited	Shareholder of the Company	Related party advance, due on demand	724	720
Zukihealth SDN	Kelvin Chen, Chief Executive Office (“CEO”) and shareholder of the Company, is the shareholder of this entity	Related party advance due on demand	-	3,173
Jennifer Goh	President, operation manager, and shareholder of the Company	Employee advance	-	8,527
Fresco Investment Pte Ltd	Fan Know Hin, an immediate family member of a shareholder of the Company, is the shareholder of this entity	Advance due on demand	-	46
Cadence Health Pte Ltd*	Shareholders of this entity also are the shareholders of the Company		266,653	-
Total			$267,863	$297,621

*	As of date of the issuance of these financial statements, this receivable has been repaid by the related party.

Convertible notes – related parties

Please see Note 13 for details.

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Account payable – related parties

Name of Related Party	Relationship	Nature	As of December 31, 2022	As of December 31, 2021

Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Medical service fee performed for the employee patients of the Company’s corporate customers	$-	$2,459,411

Other payables – related parties

Name of Related Party	Relationship	Nature	As of December 31, 2022	As of December 31, 2021

Chee Yin Meh	Shareholder of Scotgold Holding Ltd which is the shareholder of the Company	Operating expense paid on behalf of the Company	$122,739	$34,512
Jamie Fan Wei Zhi	An immediate family member of a shareholder of the Company	Operating expense paid on behalf of the Company, and Guarantor fee	-	40,783
Kelvin Chen	CEO and shareholder of the Company	Operating expense paid on behalf of the Company	589,681	295,776
Kent Ridge Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Operating expense paid on behalf of the Company	696,508	121,129
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Operating expense paid on behalf of the Company	20,303	33,483
Watermark Developments Ltd	Shareholder of the Company	Operating expense paid on behalf of the Company	55,945	-
Wilke Services Ltd (“Wilke”) (1)	Shareholder of the Company	Investment payable	-	2,746,628
Mount Locke Limited	Shareholder of the Company	Operating expense paid on behalf of the Company	3,753	-
UG Digital Sdn Bhd	UGD, subsidiary of the Company owned 40% of this company	Operating expense paid on behalf of the Company	33,016	-
Total			$1,521,945	$3,272,311

(1)	Upon the closing of the Business Combination, such balance was forgiven by its related party (see Note 16).

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Related party transactions

Revenue from related parties

Name of Related Party	Relationship	Nature	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Sales of swab test, and other medical related product	135	4,640

Purchase from related parties

Name of Related Party	Relationship	Nature	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Medical service fee provided for the third party medical service revenue	$491,499	$2,349,702

Rental expenses

Name of Related Party	Relationship	Nature	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Office rental	$47,954	$143,589

Note 16 – Shareholders’ equity

Capital Contribution

On September 20, 2022, the Company received capital of $600,000 from an investor for the issuance in 8i acquisition’s ordinary shares. Such deposit is refundable if the business combination will not be completed by November 30, 2022. Initially, the Company recognized the subscribed shares deposit liability in accordance with ASC 480, “Distinguishing Liabilities from Equity” on inception. On November 17, 2022, Upon the closing of the Business Combination with 8i acquisition, the Company issued 120,000 ordinary shares to this investor and transferred such the subscribed shares deposit liability into equity as capital contribution.

Forgiveness of debt by a related party

On March 31, 2022, the Company and Wilke entered into a deed of release of debt (“Deed”), pursuant to the Deed, upon the closing of the Business Combination, Wilke agrees to release and discharge the Company from the Obligation to repay to Wilke of $2,763,018. As Wilke’s is a shareholder of the Company, such debt forgiveness were treated as an addition to the Company’s capital during the year ended December 31, 2022.

Ordinary shares

The Company is authorized to issue unlimited ordinary shares of no par value. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

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-Issuance of ordinary shares to EHL

On July 25, 2022, the Company issued 4,626,667 ordinary shares (500,000 ordinary share before reverse recapitalization) for total consideration of $500,000 to the shareholder of EHL.

The shares and corresponding capital amounts and all per share data related to EHL’s outstanding ordinary shares prior to the Reverse Recapitalization have been retroactively adjusted using the Exchange Ratio.

-Issuance of ordinary shares upon the reverse recapitalization (See Note 4)

On November 17, 2022, upon the consummation of the Business Combination, the Company issued an aggregate total of 6,191,770 ordinary shares to 8i and various service provider.

The following table presents the number of the Company’s ordinary shares issued upon the Reverse Recapitalization:

Ordinary Shares
8i ordinary shares outstanding prior to Reverse Recapitalization	11,073,500
Less: redemption of 8i ordinary shares	(6,033,455)
Conversion of 8i rights	891,725
Shares issued to service providers	260,000
Total shares issued upon the Reverse Recapitalization	6,191,770

Warrants

In connection with the reverse recapitalization, the Company has assumed 8,917,250 Warrants outstanding, which consisted of 8,625,000 Public Warrants and 292,250 Private Warrants. Both of the Public Warrants and private warrant met the criteria for equity classification.

Warrants became exercisable on the later of (a) the completion of the reverse recapitalization or (b) 12 months from the closing of the initial public offering (“IPO”). The warrants will expire five years after the completion of a reverse recapitalization or earlier upon redemption or liquidation.

As of December 31, 2022, the Company had 8,625,000 Public Warrants outstanding and 292,250 Private Warrants outstanding. Each whole Public Warrant and Private Warrant entitles the registered holder to purchase one-half share of the Company’s ordinary share at a price of $11.50 per share, subject to the following conditions discussed below.

The Company may redeem the Public Warrants and Private Warrants in whole and not in part, at a price of $0.01 per warrant:

● at any time while the warrants are exercisable and prior to their expiration,

● upon not less than 30 days’ prior written notice of redemption to each warrant holder,

● if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading days period ending on the third trading business day prior to the notice of redemption to warrant holders, and,

● if, there is a current registration statement in effect with respect to the Ordinary Shares underlying the Warrants for each day in the 30-day trading period and continuing each day thereafter until the Redemption Date or the cashless exercise of the Warrants is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Act”)

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for splits, dividends, recapitalizations and other similar events. Additionally, in no event will the Company be required to net cash settle the warrants.

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The only difference between Public Warrants and Private Warrants is that the Private Warrants will not be transferable, assignable or salable until after the completion of reverse recapitalization.

The summary of warrants activity is as follows:

	Warrants Outstanding	Ordinary Shares Issuable	Weighted Average Exercise Price		Average Remaining Contractual Life
December 31, 2021	-		$-		-
Granted	8,917,250	4,458,625		$11.50		5.00
Forfeited	-		$-		-
Exercised	-			$-		-
December 31, 2022	8,917,250	4,458,625		$11.50		4.88

Earnout shares

As part of the Business Combination, Watermark is entitled to the 4,000,000 Earnout Shares of the Company’s no par value ordinary shares subject to the following four triggering events:

●	1,000,000 additional Earnout Shares to be issued if during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Company’s share price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date (“Triggering Event 1”);
●	1,000,000 additional Earnout Shares to be issued if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Company’s share price is equal to or greater than Twenty Dollars ($20.00) (“Triggering Event 2”);
●	1,000,000 additional Earnout Shares to be issued if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA of at least $3,600,000 (“Triggering Event 3”);
●	1,000,000 additional Earnout Shares to be issued if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA of at least $10,100,000 (“Triggering Event 4”).

The Earnout Shares are accounted for as equity classified equity instruments, were included as merger consideration as part of the Reverse Recapitalization and recorded in capital. The fair value of the Earnout Shares was estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition targets may not be satisfied.

The fair value of the Earnout Shares for Triggering Event 1 and 2 was estimated using the following assumptions:

Closing date	November 17, 2022
Share price of the Company as of closing date	$5.21
Average daily return rate	0.02%
Daily volatility for Triggering Event 1	4.74%
Daily volatility for Triggering Event 2	4.30%
Risk-free rate for Triggering Event 1	4.75%
Risk-free rate for Triggering Event 2	4.49%
Grant Price for Trigging Event 1	$15.0
Grant Price for Trigging Event 2	$20.0

As a result, the Company determined the fair value of the Earnout Shares for Triggering Event 1 and 2 is amounted to $1,926,610 and $3,273,019, respectively, and recorded the same amount in consolidated statements of change in shareholders’ equity (deficit) and consolidated statements of operations and comprehensive income (loss) as earnout share payment for the year ended December 31, 2022.

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In addition, Company determined that the probabilities of achieving the revenue and net income thresholds are nil for Triggering Event 3 and 4 and estimated the fair value of the Earnout Shares of nil.

Note 17 – Income taxes

British Virgin Islands

KRHL and SGGL are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20%.

Malaysia

The Company’s subsidiary operating in Malaysia is governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

Singapore

The Company’s subsidiaries incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,255 (SGD 10,000) taxable income and 50% of the next $137,842 (SGD 190,000) taxable income are exempted from income tax.

The United States and foreign components of loss before income taxes were comprised of the following:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Singapore	$(5,400,034)	$930,312
Foreign	(19,531,790)	18,225
Total loss (income) before income taxes	$(24,931,824)	$948,537

The provision for income taxes consisted of the following:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Current	$65,650	$75,821
Deferred	(48,228)	(27,680)
Provision for income taxes	$17,422	$48,141

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The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Singapore statutory income tax rate	17.0%	17.0%
Tax rate difference outside Singapore (1)	(13.3)%	0.1%
Taxable income below exemption threshold	0%	(2.4)%
Change in valuation allowance	(2.9)%	29.8%
Others (2)	(0.9)%	(39.4)%
Effective tax rate	(0.1)%	5.1%

(1)	It is due to tax rate difference of the entities incorporated in Vietnam and British Virgin Islands.
(2)	Others mainly consisted of income such as offshore investment income, 2021 return to provision adjustment, and COVID-19 related government grant which is non-taxable under local tax laws.

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	December 31, 2022	December 31, 2021

Deferred Tax Assets/Liabilities
Net operating loss carryforwards	$749,309	$812,715
Allowance for doubtful account*	33,564	13,736
Net lease liability	823	-
Less: valuation allowance	(783,696)	(826,451)
Deferred tax assets, net	$-	$-
Deferred tax liabilities:
Customer relationships	$-	$49,294
Deferred tax liabilities, net	$-	$49,294

*	The valuation allowance on all deferred tax assets decreased by $42,755 as of December 31, 2022.

As of December 31, 2022 and 2021, the Company had net operating losses carry forward (including temporary taxable difference of bad debt expense) of approximately $4.4 million and $4.8 million, respectively, from the Company’s Singapore subsidiaries. The net operating losses from the Singapore subsidiaries can be carried forward indefinitely. Due to the limited operating history of certain Singapore subsidiaries, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses (including temporary taxable difference of bad debt expense) of approximately $0.7 million and $0.8 million related to Singapore subsidiaries as of December 31, 2022 and 2021, respectively.

As of December 31, 2022 and 2021, the Company had net operating losses carry forward of approximately $18,000 and $19,000, respectively, from the Company’s Vietnam subsidiary. The net operating losses from the Vietnam subsidiary can be carried forward for five years and expiring from the year 2025 to 2027. Due to the Vietnam subsidiary have been operating at losses and the Company believes it is more likely than not that its Vietnam operations will be unable to fully utilize its deferred tax assets related to the net operating losses in the foreseeable future. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $4,000 and $4,000 related to its Vietnam subsidiary as of December 31, 2022 and 2021, respectively.

As of December 31, 2022, the Company had net operating losses carry forward of approximately $15,000 from the Company’s Malaysia subsidiary. The net operating losses from the Malaysia subsidiary can be carried forward for seven years. Due to the Malaysia subsidiary have been operating at losses and the Company believes it is more likely than not that its Malaysia operations will be unable to fully utilize its deferred tax assets related to the net operating losses in the foreseeable future. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $4,000 related to its Malaysia subsidiary as of December 31, 2022.

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Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the year ended December 31, 2022 and 2021.

Taxes payable consist of the following:

	December 31, 2022	December 31, 2021

GST taxes payable	$125,695	$225,095
Income taxes payable	60,455	82,248
Totals	$186,150	$307,343

Note 18 – Concentrations risks

(a) Major customers

For the years ended December 31, 2022 and 2021, no customer accounted for 10% or more of the Company’s total revenues.

As of December 31, 2022 and 2021, no customer accounted for 10% or more of the total balance of accounts receivable.

(b) Major vendors

For the year ended December 31, 2022, no vendor accounted for 10% or more of the Company’s total purchases. For the year ended December 31, 2021, one vendor which is the Company’s related party accounted for approximately 37.3% of the Company’s total purchases.

As of December 31, 2022, two vendors accounted for 27.9% and 12.1% of the Company’s total balance of accounts payable, respectively. As of December 31, 2021, one vendor which is the Company’s related party accounted for approximately 87.2% of the total balance of accounts payable.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately $57,000 (SGD 75,000) per account. As of December 31, 2022 and 2021, the Company had cash balance of $138,710 and $180,746 was maintained at DI Scheme banks in Singapore, of $0 and $41,606 was subject to credit risk, respectively. The Federal Deposit Insurance Corporation (FDIC) standard insurance amount is up to $250,000 per depositor per insured bank. As of December 31, 2022 and 2021, the Company had restricted cash balance of $641,461 and $0 was maintained at banks in the United States, of $391,461 and $0 was subject to credit risk, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

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Note 19 – Leases

As of December 31, 2022 and 2021, the Company has leased three offices, and one office, respectively, which were classified as operating leases. In addition, the Company had two office equipment leases which were classified as finance leases.

The Company occupies various offices under operating lease agreements with a term shorter than twelve months which it elected not to recognize lease assets and lease liabilities under ASC 842. Instead, the Company recognized the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company recognized lease expense on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognized the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease as of the adoption date, using an effective interest rate of 5.25%, which is determined using an incremental borrowing rate with similar term in Singapore.

As of December 31, 2022, the weighted average remaining lease terms of the Company’s operating lease and finance leases are 0.69 years and 2.01 years, respectively.

Operating and finance lease expenses consist of the following:

		For the Year Ended
	Classification	December 31, 2022	December 31, 2021

Operating lease cost
Lease expenses	General and administrative	$114,390	$62,810
Lease expenses – short-term	General and administrative	113,055	143,589
Finance lease cost
Amortization of leased asset	General and administrative	7,948	8,153
Interest on lease liabilities	Other expense -Interest expenses	1,276	1,639
Total lease expenses		$236,669	$216,191

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of
	December 31, 2022	December 31, 2021

Weighted-average remaining term
Operating lease	0.69 year	1.25 years
Finance leases	2.01 years	3.00 years
Weighted-average discount rate
Operating lease	5.25%	5.25%
Finance leases	5.25%	5.25%

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The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2022:

	Operating lease	Finance lease
	payments	payments	Total
Twelve months ending December 31, 2023	$81,522	$8,151	$89,673
Twelve months ending December 31, 2024	-	15,614	15,614
Total lease payments	81,522	23,765	105,287
Less: discount	(1,563)	(1,564)	(3,127)
Present value of lease liabilities	$79,959	$22,201	$102,160

As of December 31, 2022, the Company minimum short term lease payments to be due within one year amounted to $25,075.

Note 20 – Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

On March 30, 2022, the State Courts of the Republic of Singapore had reached a verdict that the Company’s subsidiaries, KRHSG and Melana (Defendants) is liable to compensate Jamie Fan Wei Zhi (Plaintiff), the Company’s related party for failing to procure the release of the Plaintiff from the guarantees to secure a credit line from United Overseas Bank before December 31, 2020. The Defendants agree to compensate the Plaintiff the sum of $3,704 (SGD 5,000) per month as guarantor fee starting from January 1, 2021 until the Defendants procured the release of the Plaintiff as the guarantor of the loan. The Defendants released the Jamie Fan Wei Zhi as the guarantor of the loan on October 31, 2022. As of December 31, 2022, the Company has paid Jamie Fan Wei Zhi $74,966 (SGD 100,000), and no more balance outstanding.

Note 21 – Segment information

The Company presents segment information after elimination of inter-company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, such as those that support infrastructure across different segments, to different segments mainly on the basis of usage, revenue or headcount, depending on the nature of the relevant costs and expenses. The Company does not allocate assets to its segments as the Chief Operating Decision Maker (“CODM”) does not evaluate the performance of segments using asset information.

The Company evaluates performance and determines resource allocations based on a number of factors with the primary measurements being revenues and income/loss from operations of the Company’s two reportable segments: 1) Medical Services and 2) Property Management Services.

The following tables present the summary of each segment’s revenue, loss from operations, income (loss) before income taxes and net income (loss) which is considered as a segment operating performance measure, for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31, 2022
		Property
	Medical	Management
	Services	Services	Total
Revenues	$6,076,414	$3,764,295	$9,840,709
Loss from operations	$(2,463,593)	$(2,991,371)	$(5,454,964)
Loss before income taxes	$(2,613,615)	$(2,800,755)	$(5,414,370)
Net loss	$(2,651,826)	$(2,779,966)	$(5,431,792)

Reconciliation of the Company’s segment net loss before income taxes to the consolidated statement of operation and comprehensive income (loss)’s net loss before income taxes for the year ended December 31, 2022 is as follows:

Segment loss before income tax	$5,414,370
Change in fair value of prepaid forward purchase liabilities	(12,911,503)
Earnout share payment	(5,199,629)
Other corporate expenses	(1,406,322)
Consolidated net loss before income taxes	$(24,931,824)

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	For the Year Ended December 31, 2021
		Property
	Medical	Management
	Services	Services	Consolidated
Revenues	$5,986,030	$4,558,520	$10,544,550
Loss from operations	$(1,186,885)	$(41,342)	$(1,228,227)
Income (loss) before income taxes	$(1,239,438)	$2,187,975	$948,537
Net income (loss)	$(1,241,091)	$2,141,487	$900,396

The accounting principles for the Company’s revenue by segment are set out in Note 3.

As of December 31, 2022, the Company’s total assets were composed of $2,176,405 for medical services, $335,068 for property management services and $23,117,567 for corporate.

As of December 31, 2021, the Company’s total assets were composed of $1,478,872 for medical services and $6,412,439 for property management services.

As substantially all of the Company’s long-lived assets are located in Singapore and all of the Company’s revenue is derived from Singapore, no geographical information is presented.

Note 22 – Subsequent events

The Company evaluated all events and transactions that occurred after December 31, 2022 up through the date the Company issued these consolidated financial statements.

On January 9, 2023, James Tan, who is the former Chief Executive officer of 8i loaned the Company for an amount of $145,450 (the “Initial Tan Loan”) at 8% interest per annum and was to be repaid by March 31, 2023. The Initial Tan Loan was not timely repaid by March 31, 2023 and was replaced as disclosed below.

On February 2, 2023, the Company entered into a loan agreement (“Agreement”) with Alfred Lim, the independent director of the Company, pursuant to which Alfred Lim granted a loan amounted to $128,750 to the Company at 8% interest per annum. The loan was due on March 31, 2023. On March 31, 2023 the Company further extended the maturity date of such loan to December 31, 2023.

On April 24, 2023, James Tan loaned the Company an additional $332,750 (the “Tan Second Loan”) at 8% interest per annum, which matures on the earlier of June 30, 2023 or within seven days of the Company receiving the proceeds from the sales of securities in the private placement (the “Private Placement”). Pursuant to the terms of the Tan Second Loan, the Company agreed to issue to James Tan a new promissory note in the principal amount of $145,450 dated April 24, 2023 (the “Tan First Loan”) to replace the Initial Tan Loan. The Tan First Loan contained the same payment terms as the Tan Second Loan.

On May 15, 2023, James Tan entered into a third loan agreement with the Company pursuant to which James Tan agreed to loan the Company an additional $22,500 (the “Tan Third Loan”), provided that the Company issued a new promissory note to James Tan in the principal amount of $700,000 (the “Tan 2023 Note”) to replace the James Tan’s convertible note balance as of December 31, 2023 (see note 13) (the “Tan 2022 Note”). The Tan Third Loan would bear interest at 8% per annum, and would be repaid upon the earlier of June 30, 2023 or within seven days of the Company receiving the proceeds from the sales of securities in the Private Placement.

On May 15, 2023, the Company issued to James Tan the Tan 2023 Note to replace the Tan 2022 Note. The Tan 2023 Note was an interest-free convertible promissory note in the aggregate principal amount of $700,000. On May 15, 2023, James Tan elected to convert the entire unpaid principal in the amount of $700,000 of the Tan 2023 Note into ordinary shares of the Company at $1.00 per share in accordance with the terms of the Tan 2023 Note. On May 16, 2023, the Company issued to James Tan 700,000 ordinary shares in full satisfaction of the Tan 2023 Note. Pursuant to the terms of the Tan 2023 Note, the Company has agreed to register the 700,000 ordinary shares for resale. The Company refers to these 700,000 restricted ordinary shares as the “Converted Shares.” This conversion is likely resulted in modification of the convertible notes as the five-day VWAP Price of the Company’s ordinary shares immediately preceding the conversion date is higher than $1.00 and reduced the carrying amount of the convertible debt instrument with a corresponding increase in additional paid-in capital.

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On May 16, 2023, the Company signed settlement agreement (“Settlement Agreement”) with James Tan, pursuant to which the Company agreed to issue to James Tan an aggregate of 478,200 restricted ordinary shares of the Company in full satisfaction of all obligations of the Company under the Tan First Loan and the Tan Second Loan.

On May 16, 2023, the Company signed settlement agreements (“Settlement Agreements 2”) with two third parties, Shine Link, and Menora, and a related party, 8i Holding, pursuant to which the Company agreed to issue to Shine Link, Menora, and 8i Holding 87,500, 119,000, and 82,600 restricted ordinary shares of the Company, respectively, in full satisfaction of all obligations of the Company under the convertible notes balance set forth in Note 13 from Shine Link, Menora, and 8i Holding. These conversions are likely resulted in modification of the convertible notes as the five-day VWAP Price of the Company’s ordinary shares immediately preceding the conversion date is higher than $1.00 and reduced the carrying amount of the convertible debt instrument with a corresponding increase in additional paid-in capital.

On May 16, 2023, the Company signed settlement agreement (“Chen Settlement Agreement”) with Kelvin Chen, the CEO of the Company, pursuant to which the Company agreed to issue to Kelvin Chen an aggregate of 850,306 restricted ordinary shares of the Company in full satisfaction of Kelvin Chen’s claim for an aggregate amount of $850,306 provided to KRHSG from time to time since inception. Upon issuance of the restricted ordinary shares, the balance own to Kelvin Chen reduced to nil. In order to comply with Nasdaq’s shareholder approval requirement for issuance of stock to an executive officer of a company pursuant to Nasdaq Listing Rule 5635(c), the Company and Dr. Chen amended the Chen Settlement Agreement by entering into a Supplemental Agreement (the “Supplemental Agreement”) on June 6, 2023, so that the shares issued to Dr. Chen would be issued at a per share price not less than the closing bid price of $1.47 per share on May 15, 2023, the day prior to the execution of the Chen Settlement Agreement. Pursuant to the Supplemental Agreement, Dr. Chen has agreed to release and discharge KRHSG of all claims in return for 578,439 ordinary shares at $1.47 per share, the closing bid price of EUDA ordinary shares on May 15, 2023. Dr. Chen has agreed to forfeit and surrender 271,867 ordinary shares of the 850,306 ordinary shares issued to him on May 16, 2023.

Between May 16 and May 22, 2023, the Company issued and sold to eight accredited investors an aggregate of 940,000 ordinary shares (the “Placement Shares”) at $1.00 per share for an aggregate to purchase price of $940,000 in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

On June 8, 2023, the Company and the Seller 1 and Seller 2 (together, the “ Sellers”) entered into amendments to the Prepaid Forward Agreements (together, the “Amendments”), to amend the definition of “Maturity Consideration,” such that, Maturity Consideration shall consist of 800,000 ordinary shares of the Company to be issued to the Sellers by the Company. Pursuant to the Prepaid Forward Agreements, the maturity date of the Prepaid Forward Transaction 1 and 2 (together, the “Prepaid Forward Transactions”) (the “Maturity Date”) may be accelerated by the Sellers after any occurrence wherein during any 30 consecutive trading-day period, the dollar volume-weighted average price of Company’s ordinary shares for 20 trading days is less than $3.00 per share. Pursuant to the Amendments, the parties agreed that the Prepaid Forward Transactions shall be accelerated as of the date of the Amendments, and accordingly, the 800,000 ordinary shares (or 1,600,000 ordinary shares in the aggregate), became immediately due and payable to the Sellers upon execution of the Amendments. The Amendments provide the Sellers with registration rights for the ordinary shares issuable as Maturity Consideration, and also prohibit the Sellers from selling such ordinary shares on any exchange business day in an amount greater than 15% of the daily trading volume of the Company’s ordinary shares on such day. In addition, as of June 8, 2023 (the “Maturity Date”), the Sellers became entitled to retain (a) the remaining prepayment amount paid from the Company’s trust account to the Sellers upon consummation of the Company’s business combination, and (b) the remaining ordinary shares held by each Seller that were subject to the Prepaid Forward Transactions. Pursuant to the Amendments, no other fees, consideration or other amounts are due to the Seller or the Company upon the Maturity Date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fees	$3,710.48
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

British Virgin Islands’ company law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association (the “Charter”) provide that, subject to the Companies Act, the Company may indemnify its directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Charter, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

The Company purchased purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Upon the closing of the Business Combination the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

●	On January 21, 2021 and February 5, 2021, the Company issued in a private placement an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which were subsequently sold to 8i Holdings 2 Pte Ltd (the “Sponsor”) at an aggregate purchase price of $25,000, or approximately $0.017 per share. On October 25, 2021, we issued an additional 718,750 ordinary shares which were purchased by our Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. These transfers were conducted pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
●	In connection with the closing of the Business Combination, on November 17, 2022, the Company issued (i) 14,000,000 ordinary shares to Watermark Developments Limited as the Seller, (ii) 200,000 ordinary shares to Menora Capital Pte. Ltd as an advisor. and (iii) 60,000 ordinary shares to Loeb & Loeb LLP as legal counsel, as consideration related to the transactions contemplated by the SPA, including the Share Purchase. These issuances were conducted pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
●	At the time of our initial public offering, on November 24, 2021, Mr. Meng Dong (James) Tan purchased an aggregate of 292,250 Warrants from the Company on a private placement basis. These issuances were conducted pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
●	On May 16, 2023, EUDA issued to Mr. Meng Dong (James) Tan (and his affiliate) an aggregate of 1,260,800 ordinary shares pursuant to certain settlement agreement with EUDA in full satisfaction of a debt obligation with an aggregate principal amount of $1,260,800 the Company owed to him (and his affiliate).
●	On May 16, 2023, EUDA issued to Mr. Fook Meng Chan, an existing shareholder of the Company, an aggregate of 206,500 ordinary shares pursuant to certain settlement agreement with EUDA in full satisfaction of a debt obligation with an aggregate principal amount of $206,500 the Company owed to him (and his affiliate).
●	On May 16, 2023, EUDA issued to Dr. Kelvin Chen, EUDA’s CEO, in a private placement 850,306 ordinary shares at $1.00 per share pursuant to a settlement agreement between Dr. Chen and EUDA, dated May 16, 2023 (the “Chen Settlement Agreement”) in full satisfaction of Dr. Chen’s claim for unpaid loans in the aggregate principal amount of $850,306 (or approximately S$1,136,264.06) of Kent Ridge Healthcare Singapore Pte Ltd. (“KRHSG”), a wholly-owned subsidiary of EUDA. In order to comply with Nasdaq’s shareholder approval requirement for issuance of stock to an executive officer of a company pursuant to Nasdaq Listing Rule 5635(c), EUDA, KRHSG and Dr. Chen amended the Chen Settlement Agreement by entering into a Supplemental Agreement (the “Supplemental Agreement”) on June 6, 2023, so that the shares issued to Dr. Chen would be issued at a per share price not less than the closing bid price of $1.47 per share on May 15, 2023, the day prior to the execution of the Chen Settlement Agreement. Pursuant to the Supplemental Agreement, Dr. Chen has agreed to release and discharge KRHSG of all claims in return for 578,439 ordinary shares at $1.47 per share, and to surrender 271,867 ordinary shares of the 850,306 ordinary shares issued to him on May 16, 2023.
●	On June 8, 2023, EUDA issued 800,000 ordinary shares in a private placement to each of HB Strateies LLC and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B pursuant to amendments to certain prepaid forward agreements dated November 7, 2022 and November 9, 2022, respectively.
●	Between May and June 2023, EUDA sold an aggregate of 790,000 ordinary shares at $1.00 per share to certain accredited investors for an aggregate purchase price of $790,000 in a private placement.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

No.	Description of Exhibit

2.1*	Share Purchase Agreement between 8i Acquisition 2 Corp., EUDA Health Limited, Watermark Developments Limited, and Kwong Yeow Liew dated April 11, 2022
2.2*	Amendment No. 1 to Share Purchase Agreement between 8i Acquisition 2 Corp., EUDA Health Limited, Watermark Developments Limited, and Kwong Yeow Liew dated May 30, 2022
2.3*	Amendment No. 2 to Share Purchase Agreement between 8i Acquisition 2 Corp., EUDA Health Limited, Watermark Developments Limited, and Kwong Yeow Liew dated June 10, 2022
2.4*	Amendment No. 3 to Share Purchase Agreement between 8i Acquisition 2 Corp., EUDA Health Limited, Watermark Developments Limited, and Kwong Yeow Liew dated September 7, 2022
3.1*	Amended and Restated Memorandum and Articles of Association of EUDA Health Holdings Limited
4.1*	Specimen Warrant Certificate
4.2*	Warrant Agreement between American Stock Transfer & Trust Company and 8i Acquisition 2 Corp. (incorporated by reference to Exhibit 4.1 on Form 8-K filed with the Securities & Exchange Commission on November 24, 2021)
4.3*	Specimen Ordinary Share Certificate of EUDA Health Holdings Limited
5.1	Opinion of Conyers Dill & Pearman Pte. Ltd.
10.1*	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to 8i Acquisition 2 Corp. Form 8-K filed with the Securities & Exchange Commission on April 12, 2022)
10.2*	Form of First Amendment to Amended and Restated Registration Rights Agreement
10.3*	Indemnification Agreement
10.4*	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.1 to 8i Acquisition 2 Corp. Form 8-K filed with the Securities & Exchange Commission on April 12, 2022)
10.5*	From of Seller Release (incorporated by reference to Exhibit 10.3 to 8i Acquisition 2 Corp. Form 8-K filed with the Securities & Exchange Commission on April 12, 2022)
10.6*	Settlement Agreement with Mr. Meng Dong (James) Tan, dated May 16, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on May 26, 2023)
10.7*	Settlement Agreement with 8i Holdings 2 Pte Ltd., dated May 16, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on May 26, 2023)
10.8*	Settlement Agreement with Shine Link Limited, dated May 16, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on May 26, 2023)
10.9*	Settlement Agreement with Menora Capital Pte Ltd, dated May 16, 2023 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on May 26, 2023)
10.10*	Settlement Agreement with Kelvin Chen, dated May 16, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on May 26, 2023)
10.10.1*	Supplemental Agreement with Kelvin Chen, dated June 6, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on June 9, 2023)
10.11*	Amendment to Prepaid Forward Agreement dated June 8, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on June 9, 2023)
10.12*	Amendment to Prepaid Forward Agreement dated June 8, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on June 9, 2023)
16.1*	Letter of UHY LLP to the SEC, dated November 23, 2022
21.1*	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Form 10-K filed with the Securities & Exchange Commission on June 28, 2023)
23.1	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1 thereto)
23.2	Consent of Marcum Asia LLP
23.3	Consent of Friedman LLP
23.4*

Consent of Friedman LLP under “Change in Registrant’s Certifying Accountant” (incorporated by reference to Exhibit 23.2 to the Annual Report on Form 10-K filed with the Securities & Exchange Commission on June 28, 2023)

23.5	Consent of UHY LLP
24.1	Power of Attorney (included on signature page)
104	Cover Page Interactive Data File (formatted as Inline XBRL)
107	Filing Fee Exhibit
*	Previously filed.
**	To be filed by amendment.

(b) Financial Statements. The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the Republic of Singapore, on the 4th day of August, 2023.

EUDA Health Holdings Limited

By:	/s/ Wei Wen Kelvin Chen
Name:	Wei Wen Kelvin Chen
Title:	Chief Executive Officer and Executive Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned registrant, has signed this registration statement in the City of Newark, State of Delaware, on the 4th day of August, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wei Wen Kelvin Chen his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Wei Wen Kelvin Chen	Chief Executive Officer and Executive Director	August 4, 2023

/s/ Steven John Sobak	Chief Financial Officer	August 4, 2023

/s/ Kong-Yew Wong	Director	August 4, 2023

/s/ Ajay Kumar Rajpal	Director	August 4, 2023

/s/ Eric Lew	Director	August 4, 2023

/s/ Alfred Lim	Director	August 4, 2023

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